Exhibit 4.8.1

HERTZ VEHICLE FINANCING LLC,

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

(formerly known as The Bank of New York Trust Company, N.A.),

as Trustee and Securities Intermediary

SERIES 2010-2 SUPPLEMENT

dated as of December 16, 2010

to

THIRD AMENDED AND RESTATED
BASE INDENTURE

dated as of September 18, 2009

$200,000,000  Series 2010-2 Variable Funding Rental Car Asset Backed Notes

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EXHIBITS

Exhibit A:	Form of Series 2010-2 Variable Funding Rental Car Asset Backed Notes
Exhibit B:	Form of Series 2010-2 Letter of Credit
Exhibit C:	Form of Lease Payment Deficit Notice
Exhibit D:	Form of Series 2010-2 Letter of Credit Reduction Notice
Exhibit E:	Form of Purchaser’s Letter
Exhibit F-1:	Form of Monthly Noteholders’ Statement
Exhibit G-1:	Form of Demand Notice
Exhibit G-2:	Form of Series 2010-2 Demand Note
Exhibit H:	Form of Estimated Interest Adjustment Notice
Exhibit I:	[Reserved]
Exhibit J:	Form of Manufacturer Program Officer’s Certificate
Exhibit K:	Maximum Manufacturer Amounts
Exhibit L:	Non-Program Vehicle Report
Exhibit M:	Title Verification Report
Exhibit N:	Additional UCC Representations

v

SERIES 2010-2 SUPPLEMENT dated as of December 16, 2010 (“Series Supplement”) between HERTZ VEHICLE FINANCING LLC, a special purpose limited liability company established under the laws of Delaware (“HVF”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as the Bank of New York Trust Company, N.A.), a national banking association, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”), to the Third Amended and Restated Base Indenture, dated as of September 18, 2009, between HVF and the Trustee (as amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, Sections 2.2 and 12.1 of the Base Indenture provide, among other things, that HVF and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Segregated Series of Notes;

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There is hereby created a Segregated Series of Notes to be issued pursuant to the Base Indenture which shall be designated as Series 2010-2 Variable Funding Rental Car Asset Backed Notes.  On the Series 2010-2 Closing Date, one class of Series 2010-2 Variable Funding Rental Car Asset Backed Notes shall be issued, and be referred to herein as the “Series 2010-2 Notes”.  This Series Supplement shall be a Segregated Series Supplement and the Series 2010-2 Notes created hereby shall be a Segregated Series, a Segregated Nominee Series and a Segregated Collateral Agency Series.

The net proceeds from the sale of the Series 2010-2 Notes shall be deposited in the Series 2010-2 Excess Collection Account and paid to HVF and used (i) to acquire Eligible Vehicles from HGI pursuant to the Purchase Agreement or (ii) for other purposes permitted under the Series 2010-2 Related Documents.

ARTICLE I

DEFINITIONS

(a)           All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Definitions List attached to the Base Indenture as Schedule I thereto, as amended, modified, restated or supplemented from time to time in accordance with the terms of the Base Indenture and, if not defined in Schedule I to the Base Indenture, shall have the meanings assigned thereto in the Series 2010-2 Note Purchase Agreement.  For the avoidance of doubt, to the extent any capitalized term defined herein also has a meaning assigned to such term in the Definitions List attached to the Base Indenture or the Series 2010-2 Note Purchase Agreement, the meaning given to such term herein shall apply for purposes of the Series 2010-2

Supplement.  All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein.  Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2010-2 Notes and not to any other Series of Indenture Notes issued by HVF.  All references herein to the “Series 2010-2 Supplement” shall mean the Base Indenture, as supplemented hereby.

(b)           The following words and phrases shall have the following meanings with respect to the Series 2010-2 Notes (whether such words and phrases are used in this Series Supplement, the Base Indenture or any other Series 2010-2 Related Document) and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“Additional Series 2010-2 Notes” has the meaning specified in Section 11.1 of this Series Supplement.

“Adjusted Aggregate Asset Amount” means, as of any day, the sum of (a) the Series 2010-2 Aggregate Asset Amount and (b) the sum of (1) the amount of cash and Series 2010-2 Permitted Investments on deposit in the Series 2010-2 Collection Account and available for reduction of the Series 2010-2 Principal Amount and (2) the amount of cash and Series 2010-2 Permitted Investments on deposit in the Series 2010-2 Excess Collection Account, in each case, on such day.

“Administrative Agent” has the meaning specified in the Series 2010-2 Note Purchase Agreement.

“Aggregate Outstanding VFN Action” means any amendment, modification, waiver, approval, consent or permission under, or any termination, surrender or assignment of any rights or obligations under, any Series 2010-2 Related Document with respect to which (i) HVF is required pursuant to Section 8.01(b) of the Series 2009-1 Note Purchase Agreement to obtain the consent of Series 2009-1 Noteholders holding more than 50% (and not a higher percentage) of the Series 2009-1 Principal Amount and (ii) such consent of the Series 2009-1 Noteholders has been obtained.

“Aggregate Outstanding VFN Noteholders” means, collectively, the Series 2009-1 Noteholders and the Series 2010-2 Noteholders.

“Aggregate Outstanding VFN Principal Amount” means the sum of (x) the Series 2009-1 Principal Amount and (y) the Series 2010-2 Principal Amount.

“Aggregate Outstanding VFN Threshold Noteholders” means Aggregate Outstanding VFN Noteholders holding in excess of 50% of the Aggregate Outstanding VFN Principal Amount.

“Annual Series 2010-2 Noteholders’ Tax Statement” has the meaning specified in Section 3.2(a) of this Series Supplement.

“Annualized Financing Cost” means, with respect to any Series 2010-2 Interest Period, the amounts payable pursuant to Sections 9.2(a)(i) and (ii) of this Series Supplement with respect to such Series 2010-2 Interest Period, expressed as an annual percent of the Series 2010-2 Principal Amount.

“Bankrupt Manufacturer” means, as of any day, each Manufacturer for which an Event of Bankruptcy (determined without regard to the 60 day period in the case of clause (a) of the definition of Event of Bankruptcy) has occurred; provided that any such Manufacturer for which an Event of Bankruptcy has occurred shall cease to constitute a Bankrupt Manufacturer when it has satisfied the Confirmation Condition.

“Bankrupt Manufacturer Vehicle Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Eligible Program Vehicle Amounts and the Manufacturer Non-Eligible Vehicle Amounts for all Bankrupt Manufacturers as of such date.

“Bankrupt Manufacturer Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Bankrupt Manufacturer Vehicle Amount (other than, in the event that the Nissan Condition is satisfied on such date of determination, any Bankrupt Manufacturer Vehicle Amounts with respect to Nissan) as of such date and the denominator of which is the excess of (A) the Series 2010-2 Aggregate Asset Amount over (B) the Series 2010-2 Exchange Account Amounts, in each case, as of such date.

“BMW/Lexus/Mercedes/Audi Group” means the group of Manufacturers comprised of BMW, Lexus, Mercedes and Audi which has a Series 2010-2 Manufacturer Percentage specified in Column B of Exhibit K hereto.

“Capital Stock”  means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests (including membership interests) in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Capped Category 2 Manufacturer Program Vehicle Percentage” means, as of any date of determination, the lesser of (i) the Category 2 Manufacturer Program Vehicle Percentage as of such date and (ii) 10%.

“Carlyle” means TC Group L.L.C. (which operates under the trade name The Carlyle Group) or any successor thereof.

“Carlyle Investors” means the collective reference to (a) Carlyle Partners IV, L.P., a Delaware limited partnership or any successor thereto, (b) CEP II Participations S.àr.l., a Luxembourg limited liability company or any successor thereto, (c) CP IV Co-investment L.P., a Delaware limited partnership or any successor thereto, (d) CEP II U.S. Investments, L.P., a Delaware limited partnership, or any successor thereto, (e) CMC-Hertz Partners, L.P., a Delaware limited partnership, or any successor thereto and (f) any Affiliate of any thereof.

“Category 1 Manufacturer” means, as of any date of determination, each Series 2010-2 Eligible Manufacturer who as of such date (i) is not a Bankrupt Manufacturer or, in the event that the Nissan Condition is satisfied as of such date of determination, Nissan and (ii) has a long-term unsecured debt rating of at least “Baa2” from Moody’s; provided, that if a Series 2010-2 Eligible Manufacturer does not have a rating from Moody’s, then the rating of an affiliated entity specified by Moody’s shall apply for purposes of this definition; provided, further, that if (a) the rating of a Manufacturer by Moody’s is withdrawn or a Manufacturer is downgraded by Moody’s to a rating that would require the exclusion of such Manufacturer from this definition and (b) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a Category 1 Manufacturer (or, in the case of Nissan, would have been a Category 1 Manufacturer but for the satisfaction of the Nissan Condition), then for purposes of this definition and each instance in which this definition is used in this Series Supplement, such Manufacturer shall be deemed to be rated “Baa2” by Moody’s for a period of thirty (30) days following the earlier of (i) the date on which any of the Series 2010-2 Administrator, HVF or the Series 2010-2 Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee or the Administrative Agent notifies the Series 2010-2 Servicer of such withdrawal or downgrade.

“Category 1 Manufacturer Eligible Program Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Eligible Program Vehicle Amounts for all Category 1 Manufacturers as of such date.

“Category 1 Manufacturer Eligible Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Category 1 Manufacturer Eligible Program Vehicle Amount as of such date and the denominator of which is the excess of (A) the Series 2010-2 Aggregate Asset Amount over (B) the Series 2010-2 Exchange Account Amounts, in each case, as of such date.

“Category 1 Manufacturer Non-Eligible Program Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Non-Eligible Program Vehicle Amounts for all Category 1 Manufacturers as of such date.

“Category 1 Manufacturer Non-Eligible Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Category 1 Manufacturer Non-Eligible Program Vehicle Amount as of such date and the denominator of which is the excess of (A) the Series 2010-2 Aggregate Asset Amount over (B) the Series 2010-2 Exchange Account Amounts, in each case, as of such date.

“Category 2 Manufacturer” means, as of any date of determination, each Series 2010-2 Eligible Manufacturer who as of such date (i) is not a Bankrupt Manufacturer or, in the event that the Nissan Condition is satisfied as of such date of determination, Nissan and (ii) has a long-term unsecured debt rating of at least “Baa3” from Moody’s, but which does not have a long-term unsecured debt rating of at least “Baa2” from Moody’s; provided that if a Series 2010-2 Eligible Manufacturer does not have a rating from Moody’s, then the rating of an affiliated entity specified by Moody’s shall apply for purposes of this definition; provided, further, that if (a) (x) a Manufacturer is downgraded by Moody’s to a rating that would require inclusion of such Manufacturer in this definition and (y) prior to such downgrade, as the case may be, such Manufacturer was a Category 1 Manufacturer (or, in the case of Nissan, would have been a Category 1 Manufacturer but for the satisfaction of the Nissan Condition), then for purposes of this definition and each instance in which this definition is used in this Series Supplement, such Manufacturer shall be deemed to be rated “Baa2” by Moody’s for a period of thirty (30) days following the earlier of (i) the date on which any of the Series 2010-2 Administrator, HVF or the Series 2010-2 Servicer obtains actual knowledge of such downgrade and (ii) the date on which the Trustee or the Administrative Agent notifies the Series 2010-2 Servicer of such downgrade or (b) (x) the rating of a Manufacturer by Moody’s is withdrawn or a Manufacturer is downgraded by Moody’s to a rating that would require the exclusion of such Manufacturer from this definition and (y) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a Category 2 Manufacturer (or, in the case of Nissan, would have been a Category 2 Manufacturer but for the satisfaction of the Nissan Condition), then such Manufacturer shall be deemed to be rated “Baa3” by Moody’s for a period of thirty (30) days following the earlier of (i) the date on which any of the Series 2010-2 Administrator, HVF or the Series 2010-2 Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee or the Administrative Agent notifies the Series 2010-2 Servicer of such withdrawal or downgrade.

“Category 2 Manufacturer Eligible Program Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Eligible Program Vehicle Amounts for all Category 2 Manufacturers as of such date.

“Category 2 Manufacturer Eligible Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Category 2 Manufacturer Eligible Program Vehicle Amount as of such date and the denominator of which is the excess of (A) the Series 2010-2 Aggregate Asset Amount over (B) the Series 2010-2 Exchange Account Amounts, in each case, as of such date.

“Category 2 Manufacturer Non-Eligible Program Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Non-Eligible Program Vehicle Amounts for all Category 2 Manufacturers as of such date.

“Category 2 Manufacturer Non-Eligible Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Category 2 Manufacturer Non-Eligible Program Vehicle Amount as of such date and the denominator of which is the excess of (A) the Series 2010-2 Aggregate Asset Amount over (B) the Series 2010-2 Exchange Account Amounts, in each case, as of such date.

“Category 2 Manufacturer Program Vehicle Percentage” means, as of any date of determination, the sum of (i) the Category 2 Manufacturer Eligible Program Vehicle Percentage as of such date and (ii) the Category 2 Manufacturer Non-Eligible Program Vehicle Percentage as of such date.

“Category 3 Manufacturer” means, as of any date of determination, each Series 2010-2 Eligible Manufacturer that as of such date (i) is not a Bankrupt Manufacturer or, in the event that the Nissan Condition is satisfied as of such date of determination, Nissan and (ii) does not have a long-term unsecured debt rating of at least “Baa3” from Moody’s; provided that if a Series 2010-2 Eligible Manufacturer does not have a rating from Moody’s, then the rating of an affiliated entity specified by Moody’s shall apply for purposes of this definition; provided, further, that if (a) the rating of a Manufacturer by Moody’s is withdrawn or a Manufacturer is downgraded by Moody’s to a rating that would require inclusion of such Manufacturer in this definition and (b) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a Category 1 Manufacturer or a Category 2 Manufacturer (or, in the case of Nissan, would have been a Category 1 Manufacturer or a Category 2 Manufacturer but for the satisfaction of the Nissan Condition), then for purposes of this definition and each instance in which this definition is used in this Series Supplement, such Manufacturer shall be deemed to be rated “Baa3” by Moody’s for a period of thirty (30) days following the earlier of (i) the date on which any of the Series 2010-2 Administrator, HVF or the Series 2010-2 Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee or the Administrative Agent notifies the Series 2010-2 Servicer of such withdrawal or downgrade.

“CD&R” means Clayton, Dubilier & Rice, LLC and any successor in interest thereto, and any successor to its investment management business.

“CD&R Investors”  means the collective reference to (i) Clayton, Dubilier & Rice Fund VII, L.P., a Cayman Islands exempted limited partnership or any successor thereto, (ii) CD&R CCMG Co-Investor L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (iii) CD&R Parallel Fund VII, L.P., a Cayman Islands exempted limited partnership or any successor thereto and (iv) any Affiliate of any thereof.

“Change of Control”  means the occurrence of any of the following events:  (a) (x) the Permitted Holders shall in the aggregate be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares of Voting Stock having less than 35% of the total voting power of all outstanding shares of the Relevant Parent Entity and (y) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent Entity, shall be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares of Voting Stock having more than 35% of the total voting power of all outstanding shares of the Relevant Parent Entity, (b) the Continuing Directors shall cease to constitute a majority of the members of the board of directors of Hertz or (c) Hertz shall cease to own directly 100% of the Capital Stock of HVF.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the Common Stock, par value $0.01 per share, of Holdings, or such other Capital Stock into which Holdings’s common stock is reclassified or changed.

“Confirmation Condition” means, with respect to a Manufacturer that is the subject of an Event of Bankruptcy that is a proceeding under Chapter 11 of the Bankruptcy Code to reorganize (the “Proceeding”), a condition that is satisfied upon entry and during the effectiveness of an order by the bankruptcy court having jurisdiction over the Proceeding approving (i) (A) assumption under Section 365 of the Bankruptcy Code by the Manufacturer, or trustee in bankruptcy on its behalf, of its Series 2010-2 Manufacturer Program (and all related Series 2010-2 Assignment Agreements), (B) at the time of such assumption, payment of all amounts relating to the Series 2010-2 Vehicles due and payable by the Manufacturer to HVF or any of its Affiliates under its Series 2010-2 Manufacturer Program, and (C) all actions and payments necessary to cure all existing defaults relating to the Series 2010-2 Vehicles by the Manufacturer with respect to HVF or any of its Affiliates under the Series 2010-2 Manufacturer Program to the date of effectiveness of such order, or (ii) (A) execution, delivery and performance by the Manufacturer of (x) a new post-petition Series 2010-2 Manufacturer Program under which HVF is an eligible fleet purchaser and having substantially the same terms and covering Series 2010-2 Vehicles with substantially the same characteristics as the Series 2010-2 Manufacturer Program in effect on the date the Proceeding was commenced and (y) new Series 2010-2 Assignment Agreements effecting the assignment of the benefits of such new Series 2010-2 Manufacturer Program from HVF to the Collateral Agent acknowledged by such Manufacturer, (B) payment of all amounts relating to the Series 2010-2 Vehicles due and payable by such Manufacturer to HVF or any of its Affiliates under the Series 2010-2 Manufacturer Program in effect on the date the Proceeding was commenced at the time of the execution and delivery of the new post-petition Series 2010-2 Manufacturer Program, and (C) all actions and payments necessary to cure all existing defaults relating to the Series 2010-2 Vehicles by the Manufacturer with respect to HVF or any of its Affiliates under the Series 2010-2 Manufacturer Program in effect on the date the Proceeding was commenced to the date of effectiveness of such order, and in each case described in clause (i) or (ii) above, the actions and payments in subclauses (B) and (C) of each such clause have been taken or made.

“Continuing Directors” means the directors of Hertz on the Series 2010-2 Closing Date and each other director whose election or nomination for election to the board of directors of Hertz is recommended by at least a majority of the then Continuing Directors or is approved by one or more Permitted Holders.

“Credit Support Annex” has the meaning set forth in Section 9.11(b) of this Series Supplement.

“Decrease” means a Mandatory Decrease or a Voluntary Decrease, as applicable.

“Demand Notice” has the meaning specified in Section 9.4(b)(iii) of this Series Supplement.

“Eligible Interest Rate Cap Provider” means a counterparty to a Series 2010-2 Interest Rate Cap that is a bank, other financial institution or Person which satisfies the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings (or whose present and future obligations under its Series 2010-2 Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance reasonably satisfactory to the Administrative Agent and satisfying the other requirements set forth in the related Series 2010-2 Interest Rate Cap) provided by a guarantor which satisfies the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings).

“Eligible Program Vehicle Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Series 2010-2 Aggregate Asset Amount” for such date: (i) the Series 2010-2 Net Book Value of all Series 2010-2 Eligible Program Vehicles that are Series 2010-2 Eligible Vehicles as of such date and not turned in to and accepted by the Manufacturer thereof pursuant to its Series 2010-2 Manufacturer Program, not delivered and accepted for Series 2010-2 Auction pursuant to a Series 2010-2 Manufacturer Program or not otherwise sold or deemed to be sold under the Series 2010-2 Related Documents, plus (ii) the aggregate amount of Series 2010-2 Manufacturer Receivables (other than Series 2010-2 Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by Manufacturers which are Series 2010-2 Eligible Program Manufacturers with respect to Series 2010-2 Vehicles that were Series 2010-2 Eligible Vehicles and Series 2010-2 Eligible Program Vehicles when turned in to and accepted by such Manufacturers or delivered and accepted for Series 2010-2 Auction, plus (iii) with respect to Series 2010-2 Eligible Vehicles that were Series 2010-2 Eligible Program Vehicles that have been delivered and accepted for Series 2010-2 Auction pursuant to a Series 2010-2 Manufacturer Program with a Manufacturer which is a Series 2010-2 Eligible Program Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Series 2010-2 Auction of such Series 2010-2 Eligible Vehicles as of such date, plus (iv) with respect to Series 2010-2 Eligible Vehicles that were Series 2010-2 Eligible Program Vehicles that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Series 2010-2 Auction, otherwise sold or become a Series 2010-2 Casualty, any accrued and unpaid Series 2010-2 Casualty Payments or Series 2010-2 Termination Payments with respect to such Series 2010-2 Eligible Vehicles as of such date under the Series 2010-2 Lease, plus (v) with respect to Series 2010-2 Eligible Vehicles that were Series 2010-2 Eligible Program Vehicles that have been turned in to and accepted by the Manufacturer thereof, delivered for Series 2010-2 Auction or otherwise sold, any accrued and unpaid Series 2010-2 Monthly Base Rent with respect to such Series 2010-2 Eligible Vehicles as of such date under the Series 2010-2 Lease, plus

(vi) with respect to Series 2010-2 Eligible Vehicles that were Series 2010-2 Eligible Program Vehicles sold by HVF to a third party pursuant to Section 2.5(a) of the Series 2010-2 Lease, any non-return incentives payable to HVF under a Series 2010-2 Manufacturer Program by a Series 2010-2 Eligible Program Manufacturer in respect of the sale of such Series 2010-2 Vehicles outside of the related Series 2010-2 Manufacturer Program as of such date, plus (vii) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Series 2010-2 Monthly Base Rent payable on the next Payment Date with respect to all Series 2010-2 Eligible Vehicles that are Series 2010-2 Eligible Program Vehicles as of such date and that have not been turned in to and accepted by the Manufacturer thereof pursuant to its Series 2010-2 Manufacturer Program, not been delivered and accepted for Series 2010-2 Auction pursuant to a Series 2010-2 Manufacturer Program and not otherwise been sold or deemed to be sold under the Series 2010-2 Related Documents.

“Equity Investors” means the collective reference to (a) the CD&R Investors, the Carlyle Investors and the Merrill Lynch Investors and (b) any Person that acquired Voting Stock of Holdings on or prior to December 21, 2005, and any Affiliate of such Person.

“Estimated Interest” has the meaning specified in Section 9.2(a) of this Series Supplement.

“Estimated Interest Adjustment Amount” means, with respect to any Determination Date, the result (whether a positive or negative number) of (i) the actual amount of Series 2010-2 Monthly Interest that accrued during the Estimated Interest Period which commenced on the immediately preceding Determination Date minus (ii) the Estimated Interest with respect to such Estimated Interest Period.

“Estimated Interest Adjustment Notice” has the meaning specified in Section 9.2(a) of this Series Supplement.

“Estimated Interest Period” has the meaning specified in Section 9.2(a) of this Series Supplement.

“Eurodollar Rate” has the meaning set forth in the Series 2010-2 Note Purchase Agreement.

“Eurodollar Rate (Reserve Adjusted)” has the meaning set forth in the Series 2010-2 Note Purchase Agreement.

“Excluded Redesignated Vehicle” means each Series 2010-2 Vehicle manufactured by a Manufacturer with respect to which an Event of Bankruptcy has occurred that becomes a Series 2010-2 Redesignated Vehicle prior to the Inclusion Date for such Vehicle, as of and from the date such Series 2010-2 Vehicle becomes a Series 2010-2 Redesignated Vehicle to and until the Inclusion Date for such Vehicle.

“Expected Final Payment Date” means March 25, 2013.

“Fiat” eans a Person designated by HVF and organized under the laws of the United States of America that distributes automobiles manufactured under the brand “Fiat”.

“Financial Assets” has the meaning specified in Section 9.10(b)(i) of this Series Supplement.

“Group of Manufacturers” means the BMW/Lexus/Mercedes/Audi Group and/or the Kia/Subaru/Hyundai Group as the context may require.

“Holdings” means Hertz Global Holdings, Inc.

“Inclusion Date” means, with respect to any Series 2010-2 Vehicle manufactured by a Manufacturer with respect to which an Event of Bankruptcy has occurred, the date that is 30 days after the earlier of (i) the date such Series 2010-2 Vehicle became a Series 2010-2 Redesignated Vehicle and (ii) the date upon which such Event of Bankruptcy with respect to the Manufacturer of such Series 2010-2 Vehicle first occurred.

“Increase” has the meaning specified in Section 8.1(a) of this Series Supplement.

“Indenture Carrying Charges” means, as of any day, any fees or other costs, fees and expenses and indemnity amounts, if any, payable by HVF to the Trustee, the Intermediary under the Master Exchange Agreement, the Series 2010-2 Noteholders under the Series 2010-2 Note Purchase Agreement (other than any Program Fee or any Undrawn Fee) or the Nominee under the Indenture or the Series 2010-2 Related Documents plus any other operating expenses of HVF then payable by HVF (other than any such operating expenses that relate solely to any Series of Indenture Notes other than the Series 2010-2 Notes).

“Ineligible Receivable Applicable Manufacturer Receivables” means, as of any date of determination, the portion of the Ineligible Receivable Manufacturer Receivable Amount that does not constitute a portion of the Series 2010-2 Ineligible Non-Investment Grade Manufacturer Receivable Amount as of such date.

“Ineligible Receivable Manufacturer” means a Manufacturer that is a Category 2 Manufacturer, a Category 3 Manufacturer or a Bankrupt Manufacturer.

“Ineligible Receivable Manufacturer Receivable Adjusted Amount” means, as of any date of determination, the excess of (a) the Ineligible Receivable Manufacturer Receivable Amount over (b) the Ineligible Receivable Manufacturer Receivable Adjustment Total, in each case, as of such date of determination.

“Ineligible Receivable Manufacturer Receivable Adjustment” means, as of any date of determination, for each Manufacturer that is an Ineligible Receivable Manufacturer but not a Series 2010-2 Non-Investment Grade Manufacturer, the sum of (I) the product of (a) the Series 2010-2 Manufacturer Excess with respect to such

Manufacturer and (b) the quotient of (i) the Ineligible Receivable Manufacturer Receivable Amount with respect to such Manufacturer divided by (ii) the Series 2010-2 Manufacturer Amount for such Manufacturer and (II) in the event such Manufacturer is part of a Group of Manufacturers, the product of (a) the Series 2010-2 Manufacturer Excess with respect to such Group of Manufacturers, (b) the Series 2010-2 Manufacturer Ineligible Receivable Group Proportion with respect to such Manufacturer and (c) the quotient of (i) the Ineligible Receivable Manufacturer Receivable Amount with respect to such Manufacturer divided by (ii) the Series 2010-2 Manufacturer Amount for such Manufacturer, in each case, as of such date of determination.

“Ineligible Receivable Manufacturer Receivable Adjustment Total” means, as of any date of determination, the sum of (i) the aggregate Ineligible Receivable Manufacturer Receivable Adjustment for all Manufacturers and (ii) the product of (a) the amount determined pursuant to clause (ii)(2) of the definition of “Series 2010-2 Required Incremental Enhancement Amount” and (b) the quotient of (I) the portion of the Non-Eligible Manufacturer Amount attributable to Ineligible Receivable Applicable Manufacturer Receivables over (II) the Non-Eligible Manufacturer Amount, in each case, as of such date of determination.

“Ineligible Receivable Manufacturer Receivable Amount” means, as of any date of determination, with respect to each Ineligible Receivable Manufacturer, an amount equal to the sum (without duplication) of the following amounts, but only to the extent that such amounts are included in clauses (i) through (x) of the definition of Series 2010-2 Aggregate Asset Amount for such date: (a) the aggregate amount of Series 2010-2 Manufacturer Receivables (other than Series 2010-2 Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Ineligible Receivable Manufacturer with respect to Series 2010-2 Vehicles that are Series 2010-2 Eligible Vehicles and Series 2010-2 Eligible Program Vehicles when turned in to and accepted by such Ineligible Receivable Manufacturer or delivered and accepted for Series 2010-2 Auction, plus (b) the aggregate amount of Series 2010-2 Manufacturer Receivables (other than Series 2010-2 Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Ineligible Receivable Manufacturers with respect to Series 2010-2 Vehicles that were Series 2010-2 Eligible Vehicles but not Series 2010-2 Eligible Program Vehicles when turned in to and accepted by such Ineligible Receivable Manufacturer or delivered and accepted for Series 2010-2 Auction; provided, that the definition of “Ineligible Receivable Manufacturer Receivable Amount” may be amended by HVF with the consent of the Funding Agents; provided further that any Ineligible Receivable Manufacturer may be excluded from this definition by HVF with the consent of the Funding Agents.

“Interest Rate Cap Provider” means HVF’s counterparty under a Series 2010-2 Interest Rate Cap.

“Investor Group Maximum Principal Increase” has the meaning set forth in the Series 2010-2 Note Purchase Agreement.

“Kia/Subaru/Hyundai Group” means the group of Manufacturers comprised of Kia, Subaru and Hyundai which has a Series 2010-2 Manufacturer Percentage specified in Column B of Exhibit K hereto.

“Lease Payment Deficit Notice” has the meaning specified in Section 9.2(b) of this Series Supplement.

“Legal Final Payment Date” means the one-year anniversary of the Expected Final Payment Date.

“Management Investors” means the collective reference to the officers, directors, employees and other members of the management of any Parent Entity, Hertz or any of their Subsidiaries, or family members or relatives thereof or trusts for the benefit of any of the foregoing, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, common stock of Hertz or any Parent Entity.

“Mandatory Decrease” has the meaning specified in Section 8.2(a) of this Series Supplement.

“Manufacturer Eligible Program Vehicle Amount” means, as of any date of determination, with respect to any Manufacturer, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Series 2010-2 Aggregate Asset Amount” for such date: (i) the Series 2010-2 Net Book Value of all Series 2010-2 Eligible Program Vehicles that are Series 2010-2 Eligible Vehicles as of such date that were manufactured by such Manufacturer or an Affiliate thereof and not turned in to and accepted by such Manufacturer pursuant to its Series 2010-2 Manufacturer Program, not delivered and accepted for Series 2010-2 Auction pursuant to its Series 2010-2 Manufacturer Program or not otherwise sold or deemed to be sold under the Series 2010-2 Related Documents, plus (ii) the aggregate amount of Series 2010-2 Manufacturer Receivables (other than Series 2010-2 Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Manufacturer with respect to Series 2010-2 Vehicles that were Series 2010-2 Eligible Vehicles and Series 2010-2 Eligible Program Vehicles when turned in to and accepted by such Manufacturer or delivered and accepted for Series 2010-2 Auction, plus (iii) with respect to Series 2010-2 Eligible Vehicles that were Series 2010-2 Eligible Program Vehicles that have been delivered and accepted for Series 2010-2 Auction pursuant to a Series 2010-2 Manufacturer Program with such Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Series 2010-2 Auction of such Series 2010-2 Eligible Vehicles as of such date, plus (iv) with respect to Series 2010-2 Eligible Vehicles that were Series 2010-2 Eligible Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Manufacturer, delivered and accepted for Series 2010-2 Auction, otherwise sold or become a Series 2010-2 Casualty, any accrued and unpaid Series 2010-2 Casualty Payments or Series 2010-2 Termination Payments with respect to such Series 2010-2 Eligible Vehicles as of such date under the Series 2010-2 Lease, plus (v) with respect to Series 2010-2 Eligible Vehicles that were Series 2010-2 Eligible

Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Manufacturer, delivered and accepted for Series 2010-2 Auction or otherwise sold, any accrued and unpaid Series 2010-2 Monthly Base Rent with respect to such Series 2010-2 Eligible Vehicles as of such date under the Series 2010-2 Lease plus (vi) with respect to Series 2010-2 Eligible Vehicles that were Series 2010-2 Eligible Program Vehicles sold by HVF to a third party pursuant to Section 2.5(a) of the Series 2010-2 Lease, any non-return incentives payable to HVF under a Series 2010-2 Manufacturer Program by such Manufacturer in respect of the sale of such Series 2010-2 Vehicles outside of the related Series 2010-2 Manufacturer Program as of such date, plus (vii) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Series 2010-2 Monthly Base Rent payable on the next Payment Date with respect to all Series 2010-2 Eligible Vehicles that are Series 2010-2 Eligible Program Vehicles as of such date that were manufactured by such Manufacturer or an Affiliate thereof and that have not been turned in to and accepted by such Manufacturer pursuant to its Series 2010-2 Manufacturer Program, not been delivered and accepted for Series 2010-2 Auction pursuant to its Series 2010-2 Manufacturer Program and not otherwise been sold or deemed to be sold under the Series 2010-2 Related Documents.  For the purposes of this definition, an Affiliate of a Manufacturer shall not include any Person who is included as a Manufacturer hereunder.

“Manufacturer Non-Eligible Program Vehicle Amount” means, as of any date of determination, with respect to any Manufacturer, an amount equal to the portion of the Manufacturer Non-Eligible Vehicle Amount for such Manufacturer as of such date allocable to or arising from Series 2010-2 Non-Eligible Program Vehicles.

“Manufacturer Non-Eligible Vehicle Adjusted Amount” means, as of any date of determination, with respect to any Manufacturer, an amount equal to the excess of (i) the Manufacturer Non-Eligible Vehicle Amount with respect to such Manufacturer over (ii) the Manufacturer Non-Eligible Vehicle Amount Adjustment with respect to such Manufacturer, in each case, as of such date of determination.

“Manufacturer Non-Eligible Vehicle Amount Adjustment” means, as of any date of determination, with respect to any Manufacturer, the sum of (I) the sum of (i) the Series 2010-2 Manufacturer Excess Reduction with respect to such Manufacturer and (ii) in the event that such Manufacturer is part of a Group of Manufacturers, the product of (A) the Series 2010-2 Manufacturer Excess Reduction with respect to such Group of Manufacturers and (B) the Series 2010-2 Manufacturer Non-Eligible Vehicle Group Proportion with respect to such Manufacturer and (II) in the event that such Manufacturer is not a Series 2010-2 Eligible Manufacturer, the product of (x) the amount determined pursuant to clause (ii)(2) of the definition of “Series 2010-2 Required Incremental Enhancement Amount” and (y) the quotient expressed as a percentage of (i) the portion of the Non-Eligible Manufacturer Amount attributable to such Manufacturer and (ii) the Non-Eligible Manufacturer Amount, in each case, as of such date of determination.

“Manufacturer Non-Eligible Vehicle Amount” means, as of any date of determination, with respect to any Manufacturer, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Series 2010-2 Aggregate Asset Amount” for such date: (i) the Series 2010-2 Net Book Value of all Series 2010-2 Non-Eligible Program Vehicles or Series 2010-2 Non-Program Vehicles that are Series 2010-2 Eligible Vehicles as of such date that were manufactured by such Manufacturer or an Affiliate thereof and not turned in to and accepted by such Manufacturer thereof pursuant to its Series 2010-2 Manufacturer Program, not delivered and accepted for Series 2010-2 Auction pursuant to its Series 2010-2 Manufacturer Program or not otherwise sold or deemed to be sold under the Series 2010-2 Related Documents, plus (ii) the aggregate amount of Series 2010-2 Manufacturer Receivables (other than Series 2010-2 Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Manufacturer with respect to Vehicles that were Series 2010-2 Eligible Vehicles and Series 2010-2 Non-Eligible Program Vehicles when turned in to and accepted by such Manufacturer or delivered and accepted for Series 2010-2 Auction, plus (iii) with respect to Series 2010-2 Eligible Vehicles that were Series 2010-2 Non-Eligible Program Vehicles that have been delivered and accepted for Series 2010-2 Auction pursuant to a Series 2010-2 Manufacturer Program with such Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any Person in connection with the Series 2010-2 Auction of such Series 2010-2 Eligible Vehicles as of such date, plus (iv) with respect to Series 2010-2 Eligible Vehicles that were Series 2010-2 Non-Eligible Program Vehicles or Series 2010-2 Non-Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Manufacturer, delivered and accepted for Series 2010-2 Auction, otherwise sold or become a Series 2010-2 Casualty, any accrued and unpaid Series 2010-2 Casualty Payments or Series 2010-2 Termination Payments with respect to such Series 2010-2 Eligible Vehicles as of such date under the Series 2010-2 Lease, plus (v) with respect to Series 2010-2 Eligible Vehicles that were Series 2010-2 Non-Eligible Program Vehicles or Series 2010-2 Non-Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Manufacturer, delivered and accepted for Series 2010-2 Auction or otherwise sold, any accrued and unpaid Series 2010-2 Monthly Base Rent with respect to such Series 2010-2 Eligible Vehicles as of such date under the Series 2010-2 Lease, plus (vi) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Series 2010-2 Monthly Base Rent payable on the next Payment Date with respect to all Series 2010-2 Eligible Vehicles as of such date that are Series 2010-2 Non-Eligible Program Vehicles or Series 2010-2 Non-Program Vehicles manufactured by such Manufacturer or an Affiliate thereof and that have not been turned in to and accepted by such Manufacturer thereof pursuant to its Series 2010-2 Manufacturer Program, not been delivered and accepted for Series 2010-2 Auction pursuant to a Series 2010-2 Manufacturer Program and not otherwise been sold or deemed to be sold under the Series 2010-2 Related Documents.  For the purposes of this definition, an Affiliate of a Manufacturer shall not include any Person who is included as a Manufacturer hereunder.

“Manufacturer Program” means a Series 2010-2 Manufacturer Program.

“Market Value Average” means, as of any day on or after the third Determination Date occurring after the Series 2010-2 Closing Date, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the average of the Non-Program Fleet Market Value as of the Determination Date preceding such day (or as of such day if such day is a Determination Date) and the two Determination Dates precedent thereto and the denominator of which is the average of the aggregate Series 2010-2 Net Book Value of all Series 2010-2 Non-Program Vehicles (excluding any Excluded Redesignated Vehicles) as of the preceding Determination Date and the two Determination Dates precedent thereto.

“Maximum Investor Group Principal Amount” has the meaning set forth in the Series 2010-2 Note Purchase Agreement.

“Merrill Lynch Investors” means the collective reference to (i) ML Global Private Equity Fund, L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (ii) Merrill Lynch Ventures L.P. 2001, a Delaware limited partnership, or any successor thereto, (iii) CMC-Hertz Partners, L.P., a Delaware limited partnership, or any successor thereto, (iv) ML Hertz Co-Investor, L.P., a Delaware limited partnership, or any successor thereto and (v) any Affiliate of any thereof.

“Mini” means a Person designated by HVF and organized under the laws of the United States of America that distributes automobiles manufactured under the brand “MINI” or “MINI-Cooper”.

“ML” means Merrill Lynch Global Private Equity, Inc. (formerly known as Merrill Lynch Global Partners, Inc.), or any successor thereto.

“Moody’s First Trigger Required Ratings” means, with respect to any entity, rating requirements which are satisfied where (i) if such entity has a short-term, unsecured and unsubordinated debt obligation rating by Moody’s, such rating is “Prime-1” and its long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating is “A2” or above by Moody’s or (ii) if such entity does not have a short-term, unsecured and unsubordinated debt obligation rating by Moody’s, its long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating is “A1” or above by Moody’s.

“Moody’s Second Trigger Required Ratings” means, with respect to any entity, rating requirements which are satisfied where (i) if such entity has a short-term, unsecured and unsubordinated debt obligation rating by Moody’s, such rating is “Prime-2” or above and its long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating is “A3” or above by Moody’s or (ii) if such entity does not have a short-term, unsecured and unsubordinated debt obligation rating by Moody’s, its long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating is “A3” or above by Moody’s.

“New York UCC” has the meaning specified in Section 9.10(b)(i) of this Series Supplement.

“Nissan Condition” means, as of any date of determination, a condition which will be satisfied in the event that, as of such date of determination, (i) the Nissan Percentage exceeds the Nissan Threshold and (ii) the Nissan Percentage has exceeded the Nissan Threshold for at least thirty consecutive days.

“Nissan Enhancement Percentage” means, as of any date of determination on which (1) the Nissan Condition is satisfied and the Nissan Program Percentage is greater than the Nissan Program Threshold (A) in the event that Nissan would be considered a Category 1 Manufacturer or a Category 2 Manufacturer but for the satisfaction of the Nissan Condition on such date of determination, 45%, (B) in the event that Nissan would be considered a Category 3 Manufacturer but for the satisfaction of the Nissan Condition on such date of determination, 50% or (C) in the event that Nissan is a Bankrupt Manufacturer, 55% or (2) the Nissan Condition is satisfied and the Nissan Program Percentage is less than or equal to the Nissan Program Threshold (A) in the event that Nissan would be considered a Category 1 Manufacturer or a Category 2 Manufacturer but for the satisfaction of the Nissan Condition on such date of determination, 50%, (B) in the event that Nissan would be considered a Category 3 Manufacturer but for the satisfaction of the Nissan Condition on such date of determination, 55% or (C) in the event that Nissan is a Bankrupt Manufacturer, 60%, in each case, as of such date of determination.  For the avoidance of doubt, on any date of determination on which the Nissan Condition is not satisfied, the Nissan Enhancement Percentage shall equal 0%.  The “Nissan Enhancement Percentage” may be modified in any manner with the consent of HVF and each Funding Agent.

“Nissan Percentage” means, as of any date of determination, the quotient (expressed as a percentage) of (i) the Series 2010-2 Manufacturer Amount with respect to Nissan divided by (ii) the excess of (A) the Series 2010-2 Aggregate Asset Amount over (B) the Series 2010-2 Exchange Account Amounts, in each case, as of such date

“Nissan Program Percentage” means, as of any date of determination, the quotient (expressed as a percentage) of (i) the sum of (a) the Manufacturer Non-Eligible Program Vehicle Amount with respect to Nissan and (b) the Manufacturer Eligible Program Vehicle Amount with respect to Nissan and (ii) the Series 2010-2 Manufacturer Amount with respect to Nissan, in each case, as of such date of determination.

“Nissan Program Threshold” means 33%.

“Nissan Threshold” means 35%.

“Non-Eligible Manufacturer Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Series 2010-2 Aggregate Asset Amount” for such date: (i) the Series 2010-2 Net Book Value of all Series 2010-2 Vehicles that are Series 2010-2 Eligible Vehicles as of such date that were manufactured by Manufacturers other than Series 2010-2 Eligible Manufacturers and not turned in to and accepted by the Manufacturer thereof pursuant to its Series 2010-2 Manufacturer Program, not delivered and accepted for Series 2010-2

Auction pursuant to its Series 2010-2 Manufacturer Program or not otherwise sold or deemed to be sold under the Series 2010-2 Related Documents, plus (ii) the aggregate amount of Series 2010-2 Manufacturer Receivables (other than Series 2010-2 Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by Manufacturers other than Series 2010-2 Eligible Manufacturers with respect to Series 2010-2 Vehicles that were Series 2010-2 Eligible Vehicles when turned in to and accepted by such Manufacturers or delivered and accepted for Series 2010-2 Auction, plus (iii) with respect to Series 2010-2 Eligible Vehicles that have been delivered and accepted for Series 2010-2 Auction pursuant to a Series 2010-2 Manufacturer Program with a Manufacturer other than a Series 2010-2 Eligible Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any Person in connection with the Series 2010-2 Auction of such Series 2010-2 Eligible Vehicles as of such date, plus (iv) with respect to Series 2010-2 Eligible Vehicles that were manufactured by Manufacturers other than Series 2010-2 Eligible Manufacturers that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Series 2010-2 Auction, otherwise sold or become a Series 2010-2 Casualty, any accrued and unpaid Series 2010-2 Casualty Payments or Series 2010-2 Termination Payments with respect to such Series 2010-2 Eligible Vehicles as of such date under the Series 2010-2 Lease, plus (v) with respect to Series 2010-2 Eligible Vehicles that were manufactured by Manufacturers other than Series 2010-2 Eligible Manufacturers that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Series 2010-2 Auction or otherwise sold, any accrued and unpaid Series 2010-2 Monthly Base Rent with respect to such Series 2010-2 Eligible Vehicles as of such date under the Series 2010-2 Lease, plus (vi) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Series 2010-2 Monthly Base Rent payable on the next Payment Date with respect to all Series 2010-2 Eligible Vehicles as of such date that were manufactured by Manufacturers other than Series 2010-2 Eligible Manufacturers and that have not been turned in to and accepted by the Manufacturer thereof pursuant to its Series 2010-2 Manufacturer Program, not been delivered and accepted for Series 2010-2 Auction pursuant to its Series 2010-2 Manufacturer Program and not otherwise been sold or deemed to be sold under the Series 2010-2 Related Documents.

“Non-Eligible Vehicle Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Series 2010-2 Aggregate Asset Amount” for such date: (i) the Series 2010-2 Net Book Value of all Series 2010-2 Non-Eligible Program Vehicles and Series 2010-2 Non-Program Vehicles that are Series 2010-2 Eligible Vehicles as of such date and not turned in to and accepted by the Manufacturer thereof pursuant to its Series 2010-2 Manufacturer Program, not delivered and accepted for Series 2010-2 Auction pursuant to its Series 2010-2 Manufacturer Program or not otherwise sold or deemed to be sold under the Series 2010-2 Related Documents, plus (ii) the aggregate amount of Series 2010-2 Manufacturer Receivables (other than Series 2010-2 Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by Manufacturers with respect to Vehicles that were Series 2010-2 Eligible Vehicles and Series 2010-2 Non-Eligible Program Vehicles when turned in to and accepted by such

Manufacturers or delivered and accepted for Series 2010-2 Auction, plus (iii) with respect to Series 2010-2 Eligible Vehicles that were Series 2010-2 Non-Eligible Program Vehicles that have been delivered and accepted for Series 2010-2 Auction pursuant to a Series 2010-2 Manufacturer Program with a Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any Person in connection with the Series 2010-2 Auction of such Series 2010-2 Eligible Vehicles as of such date, plus (iv) with respect to Series 2010-2 Eligible Vehicles that were Series 2010-2 Non-Eligible Program Vehicles or Series 2010-2 Non-Program Vehicles that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Series 2010-2 Auction, otherwise sold or become a Series 2010-2 Casualty, any accrued and unpaid Series 2010-2 Casualty Payments or Series 2010-2 Termination Payments with respect to such Series 2010-2 Eligible Vehicles as of such date under the Series 2010-2 Lease, plus (v) with respect to Series 2010-2 Eligible Vehicles that were Series 2010-2 Non-Eligible Program Vehicles or Series 2010-2 Non-Program Vehicles that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Series 2010-2 Auction or otherwise sold, any accrued and unpaid Series 2010-2 Monthly Base Rent with respect to such Series 2010-2 Eligible Vehicles as of such date under the Series 2010-2 Lease, plus (vi) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Series 2010-2 Monthly Base Rent payable on the next Payment Date with respect to all Series 2010-2 Eligible Vehicles as of such date that are Series 2010-2 Non-Eligible Program Vehicles or Series 2010-2 Non-Program Vehicles and that have not been turned in to and accepted by the Manufacturer thereof pursuant to its Series 2010-2 Manufacturer Program, not been delivered and accepted for Series 2010-2 Auction pursuant to a Series 2010-2 Manufacturer Program and not otherwise been sold or deemed to be sold under the Series 2010-2 Related Documents.

“Non-Investment Grade Manufacturer Program Vehicle Adjusted Amount” means, as of any date of determination, the excess, if any, of (a) the Non-Investment Grade Manufacturer Program Vehicle Amount over (b) the sum of (i) the Non-Investment Grade Manufacturer Program Vehicle Amount Adjustment with respect to all Manufacturers and (ii) the product of (x) the amount determined pursuant to clause (ii)(2) of the definition of “Series 2010-2 Required Incremental Enhancement Amount” and (y) the quotient of (I) the portion of the Non-Eligible Manufacturer Amount attributable to Non-Investment Grade Manufacturer Program Vehicle Amounts over (II) the Non-Eligible Manufacturer Amount, in each case, as of such date of determination.

“Non-Investment Grade Manufacturer Program Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Eligible Program Vehicle Amounts and the Manufacturer Non-Eligible Program Vehicle Amounts for all Series 2010-2 Non-Investment Grade Manufacturers (other than, in the event that (x) the Nissan Condition is satisfied and (y) Nissan constitutes a Series 2010-2 Non-Investment Grade Manufacturer, Nissan), in each case, as of such date of determination.

“Non-Investment Grade Manufacturer Program Vehicle Amount Adjustment” means, as of any date of determination, with respect to any Manufacturer (other than, in the event that the Nissan Condition is satisfied on such date of determination, Nissan) that is a Series 2010-2 Non-Investment Grade Manufacturer, the sum of (I) the product of (a) the Series 2010-2 Manufacturer Excess with respect to such Manufacturer and (b) the Series 2010-2 Manufacturer Non-Investment Grade Individual Proportion with respect to such Manufacturer, (II) in the event that such Manufacturer is part of a Group of Manufacturers, the product of (i) the Series 2010-2 Manufacturer Excess with respect to such Group of Manufacturers and (ii) the Series 2010-2 Manufacturer Non-Investment Grade Group Proportion with respect to such Manufacturer and (III) the product of (a) the amount determined with respect to such Manufacturer pursuant to clause (ii)(B)(3) of the definition of “Series 2010-2 Required Incremental Enhancement Amount” and (b) the Series 2010-2 Manufacturer Non-Investment Grade Individual Proportion with respect to such Manufacturer.

“Non-Program Fleet Market Value” means, with respect to all Series 2010-2 Non-Program Vehicles (excluding any Series 2010-2 Excluded Redesignated Vehicles) as of any date of determination, the sum of the respective Third-Party Market Values of each such Series 2010-2 Non-Program Vehicle.

“Non-Program Vehicle Amount” means, as of any date of determination, an amount equal to the portion of the Non-Eligible Vehicle Amount as of such date allocable to or arising from Series 2010-2 Non-Program Vehicles.

“Non-Program Vehicle Measurement Month Average” means, as of any date of determination, (a) if no Series 2010-2 Measurement Month has occurred during the period from the Series 2010-2 Closing Date through such date, the average of the Series 2009-1 Non-Program Vehicle Measurement Month Percentages with respect to the three Measurement Months immediately preceding such date, (b) if one, but not more than one, Series 2010-2 Measurement Month has occurred during the period from the Series 2010-2 Closing Date through such date, the average of the Series 2010-2 Non-Program Vehicle Measurement Month Percentage with respect to such Series 2010-Measurement Month and the Series 2009-1 Non-Program Vehicle Measurement Month Percentages with respect to the two Measurement Months immediately preceding such date, (c) if two, but not more than two, Series 2010-2 Measurement Months have occurred during the period from the Series 2010-2 Closing Date through such date, the average of the Series 2010-2 Non-Program Vehicle Measurement Month Percentages with respect to such two Series 2010-2 Measurement Months and the Series 2009-1 Non-Program Vehicle Measurement Month Percentage with respect to the Measurement Month immediately preceding such date and (d) if three or more Series 2010-2 Measurement Months have occurred during the period from the Series 2010-2 Closing Date through such date, the average of the Series 2010-2 Non-Program Vehicle Measurement Month Percentages with respect to the three Series 2010-Measurement Months immediately preceding such date.

“Non-Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Non-Program Vehicle Amount (other than, in the event that the Nissan Condition is satisfied on such date of determination, any Non-Program Vehicle Amounts with respect to Nissan) as of such date and the denominator of which is the excess of (A) the Series

2010-2 Aggregate Asset Amount over (B) the Series 2010-2 Exchange Account Amounts, in each case, as of such date; provided, that any portion of the Non-Program Vehicle Amount that, as of such date of determination, also constitutes a portion of the “Bankrupt Manufacturer Vehicle Amount” shall be excluded from such numerator.

“Other Segregated Series of Notes” means all Segregated Series of Notes other than the Series 2010-2 Notes.

“Outstanding” means with respect to the Series 2010-2 Notes, all Series 2010-2 Notes theretofore authenticated and delivered under the Indenture, except (a) Series 2010-2 Notes theretofore cancelled or delivered to the Registrar for cancellation, (b) Series 2010-2 Notes which have not been presented for payment but funds for the payment of which are on deposit in the Series 2010-2 Distribution Account and are available for payment of such Series 2010-2 Notes, and Series 2010-2 Notes which are considered paid pursuant to Section 7.1 hereof, or (c) Series 2010-2 Notes in exchange for or in lieu of other Series 2010-2 Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Series 2010-2 Notes are held by a purchaser for value.

“Parent Entity” means any of Holdings, Hertz Investors, Inc., any Other Parent Entity and any other Person that becomes a direct or indirect Subsidiary of Holdings or any Other Parent Entity after the Series 2010-2 Closing Date and of which Hertz is a direct or indirect Subsidiary that is designated by Hertz as a “Parent Entity”.  As used herein, “Other Parent Entity” means a Person of which the then Relevant Parent Entity becomes a direct or indirect Subsidiary after the Series 2010-2 Closing Date (it being understood that, without limiting the application of the definition of Change of Control to the new Relevant Parent Entity, such existing Relevant Parent Entity so becoming such a Subsidiary shall not constitute a Change of Control.

“Payment Date” means the 25th day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day, commencing on January 25, 2011.

“Permitted Holders” means, (a) any of the Equity Investors, Management Investors, CD&R, Carlyle, ML and any of their respective Affiliates; (b) any investment fund or vehicle managed, sponsored or advised by CD&R, Carlyle, ML or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; (c) any limited or general partners of, or other investors in, any CD&R Investor, Carlyle Investor or Merrill Lynch Investor or any Affiliate thereof, or any such investment fund or vehicle, (d) any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of which any of the Persons specified in clauses (a), (b) or (c) above is a member, and any other Person that is a member of such “group”, provided that (without giving effect to the existence of such “group” or any other “group”) such Persons collectively have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Relevant Parent Entity held by such “group” and (e) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of Hertz or any Subsidiary thereof or any Parent Entity.

“Preference Amount” means any amount previously paid by Hertz pursuant to the Series 2010-2 Demand Note and distributed to the Series 2010-2 Noteholders in respect of amounts owing under the Series 2010-2 Notes that is recoverable or that has been recovered as a voidable preference by the trustee in a bankruptcy proceeding of Hertz pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

“Principal Amount” means, with respect to the Series 2010-2 Notes, the Series 2010-2 Principal Amount.

“Principal Deficit Amount” means, on any date of determination, the excess, if any, of (a) the Series 2010-2 Adjusted Principal Amount on such date over (b) the Series 2010-2 Aggregate Asset Amount on such date; provided, however, the Principal Deficit Amount on any date that is prior to the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by Hertz of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which Hertz shall have resumed making all payments of Series 2010-2 Monthly Variable Rent required to be made under the Series 2010-2 Lease, shall mean the excess, if any, of (x) the Series 2010-2 Adjusted Principal Amount on such date over (y) the sum of (1) the Series 2010-2 Aggregate Asset Amount on such date and (2) the lesser of (a) the Series 2010-2 Liquidity Amount on such date and (b) the Series 2010-2 Required Liquidity Amount on such date.

“Pro Rata Share” means, with respect to any Series 2010-2 Letter of Credit Provider, as of any date, the fraction (expressed as a percentage) obtained by dividing (A) the available amount under such Series 2010-2 Letter of Credit Provider’s Series 2010-2 Letter of Credit as of such date by (B) an amount equal to the aggregate available amount under all Series 2010-2 Letters of Credit as of such date; provided, that only for purposes of calculating the Pro Rata Share with respect to any Series 2010-2 Letter of Credit Provider as of any date, if such Series 2010-2 Letter of Credit Provider has not complied with its obligation to pay the Trustee the amount of any draw under its Series 2010-2 Letter of Credit made prior to such date, the available amount under such Series 2010-2 Letter of Credit Provider’s Series 2010-2 Letter of Credit as of such date shall be treated as reduced (for calculation purposes only) by the amount of such unpaid demand and shall not be reinstated for purposes of such calculation unless and until the date as of which such Series 2010-2 Letter of Credit Provider has paid such amount to the Trustee and been reimbursed by the Series 2010-2 Lessee for such amount (provided that the foregoing calculation shall not in any manner reduce a Series 2010-2 Letter of Credit Provider’s actual liability in respect of any failure to pay any demand under its Series 2010-2 Letter of Credit).

 “Record Date” means, with respect to any Payment Date, the last day of the Related Month.

“Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent.

“Relevant Parent Entity”:  (i) Hertz, so long as Hertz is not a Subsidiary of a Parent Entity, and (ii) any Parent Entity, so long as Hertz is a Subsidiary thereof and such Parent Entity is not a Subsidiary of any other Parent Entity.

“Relinquished Property Rights” has the meaning specified in Section 2.1(a) here

“Segregated Series 2010-2 Documents” means each Series 2010-2 Related Document relating solely to the Segregated Series of Notes created hereby or the Series 2010-2 Collateral.

“Senior Credit Facilities” means the Hertz’s (a) senior secured asset based revolving loan facility, provided under a credit agreement, dated as of December 21, 2005, among Hertz Equipment Rental Corporation, Hertz together with certain of the Hertz’s subsidiaries, as borrower, the several banks and financial institutions from time to time party thereto, as lenders, Deutsche Bank AG, New York Branch, as administrative agent and collateral agent, Lehman Commercial Paper Inc., as syndication agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole documentation agent, and the other financial institutions party thereto from time to time (as it may be amended, amended and restated, supplemented or otherwise modified (including as amended by that certain Amendment to Credit Agreement, dated as of June 30, 2006, that certain Second Amendment to Credit Agreement, dated as of February 15, 2007, that certain Third Amendment to Credit Agreement, dated as of May 23, 2007, that certain Fourth Amendment to Credit Agreement, dated as of September 30, 2007 and that certain Fifth Amendment, dated as of September 17, 2010)), (b) senior secured term loan facility, provided under a credit agreement, dated as of December 21, 2005, among Hertz together with certain of the Hertz’s subsidiaries, as borrower, the several banks and financial institutions from time to time party thereto, as lenders, Deutsche Bank AG, New York Branch, as administrative agent and collateral agent, Lehman Commercial Paper Inc., as syndication agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole documentation agent, and the other financial institutions party thereto from time to time (as it may be amended, amended and restated, supplemented or otherwise modified (including as amended by that certain Amendment to Credit Agreement, dated as of June 30, 2006, that certain Second Amendment to Credit Agreement, dated as of February 9, 2007, that certain Third Amendment to Credit Agreement, dated as of May 23, 2007 and that certain Fourth Amendment to Credit Agreement, dated as of March 31, 2009)) and (c) any successor or replacement credit facility to the senior secured asset based revolving loan facility or senior secured term loan facility described in clauses (a) and (b)).

“Series 2009-1 Non-Program Vehicle Measurement Month Percentage” means, with respect to any Measurement Month, the lesser of (a) the percentage equivalent of a fraction, the numerator of which is the aggregate amounts of Disposition Proceeds paid or payable in respect of all Non-Program Vehicles (other than any Non-Program Vehicles that are returned to a Manufacturer pursuant to a Manufacturer Program in accordance with Section 2.5(b) of the HVF Lease) that are sold to third parties, at auction or otherwise (excluding salvage sales), during such Measurement

Month and the denominator of which is the aggregate Net Book Values of such Non-Program Vehicles on the dates of their respective sales and (b) 100%.  For the avoidance of doubt, capitalized terms used in this definition shall have the meanings assigned thereto in the Base Indenture.

“Series 2009-1 Note Purchase Agreement” has the meaning specified in the Series 2009-1 Supplement.

“Series 2009-1 Noteholders” has the meaning specified in the Series 2009-1 Supplement.

“Series 2009-1 Notes” means the variable funding asset-backed notes issued pursuant to the Series 2009-1 Supplement.

“Series 2009-1 Principal Amount” has the meaning specified in the Series 2009-1 Supplement.

“Series 2009-1 Supplement” means that certain Amended and Restated Series Supplement to the Base Indenture, dated as of the date hereof (as further amended, modified, restated or supplemented from time to time in accordance with the terms thereof), by and between HVF and the Trustee, relating to, among other things, the issuance by HVF of its Series 2009-1 Notes.

“Series 2010-2 Accrued Interest Account” has the meaning specified in Section 4.1(a) of this Series Supplement.

“Series 2010-2 Adjusted Enhancement Amount” means, the Series 2010-2 Enhancement Amount, excluding from the calculation thereof the amount available to be drawn under any Series 2010-2 Letter of Credit if at the time of such calculation (A) such Series 2010-2 Letter of Credit shall not be in full force and effect, (B) an Event of Bankruptcy shall have occurred with respect to the Series 2010-2 Letter of Credit Provider of such Series 2010-2 Letter of Credit, (C) such Series 2010-2 Letter of Credit Provider shall have repudiated such Series 2010-2 Letter of Credit or failed to honor a draw thereon made in accordance with the terms thereof or (D) a Series 2010-2 Downgrade Event shall have occurred and be continuing for at least 30 days with respect to the Series 2010-2 Letter of Credit Provider of such Series 2010-2 Letter of Credit.

“Series 2010-2 Adjusted Liquidity Amount” means, the Series 2010-2 Liquidity Amount, excluding from the calculation thereof the amount available to be drawn under any Series 2010-2 Letter of Credit if at the time of such calculation (A) such Series 2010-2 Letter of Credit shall not be in full force and effect, (B) an Event of Bankruptcy shall have occurred with respect to the Series 2010-2 Letter of Credit Provider of such Series 2010-2 Letter of Credit, (C) such Series 2010-2 Letter of Credit Provider shall have repudiated such Series 2010-2 Letter of Credit or failed to honor a draw thereon made in accordance with the terms thereof or (D) a Series 2010-2 Downgrade Event shall have occurred and be continuing for at least 30 days with respect to the Series 2010-2 Letter of Credit Provider of such Series 2010-2 Letter of Credit.

 “Series 2010-2 Adjusted Principal Amount” means, as of any date of determination, the excess, if any, of (A) the Series 2010-2 Principal Amount as of such date over (B) the sum of (1) the amount of cash and Series 2010-2 Permitted Investments on deposit in the Series 2010-2 Excess Collection Account and (2) the amount of cash and Series 2010-2 Permitted Investments on deposit in the Series 2010-2 Collection Account and available for reduction of the Series 2010-2 Principal Amount, in each case, as of such date.

“Series 2010-2 Administration Agreement ” means the Administration Agreement, dated as of the Series 2010-2 Closing Date, by and among the Series 2010-2 Administrator, HVF and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

“Series 2010-2 Administrator” means Hertz, in its capacity as the administrator under the Series 2010-2 Administration Agreement , or any successor administrator thereunder.

“Series 2010-2 Administrator Default” means any of the events described in Section 8(c) of the Series 2010-2 Administration Agreement .

“Series 2010-2 Aggregate Asset Amount” means, as of any date, the amount equal to the sum, rounded to the nearest $100,000, of (i) the Series 2010-2 Net Book Value of all Series 2010-2 Program Vehicles that are Series 2010-2 Eligible Vehicles as of such date and not turned in to and accepted by the Manufacturer thereof pursuant to its Series 2010-2 Manufacturer Program, not delivered and accepted for Series 2010-2 Auction pursuant to a Series 2010-2 Manufacturer Program or not otherwise sold or deemed to be sold under the Series 2010-2 Related Documents, plus (ii) the Series 2010-2 Net Book Value of all Series 2010-2 Non-Program Vehicles that are Series 2010-2 Eligible Vehicles as of such date not sold or deemed to be sold under the Series 2010-2 Related Documents, plus (iii) the aggregate amount of Series 2010-2 Manufacturer Receivables (other than Series 2010-2 Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by Manufacturers with respect to Series 2010-2 Vehicles that are Series 2010-2 Eligible Vehicles and Series 2010-2 Eligible Program Vehicles when turned in to and accepted by such Manufacturers or delivered and accepted for Series 2010-2 Auction, plus (iv) the aggregate amount of Series 2010-2 Manufacturer Receivables (other than Series 2010-2 Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by Manufacturers with respect to Series 2010-2 Vehicles that were Series 2010-2 Eligible Vehicles but not Series 2010-2 Eligible Program Vehicles when turned in to and accepted by such Manufacturers or delivered and accepted for Series 2010-2 Auction, plus (v) with respect to Series 2010-2 Eligible Vehicles that have been delivered and accepted for Series 2010-2 Auction pursuant to a Series 2010-2 Manufacturer Program, all amounts receivable (other than amounts specified in clauses (iii) and (iv) above) from any Person in connection with the Series 2010-2 Auction of such Series 2010-2 Eligible Vehicles as of such date, plus (vi) with respect to Series 2010-2 Eligible Vehicles that have been turned in to and accepted by the Manufacturer, delivered and accepted for Series 2010-2 Auction or otherwise sold, any accrued and unpaid Series 2010-2 Casualty Payments or Series 2010-2 Termination Payments with respect to such Series 2010-2 Eligible Vehicles as of such date under the Series 2010-2 Lease, plus (vii) with respect to Series 2010-2 Eligible Vehicles that have been turned in to and accepted by the Manufacturer, delivered and accepted for Series 2010-2 Auction or otherwise sold, any accrued and unpaid Series 2010-2 Monthly Base Rent with respect to such Series 2010-2 Eligible Vehicles under the Series 2010-2 Lease, plus (viii) with respect to Rejected Vehicles that were Series 2010-2 New Vehicles at the time of rejection, the amount due and payable as of such date by HGI to HVF pursuant to Section 1.05(b) of the Purchase Agreement, plus (ix) with respect to Series 2010-2 Eligible Vehicles that were Series 2010-2 Program Vehicles sold by HVF to a third party pursuant to Section 2.5(a) of the Series 2010-2 Lease, any non-return incentives payable to HVF under a Series 2010-2 Manufacturer Program by a Series 2010-2 Eligible Program Manufacturer in respect of the sale of such Series 2010-2 Vehicles outside of the related Series 2010-2 Manufacturer Program as of such date, plus (x) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Series 2010-2 Monthly Base Rent payable on the next Payment Date with respect to all Series 2010-2 Eligible Vehicles as of such date that have not been turned in to and accepted by the Manufacturer thereof pursuant to its Series 2010-2 Manufacturer Program, not been delivered and accepted for Series 2010-2 Auction pursuant to a Series 2010-2 Manufacturer Program and not otherwise been sold or deemed to be sold under the Series 2010-2 Related Documents, plus (xi) the Series 2010-2 Exchange Account Amounts relating to Series 2010-2 Vehicles, minus (xii) any Series 2010-2 Ineligible Asset Amount on such date.

“Series 2010-2 Aggregate Asset Amount Deficiency” means, with respect to any date of determination, the amount, if any, by which the Series 2010-2 Required Asset Amount on such date exceeds the Series 2010-2 Aggregate Asset Amount on such date.

“Series 2010-2 Amortization Events” has the meaning specified in Section 10.1 hereof.

“Series 2010-2 Assignment Agreement” means the agreement with respect to each Manufacturer and its Series 2010-2 Manufacturer Program, entered into or to be entered into among Hertz, HGI, HVF and the Collateral Agent and acknowledged by such Manufacturer, (a) (i) assigning to HGI certain of Hertz’s rights, title and interest in and to such Manufacturer’s Series 2010-2 Manufacturer Program as such rights, title and interest relate to passenger automobiles and light-duty trucks purchased and to be purchased by HGI from such Manufacturer under such Series 2010-2 Manufacturer Program and (ii) assigning from HGI to HVF those rights, title and interest as they relate to passenger automobiles and light-duty trucks purchased by HVF from HGI pursuant to the Purchase Agreement, (b) assigning to the Collateral Agent on behalf of the Trustee for the benefit of the Series 2010-2 Noteholders, HVF’s rights, title and interest therein and (c) assigning to the Collateral Agent on behalf of Hertz HGI’s rights, title and interest therein.

“Series 2010-2 Auction” means the set of procedures specified in a Series 2010-2 Guaranteed Depreciation Program for sale or disposition of Series 2010-2 Program Vehicles through auctions and at auction sites designated by such Series 2010-2 Program Vehicles’ Manufacturer pursuant to such Series 2010-2 Guaranteed Depreciation Program.

“Series 2010-2 Available Cash Collateral Account Amount” means, as of any date of determination, the amount on deposit in the Series 2010-2 Cash Collateral Account (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2010-2 Available Reserve Account Amount” means, as of any date of determination, the amount on deposit in the Series 2010-2 Reserve Account.

“Series 2010-2 Back-Up Administration Agreement” means that certain Back-Up Administration Agreement dated as of the Series 2010-2 Closing Date by and among the Series 2010-2 Administrator, HVF and Lord Securities Corporation, as back-up administrator (as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms), and any successor agreement entered into with a successor back-up administrator in accordance with the foregoing agreement, this Series Supplement and the Series 2010-2 Note Purchase Agreement.

“Series 2010-2 Back-Up Disposition Agent Agreement” means that certain Back-Up Disposition Agent Agreement dated as of the Series 2010-2 Closing Date by and among Fiserv Automotive Solutions, Inc., the Series 2010-2 Servicer and the Trustee (as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms), and any successor agreement entered into with a successor back-up disposition agent in accordance with the foregoing agreement, this Series Supplement and the Series 2010-2 Note Purchase Agreement.

“Series 2010-2 Base Rate Tranche” means that portion of the Series 2010-2 Principal Amount purchased or maintained with Series 2010-2 Advances which bear interest by reference to the Series 2010-2 Base Rate.

“Series 2010-2 Capped Excess Non-Investment Grade Manufacturer Program Vehicle Amount” means, as of any day, an amount equal to 55.75% of the Adjusted Aggregate Asset Amount, on such day.

“Series 2010-2 Capitalized Cost” means, with respect to each Series 2010-2 Vehicle, the sum of (a) the price paid for such Series 2010-2 Vehicle by HGI or the Intermediary to the Manufacturer, dealer or other Person selling such Series 2010-2 Vehicle, as established by the invoice delivered in connection with the purchase of such Series 2010-2 Vehicle and reflecting any adjustments made pursuant to Section 1.05(d) of the Purchase Agreement plus, (b) if not otherwise included therein, with respect to any Series 2010-2 Program Vehicle, dealer profit to the extent included in the capitalized cost of such Series 2010-2 Program Vehicle under the terms of the applicable Series 2010-2 Manufacturer Program, or, with respect to any Series 2010-2 Non-Program Vehicle, dealer profit to the extent included in the capitalized cost of Series 2010-2 Program Vehicle of the same make, model and model year under the terms of the applicable Series 2010-2 Manufacturer Program, plus (c) delivery charges for such Series 2010-2 Vehicle minus, in the case of any Series 2010-2 Non-Program Vehicle, the amount of any incentive fees paid or payable to HGI or the Intermediary by the Manufacturer of such Series 2010-2 Vehicle in respect of the purchase of such Series 2010-2 Vehicle.

“Series 2010-2 Carrying Charges” means for any Payment Date, without duplication, the sum of (a) the Series 2010-2 Monthly Servicing Fee payable by HVF to the Series 2010-2 Servicer pursuant to the Series 2010-2 Lease on such Payment Date in respect of the Related Month, (b) any fees or other costs, expenses and indemnity amounts owed to the Administrative Agent in respect of the Related Month, (c) $1,500, (d) all reasonable out-of-pocket costs and expenses of HVF incurred in connection with the issuance of the Series 2010-2 Notes, including any fees or commissions payable in connection with the sale of such Series 2010-2 Notes, during the Related Month, (e) all reasonable out-of-pocket costs and expenses of HVF incurred in connection with the execution, delivery and performance (including the enforcement, waiver or amendment) of the Segregated Series 2010-2 Documents during the Related Month, (f) any amounts payable by HVF to the Series 2010-2 Administrator under the Series 2010-2 Administration Agreement in respect of the Related Month, (g) any amounts payable to the Series 2010-2 Back-up Administrator under the Series 2010-2 Back-up Administration Agreement in respect of the Related Month, (h) any amounts payable to the Series 2010-2 Back-up Disposition Agent under the Series 2010-2 Back-up Disposition Agent Agreement in respect of the Related Month and (i) any accrued Series 2010-2 Carrying Charges that remain unpaid as of the immediately preceding Payment Date (after giving effect to all distributions in respect of such Payment Date).

“Series 2010-2 Cash Collateral Account” has the meaning specified in Section 9.8(f) of this Series Supplement.

“Series 2010-2 Cash Collateral Account Collateral” has the meaning specified in Section 9.8(a) of this Series Supplement.

“Series 2010-2 Cash Collateral Account Interest and Earnings” means with respect to a Series 2010-2 Cash Collateral Account all interest and earnings (net of losses and investment expenses) paid on funds on deposit in such Series 2010-2 Cash Collateral Account.

“Series 2010-2 Cash Collateral Account Surplus” means, with respect to any Payment Date, the lesser of (a) the Series 2010-2 Available Cash Collateral Account Amount and (b) the lesser of (i) the excess, if any, of the Series 2010-2 Adjusted Enhancement Amount (after giving effect to any withdrawal from the Series 2010-2 Reserve Account on such Payment Date) over the Series 2010-2 Required Enhancement Amount on such Payment Date and (ii) the excess, if any, of the Series 2010-2 Adjusted Liquidity Amount over the Series 2010-2 Required Liquidity Amount on such Payment Date.

“Series 2010-2 Cash Collateral Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2010-2 Available Cash Collateral Account Amount as of such date and the denominator of which is the Series 2010-2 Letter of Credit Liquidity Amount as of such date.

“Series 2010-2 Casualty” means, with respect to any Series 2010-2 Vehicle, that (a) such Series 2010-2 Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use, (b) such Series 2010-2 Vehicle is lost or stolen and is not recovered for 180 days following the occurrence thereof or (c) in the case of a Series 2010-2 Program Vehicle not redesignated under Section 2.6 of the Series 2010-2 Lease, the return of such Series 2010-2 Vehicle cannot, prior to the end of the applicable Series 2010-2 Repurchase Period, be effected for any reason or the Manufacturer thereof did not accept such Series 2010-2 Vehicle for repurchase under the terms of the applicable Series 2010-2 Manufacturer Program, in either case, for any reason other than the Manufacturer’s willful refusal or inability to comply with its obligations under its Series 2010-2 Manufacturer Program.

“Series 2010-2 Casualty Payment” has the meaning specified in Section 6.2 of the Series 2010-2 Lease.

“Series 2010-2 Certificate of Credit Demand” means a certificate substantially in the form of Annex A to a Series 2010-2 Letter of Credit.

“Series 2010-2 Certificate of Preference Payment Demand” means a certificate substantially in the form of Annex C to a Series 2010-2 Letter of Credit.

“Series 2010-2 Certificate of Termination Demand” means a certificate substantially in the form of Annex D to a Series 2010-2 Letter of Credit.

“Series 2010-2 Certificate of Unpaid Demand Note Demand” means a certificate substantially in the form of Annex B to Series 2010-2 Letter of Credit.

“Series 2010-2 Closing Date” means December 16, 2010.

“Series 2010-2 Collateral” means the Series 2010-2 HVF Segregated Vehicle Collateral, the Series 2010-2 Indenture Collateral, the Series 2010-2 Interest Rate Caps, each Series 2010-2 Letter of Credit, the Series 2010-2 Cash Collateral Account Collateral, the Series 2010-2 Demand Note, the Series 2010-2 Distribution Account Collateral and the Series 2010-2 Reserve Account Collateral.

“Series 2010-2 Collateral Agreements” means, the Series 2010-2 Lease, the Series 2010-2 Supplemental Documents, the Series 2010-2 Assignment Agreements, the Purchase Agreement, the Series 2010-2 Administration Agreement , the Nominee Agreement, the Indemnification Agreement, the LLC Agreement, the HVF Credit Facility, the Master Exchange Agreement and the Escrow Agreement.

“Series 2010-2 Collections” means, without duplication, (a) all payments on the Series 2010-2 HVF Segregated Vehicle Collateral and Series 2010-2 Indenture Collateral, including, without limitation, (i) all payments by or on behalf of the Series 2010-2 Lessee under the Series 2010-2 Lease, (ii) all payments by Hertz to HVF under the Indemnification Agreement relating to Series 2010-2 Collateral, (iii) all proceeds of the Series 2010-2 Vehicles, including (A) all payments made by or on behalf of any Manufacturer or auction dealer, under the related Series 2010-2 Manufacturer Program with respect to the Series 2010-2 Vehicles, but excluding Series 2010-2 Excluded Payments, (B) all payments by or on behalf of any other Person as proceeds from the sale of Series 2010-2 Vehicles and (C) all insurance proceeds and warranty payments in respect of the Series 2010-2 Vehicles, but excluding Series 2010-2 Excluded Payments, whether such payments are in the form of cash, checks, wire transfers or other forms of payment and whether in respect of principal, interest, repurchase price, fees, expenses or otherwise, (iv) all payments by HGI to HVF under the Purchase Agreement relating to Series 2010-2 Collateral, including, without limitation (A) all payments of the Transfer Price by HGI in respect of Series 2010-2 Transferred Vehicles and Series 2010-2 Manufacturer Receivables relating to Series 2010-2 Vehicles pursuant to Section 1.06 of the Purchase Agreement and (B) all payments of the Rejected Vehicle Payment relating to Vehicles that were Series 2010-2 New Vehicles as of such rejection by the Series 2010-2 Lessee pursuant to Section 1.05(b) of the Purchase Agreement, (v) all payments made from a Collateral Account (including the Joint Collection Account (as defined in the Master Exchange Agreement)) or a Series 2010-2 HVF Segregated Exchange Account to the Series 2010-2 Collection Account and (vii) all amounts earned on Series 2010-2 Permitted Investments of funds in the Series 2010-2 Series Accounts.

“Series 2010-2 Collection Account” has the meaning specified in Section 2.1(a) of this Series Supplement.

“Series 2010-2 Commercial Paper” means the promissory notes of each Series 2010-2 Noteholder issued by such Series 2010-2 Noteholder in the commercial paper market and allocated to the funding of Series 2010-2 Advances in respect of the Series 2010-2 Notes.

“Series 2010-2 Condition Report” means a condition report with respect to a Series 2010-2 Program Vehicle, signed and dated by the Series 2010-2 Servicer and a Manufacturer or its agent in accordance with the applicable Series 2010-2 Manufacturer Program.

“Series 2010-2 Controlled Amortization Amount” means, with respect to each Series 2010-2 Controlled Amortization Payment Date, the lesser of (i) the result of (a) one third of the Series 2010-2 Outstanding Principal Amount as of the date of the commencement of the Series 2010-2 Controlled Amortization Period minus (b) the aggregate amount of any Voluntary Decreases effected pursuant to Section 8.2(b) of this Series Supplement and paid to the Series 2010-2 Noteholders pursuant to Section 9.4(e) of this Series Supplement during the Series 2010-2 Controlled Amortization Payment Period ending on such Series 2010-2 Controlled Amortization Payment Date and (ii) the Series 2010-2 Principal Amount.

“Series 2010-2 Controlled Amortization Payment Date” means each of the Payment Dates occurring in January, February and March 2013.

“Series 2010-2 Controlled Amortization Payment Period” means, with respect to any Series 2010-2 Controlled Amortization Payment Date, the period from but excluding the Determination Date immediately preceding the prior Series 2010-2 Controlled Amortization Payment Date (or, in the case of the first Series 2010-2 Controlled Amortization Payment Date, the period from and excluding the December 25, 2012 Payment Date) to but including the Determination Date immediately preceding such Series 2010-2 Controlled Amortization Payment Date; provided that any Series 2010-2 Monthly Base Rent paid by the Series 2010-2 Lessee under the Series 2010-2 Lease on a Series 2010-2 Controlled Amortization Payment Date shall be deemed to have been received during the Series 2010-2 Controlled Amortization Payment Period with respect to such Series 2010-2 Controlled Amortization Payment Date.

“Series 2010-2 Controlled Amortization Period” means the period commencing on December 26, 2012 (or, if such day is not a Business Day, the Business Day immediately preceding such day) and continuing to the earlier of (i) the commencement of the Series 2010-2 Rapid Amortization Period, and (ii) the date on which the Series 2010-2 Notes are paid in full.

“Series 2010-2 CP Tranche” means that portion of the Series 2010-2 Principal Amount purchased or maintained with Series 2010-2 Advances which bear interest by reference to the CP Rate.

“Series 2010-2 Daily Collection Report” has the meaning specified in Section 3.1(a) of this Series Supplement.

“Series 2010-2 Daily Interest Amount” means, for any day in a Series 2010-2 Interest Period, an amount equal to the result of (a) the product of (i) the Series 2010-2 Note Rate for such Series 2010-2 Interest Period and (ii) the Series 2010-2 Principal Amount as of the close of business on such date divided by (b) 360.

“Series 2010-2 Defaulting Manufacturer” has the meaning specified in Section 18(a) of the Series 2010-2 Lease.

“Series 2010-2 Deficiency Amount” has the meaning specified in Section 9.2(e) of this Series Supplement.

“Series 2010-2 Demand Note” means each demand note made by Hertz, substantially in the form of Exhibit G-2 to this Series Supplement, as amended, modified or restated from time to time in accordance with its terms and the terms of this Series Supplement.

“Series 2010-2 Demand Note Payment Amount” means, as of any date of determination, the excess, if any, of (a) the aggregate amount of all proceeds of demands made on the Series 2010-2 Demand Note that were deposited into the Series 2010-2 Distribution Account and paid to the Series 2010-2 Noteholders during the one year period ending on such date of determination over (b) the amount of any Preference Amount relating to such proceeds that has been repaid to HVF (or any payee of HVF) with the proceeds of any Series 2010-2 LOC Preference Payment Disbursement (or any withdrawal from any Series 2010-2 Cash Collateral Account); provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Hertz shall have occurred on or before such date of determination, the Series 2010-2 Demand Note Payment Amount shall equal (i) on any date of determination until the conclusion or dismissal of the proceedings giving rise to such Event of Bankruptcy without continuing jurisdiction by the court in such proceedings (or on any earlier date upon which the statute of limitations in respect of avoidance actions in such proceedings has run or when such actions otherwise become unavailable to the bankruptcy estate), the Series 2010-2 Demand Note Payment Amount as if it were calculated as of the date of the occurrence of such Event of Bankruptcy and (ii) on any date of determination thereafter, $0.

“Series 2010-2 Deposit Date” has the meaning specified in Section 9.1 of this Series Supplement.

“Series 2010-2 Depreciation Charge” means, with respect to (a) any Series 2010-2 Program Vehicle, the applicable depreciation charge set forth in the related Series 2010-2 Manufacturer Program for such Series 2010-2 Program Vehicle calculated on a daily basis and (b) any Series 2010-2 Non-Program Vehicle, the scheduled daily depreciation charge for such Series 2010-2 Non-Program Vehicle set forth by HVF in the Series 2010-2 Depreciation Schedule for such Series 2010-2 Non-Program Vehicle.  If such charge is expressed as a percentage, the daily Series 2010-2 Depreciation Charge for such Series 2010-2 Vehicle shall be such percentage multiplied by the Series 2010-2 Capitalized Cost for such Series 2010-2 Vehicle calculated on a daily basis.  For any such Series 2010-2 Vehicle not held for a full month in the month of acquisition, the Series 2010-2 Depreciation Charges shall be prorated by multiplying the applicable depreciation amount that would have accrued if such Series 2010-2 Vehicle had been held an entire month by a fraction, the numerator of which is the number of days from the Series 2010-2 In-Service Date with respect to such Series 2010-2 Vehicle to the first day of the next month and the denominator of which is the number of days in such month.  For the month in which a Series 2010-2 Program Vehicle is turned back to the applicable Manufacturer pursuant to a Series 2010-2 Manufacturer Program, the Series 2010-2 Depreciation Charge shall be prorated by multiplying the applicable depreciation amount that would have accrued if such Series 2010-2 Vehicle had been held an entire month by a fraction, the numerator of which is the number of days from the first day of such month to the Series 2010-2 Turnback Date for such Series 2010-2 Vehicle and the denominator of which is the number of days in such month.  In the event any such Series 2010-2 Vehicle is sold other than pursuant to the Series 2010-2 Manufacturer Program or suffers a Series 2010-2 Casualty, the Series 2010-2 Depreciation Charge shall be prorated by multiplying the applicable depreciation amount that would have accrued if such Series 2010-2 Vehicle had been held an entire month by a fraction, the numerator of which is the number of days from the first day of such month to the date of the sale of such Series

2010-2 Vehicle or the date such Series 2010-2 Vehicle suffers a Series 2010-2 Casualty, as the case may be, and the denominator of which is the number of days in such month.

“Series 2010-2 Depreciation Schedule” means the initial schedule of estimated daily depreciation prepared by HVF with respect to each type of Series 2010-2 Non-Program Vehicle, as revised from time to time by HVF, subject to Section 24 of the Series 2010-2 Lease.

“Series 2010-2 Designated Account” has the meaning specified in Section 9.10(a) of this Series Supplement.

“Series 2010-2 Disbursement” shall mean any Series 2010-2 LOC Credit Disbursement, any Series 2010-2 LOC Preference Payment Disbursement, any Series 2010-2 LOC Termination Disbursement or any Series 2010-2 LOC Unpaid Demand Note Disbursement under the Series 2010-2 Letters of Credit or any combination thereof, as the context may require.

“Series 2010-2 Disposition Date” means with respect to any Series 2010-2 Vehicle, (i) if such Series 2010-2 Vehicle was sold at Series 2010-2 Auction pursuant to a Series 2010-2 Guaranteed Depreciation Program or returned to a Manufacturer for repurchase pursuant to a Series 2010-2 Repurchase Program, the Series 2010-2 Turnback Date, (ii) if such Series 2010-2 Vehicle is sold to HGI in accordance with Section 1.06 of the Purchase Agreement, the date on which the Transfer Price with respect to such Transferred HVF Segregated Vehicle is deposited into the Series 2010-2 Collection Account or a Series 2010-2 HVF Segregated Exchange Account, (iii) if such Series 2010-2 Vehicle was sold to any Person (other than to a Manufacturer pursuant to such Manufacturer’s Series 2010-2 Repurchase Program, to a third party through a Series 2010-2 Auction conducted by or through or arranged by the Manufacturer pursuant to its Series 2010-2 Guaranteed Depreciation Program or to HGI pursuant to the Purchase Agreement) the date on which the proceeds of such sale are deposited in the Series 2010-2 Collection Account or a Series 2010-2 HVF Segregated Exchange Account, (iv) if such Series 2010-2 Vehicle becomes a Series 2010-2 Casualty or a Series 2010-2 Ineligible Vehicle (except as a result of a sale thereof), the date on which the Series 2010-2 Casualty Payment is paid by the Series 2010-2 Lessee to the Trustee or (v) if such Series 2010-2 Vehicle becomes a Rejected Vehicle pursuant to Section 1.05(b) of the Purchase Agreement, the date on which the related Rejected Vehicle Payment is paid by HGI to the Trustee.

“Series 2010-2 Disposition Proceeds” means the net proceeds (other than the portion of the Series 2010-2 Repurchase Price payable (i) by the Manufacturer pursuant to a Series 2010-2 Manufacturer Program or (ii) with respect to Series 2010-2 Non-Program Vehicles, by the Series 2010-2 Lessee pursuant to the Series 2010-2 Lease) from the sale or disposition of Series 2010-2 Vehicle to any Person, whether at a Series 2010-2 Auction or otherwise.

“Series 2010-2 Distribution Account” has the meaning specified in Section 9.9(a) of this Series Supplement.

“Series 2010-2 Distribution Account Collateral” has the meaning specified in Section 9.9(d) of this Series Supplement.

“Series 2010-2 Downgrade Event” has the meaning specified in Section 9.8(c) of this Series Supplement.

“Series 2010-2 Due Date” means, with respect to any payment due from a Manufacturer or auction dealer in respect of a Series 2010-2 Program Vehicle turned back for repurchase or sale pursuant to the terms of the related Series 2010-2 Manufacturer Program, the thirtieth (30th) day after the Series 2010-2 Disposition Date for such Vehicle.

“Series 2010-2 Early Termination Payment” has the meaning specified in Section 13.4 of the Series 2010-2 Lease.

“Series 2010-2 Eligible Letter of Credit Provider” means a Person having, at the time of the issuance of the related Series 2010-2 Letter of Credit, a long-term senior unsecured debt rating (or the equivalent thereof in the case of Moody’s or Standard & Poor’s, as applicable) of at least “A1” from Moody’s and at least “A” from Standard & Poor’s and a short-term senior unsecured debt rating (or the equivalent thereof in the case of Moody’s or Standard & Poor’s, as applicable) of at least “P-1” from Moody’s and at least “A-1” from Standard & Poor’s.

“Series 2010-2 Eligible Manufacturer” means (a) Ford, Old GM, GM, Chrysler, Old Chrysler, Toyota, Honda, Mazda, Nissan, Volvo, Jaguar, Audi, Volkswagen, Land Rover, Hyundai, Kia, Lexus, Mercedes, Suzuki, BMW, Mitsubishi, Smart, Mini, Fiat and Subaru and each other Manufacturer that becomes an Eligible Program Manufacturer, (b) any other Manufacturer that becomes an “Eligible Manufacturer” as such term is defined in, and pursuant to the terms of, the Base Indenture while one or more Series of Notes are rated by a Rating Agency; provided, that in the event that such Manufacturer becomes an “Eligible Manufacturer” solely by satisfying clause (b) of the definition thereof and a Rating Agency expressly requires HVF to effect any additional action with respect to a Series of Notes solely in order for such Rating Agency to confirm its rating with respect to such Series of Notes in connection therewith, HVF shall have effected action with respect to the Series 2010-2 Notes which it determines is reasonably comparable to such additional action and (c) any other Manufacturer with respect to which the Series 2010-2 Required Noteholders shall have provided written consent.

“Series 2010-2 Eligible Manufacturer Program” means at any time a Series 2010-2 Manufacturer Program that is in full force and effect with a Series 2010-2 Eligible Program Manufacturer.

“Series 2010-2 Eligible Program Manufacturer” means (a) Ford, GM, Old GM, Chrysler, Old Chrysler, Toyota, Honda, Mazda, Nissan, Volvo, Jaguar, Audi, Volkswagen, Land Rover, Hyundai, Kia, Lexus, Mercedes, Suzuki, Smart, Mini, Fiat and BMW, or (b) a Manufacturer (i) who, at the time that such Manufacturer is proposed for consideration as a Series 2010-2 Eligible Program Manufacturer, has a long term unsecured debt rating of at least “BBB-” from S&P and at least “Baa3” from Moody’s, provided, that if a Manufacturer proposed for consideration under the preceding clause (b) has a long term unsecured debt rating from only one of S&P or Moody’s (the “Applicable Rating Agency”), then such Manufacturer shall only be required to have the required long term unsecured debt rating from the Applicable Rating Agency in order to satisfy this clause (b), or (ii) with respect to which the Series 2010-2 Required Noteholders have provided their consent or (c) any other Manufacturer that becomes an “Eligible Program Manufacturer” as such term is defined in, and pursuant to the terms of, the Base Indenture while one or more Series of Notes are rated by any Rating Agency, provided, that in the event that such Manufacturer becomes an “Eligible Program Manufacturer” solely by satisfying clause (b)(ii) of the definition thereof and a Rating Agency expressly requires HVF to effect any additional action with respect to a Series of Notes solely in order for such Rating Agency to confirm its rating with respect to such Series of Notes in connection therewith, HVF shall have effected action with respect to the Series 2010-2 Notes which it determines is reasonably comparable to such additional action; provided, however, that for so long as a Series 2010-2 Manufacturer Event of Default is occurring with respect to any such Manufacturer, such Manufacturer shall not qualify as a Series 2010-2 Eligible Program Manufacturer.

“Series 2010-2 Eligible Program Vehicle” means a Series 2010-2 Program Vehicle that is subject to a Series 2010-2 Eligible Manufacturer Program on the Series 2010-2 Vehicle Operating Lease Commencement Date for such Series 2010-2 Program Vehicle unless it has been redesignated as a Series 2010-2 Non-Program Vehicle pursuant to Section 2.6 of the Series 2010-2 Lease; provided, that if any such Vehicle that has been redesignated as a Series 2010-2 Non-Program Vehicle is subsequently redesignated as a Series 2010-2 Program Vehicle pursuant to Section 2.6 of the Series 2010-2 Lease, solely for purposes of determining whether such Vehicle is a Series 2010-2 Eligible Program Vehicle pursuant to this definition, the Series 2010-2 Vehicle Operating Lease Commencement Date for any such Vehicle shall be deemed to be the date of the most recent redesignation.

“Series 2010-2 Eligible Vehicle” means a Series 2010-2 Vehicle (i) that is not older than forty-eight (48) months from the date of the original manufacturer invoice therefor, (ii) the Certificate of Title for which is in the name of the Hertz Vehicles LLC, as nominee titleholder for HVF and notes the Collateral Agent as the first lienholder (or, the Certificate of Title has been submitted to the appropriate state authorities for such retitling and notation), (iii) that is owned by HVF free and clear of all Liens other than Permitted Liens and (iv) that is designated as an HVF Segregated Vehicle leased under the Series 2010-2 Lease in accordance with the Collateral Agency Agreement.

“Series 2010-2 Enhancement Amount” means, as of any date of determination, the sum of (i) the Series 2010-2 Overcollateralization Amount as of such date, (ii) the Series 2010-2 Letter of Credit Amount as of such date and (iii) the Series 2010-2 Available Reserve Account Amount as of such date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2010-2 Enhancement Deficiency” means, on any day, the amount by which the Series 2010-2 Adjusted Enhancement Amount is less than the Series 2010-2 Required Enhancement Amount.

“Series 2010-2 Eurodollar Tranche” means that portion of the Series 2010-2 Principal Amount purchased or maintained with Series 2010-2 Advances which bear interest by reference to the Eurodollar Rate (Reserve Adjusted).

“Series 2010-2 Excess Collection Account” has the meaning specified in Section 4.1(a) of this Series Supplement.

“Series 2010-2 Excess Damage Charges” means, with respect to any Series 2010-2 Program Vehicle, the amount charged or deducted from the Series 2010-2 Repurchase Price by the Manufacturer of such Series 2010-2 Vehicle due to (a) damage over a prescribed limit, (b), if applicable, damage not subject to a prescribed limit and (c) missing equipment, in each case, with respect to such Series 2010-2 Vehicle at the time that such Series 2010-2 Vehicle is turned in to such Manufacturer or its agent for repurchase or Series 2010-2 Auction pursuant to the applicable Series 2010-2 Manufacturer Program.

“Series 2010-2 Excess Mileage Charges” means, with respect to any Series 2010-2 Program Vehicle, the amount charged or deducted from the Series 2010-2 Repurchase Price, by the Manufacturer of such Series 2010-2 Vehicle due to the fact that such Series 2010-2 Vehicle has mileage over a prescribed limit at the time that such Series 2010-2 Vehicle is turned in to such Manufacturer or its agent for repurchase or Series 2010-2 Auction pursuant to the applicable Series 2010-2 Manufacturer Program.

“Series 2010-2 Excess Principal Event” shall be deemed to have occurred if, on any date, the Series 2010-2 Outstanding Principal Amount as of such date exceeds the Series 2010-2 Maximum Principal Amount as of such date.

“Series 2010-2 Exchange Account Amounts” means the amount of cash and Series 2010-2 Permitted Investments on deposit in any Series 2010-2 HVF Segregated Exchange Account as of the applicable date of determination.

“Series 2010-2 Excluded Payments” means (a) all incentive payments payable by a Manufacturer to purchase Series 2010-2 Vehicles (but not any amounts payable by a Manufacturer as an incentive for selling Series 2010-2 Program Vehicles outside of the related Series 2010-2 Manufacturer Program), (b) all amounts payable by a Manufacturer as compensation for the preparation of newly delivered vehicles, (c) all amounts payable by a Manufacturer as compensation for interest payable after the purchase price for a Series 2010-2 Vehicle is paid and (d) all amounts payable by a Manufacturer in reimbursement for warranty work performed by or on behalf of HVF on the Series 2010-2 Vehicles.

“Series 2010-2 First Maximum Non-Investment Grade Manufacturer Program Vehicle Amount” means, as of any day, an amount equal to 50% of the Adjusted Aggregate Asset Amount.

“Series 2010-2 General Intangibles Collateral” means HVF’s right, title and interest in, to and under all of the assets, property and interests in property, whether now owned or hereafter acquired or created, as described in Section 2.1(a)(i) and (v).

“Series 2010-2 Guaranteed Depreciation Program” means a guaranteed depreciation program pursuant to which a Manufacturer has agreed to (a) cause Series 2010-2 Vehicles manufactured by it or one of its Affiliates that are turned back during the specified Series 2010-2 Repurchase Period to be sold by an auction dealer, (b) cause the proceeds of any such sale to be deposited in a Collateral Account by such auction dealer promptly following such sale and (c) pay to HVF or the Intermediary the excess, if any, of the guaranteed payment amount with respect to any such Series 2010-2 Vehicle calculated as of the Series 2010-2 Turnback Date in accordance with the provisions of such guaranteed depreciation program over the amount deposited in a Collateral Account by an auction dealer pursuant to clause (b) above.

“Series 2010-2 Highest Enhancement Percentage” means, with respect to any date of determination, the sum of (a) 49% (or such lower percentage as may be agreed to by HVF and each Funding Agent) and (b) an amount equal to 100% minus the lower of (x) the lowest Non-Program Vehicle Measurement Month Average for any day (including such date of determination) within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2010-2 Closing Date) and (y) the lowest Market Value Average as of any Determination Date within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2010-2 Closing Date).

“Series 2010-2 Highest Enhancement Vehicle Percentage” means, as of any date of determination, the sum of (a) the Non-Program Vehicle Percentage as of such date plus (b) the Bankrupt Manufacturer Vehicle Percentage as of such date.

“Series 2010-2 HVF Segregated Exchange Account” means any HVF Segregated Exchange Account that receives funds relating to Relinquished Property Proceeds from a Series 2010-2 Vehicle.  Each such HVF Segregated Exchange Account shall receive funds relating solely to the Series 2010-2 Collateral.

“Series 2010-2 HVF Segregated Vehicle Collateral” means the HVF Segregated Vehicle Collateral relating to the Series 2010-2 Vehicles.

“Series 2010-2 Indenture Collateral” has the meaning specified in Section 2.1(a).

“Series 2010-2 Ineligible Asset Amount” means, as of any date of determination, an amount equal to the sum (without duplication) of the following amounts to the extent that such amounts are included in clauses (i) through (x) of the definition of Series 2010-2 Aggregate Asset Amount for such date: (a) the aggregate amount of all Series 2010-2 Manufacturer Receivables (other than Series 2010-2 Excluded Payments) as of such date payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, by a Manufacturer with respect to which a

Series 2010-2 Manufacturer Event of Default specified in clause (i) or (ii) of the definition thereof is continuing with respect to Series 2010-2 Vehicles that were Series 2010-2 Eligible Vehicles when turned in to and accepted by such Manufacturer or delivered and accepted for Series 2010-2 Auction, plus (b) the aggregate amount of all Series 2010-2 Manufacturer Receivables (other than Series 2010-2 Excluded Payments) as of such date payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, by a Manufacturer which is a Series 2010-2 Eligible Program Manufacturer with respect to Series 2010-2 Vehicles that were Series 2010-2 Eligible Vehicles when turned in to and accepted by such Manufacturer or delivered and accepted for Series 2010-2 Auction which amounts are unpaid more than one hundred (100) days past the applicable Series 2010-2 Due Date, plus (c) the aggregate of all amounts specified in clause (iv) of the definition of “Series 2010-2 Aggregate Asset Amount” which are unpaid more than forty-five (45) days past the applicable Series 2010-2 Disposition Date, plus (d) the aggregate of all amounts specified in clause (v) of the definition of “Series 2010-2 Aggregate Asset Amount” which are unpaid sixty (60) days or more past the applicable Series 2010-2 Disposition Date, plus (e) the aggregate of all amounts specified in clauses (vi), (vii) and (x) of the definition of “Series 2010-2 Aggregate Asset Amount” which are past due as of such date and in respect of which any grace period provided for in the Series 2010-2 Lease for the making of such payments has expired, plus (f) the aggregate of all amounts specified in clause (viii) of the definition of “Series 2010-2 Aggregate Asset Amount” which are unpaid more than five Business Days past the date on which the related Rejected Vehicle was rejected by the Series 2010-2 Lessee pursuant to Section 1.05(b) of the Purchase Agreement, plus (g) the aggregate of all amounts specified in clause (ix) of the definition of “Series 2010-2 Aggregate Asset Amount” which are payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, by a Manufacturer which was a Series 2010-2 Eligible Program Manufacturer with respect to which a Series 2010-2 Manufacturer Event of Default specified in clause (i) or (ii) of the definition thereof is continuing or which are unpaid more than sixty (60) days past the due date thereof, plus (h) the amount by which (x) the aggregate of all amounts specified in clause (v) of the definition of “Series 2010-2 Aggregate Asset Amount” which are unpaid more than fifteen (15) days but less than sixty (60) days past the applicable Series 2010-2 Disposition Date exceeds (y) 1% of the Series 2010-2 Aggregate Asset Amount on such date plus (i) the Series 2010-2 Ineligible Non-Investment Grade Manufacturer Receivable Amount.

“Series 2010-2 Ineligible Non-Investment Grade Manufacturer Receivable Amount” means, as of any date of determination, with respect to each Series 2010-2 Non-Investment Grade Manufacturer, an amount equal to the sum (without duplication) of the following amounts to the extent that such amounts are included in clauses (i) through (x) of the definition of Series 2010-2 Aggregate Asset Amount for such date: (a) the aggregate amount of Series 2010-2 Manufacturer Receivables (other than Series 2010-2 Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Series 2010-2 Non-Investment Grade Manufacturer with respect to Series 2010-2 Vehicles that are Series 2010-2 Eligible Vehicles and Series 2010-2 Eligible Program Vehicles when turned in to and accepted by such Series 2010-2 Non-Investment Grade Manufacturer or delivered and accepted for Series 2010-2 Auction, plus (b) the aggregate amount of Series 2010-2 Manufacturer Receivables (other than Series 2010-2 Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Series 2010-2 Non-Investment Grade Manufacturers with respect to Series 2010-2 Vehicles that were Series 2010-2 Eligible Vehicles but not Series 2010-2 Eligible Program Vehicles when turned in to and accepted by such Series 2010-2 Non-Investment Grade Manufacturer or delivered and accepted for Series 2010-2 Auction; provided, that the definition of “Series 2010-2 Ineligible Non-Investment Grade Manufacturer Receivable Amount” may be amended by HVF, with the prior written consent of the Series 2010-2 Required Noteholders; provided further that any Series 2010-2 Non-Investment Grade Manufacturer may be excluded from this definition by HVF with the prior written consent of the Series 2010-2 Required Noteholders.

“Series 2010-2 Ineligible Vehicle” means a Series 2010-2 Vehicle that is not a Series 2010-2 Eligible Vehicle.

“Series 2010-2 Initial Determination Date” means, with respect to any Series 2010-2 Vehicle, the Determination Date with respect to the Related Month in which a Series 2010-2 Vehicle Operating Lease Commencement Date for such Series 2010-2 Vehicle occurs.

“Series 2010-2 Initial Principal Amount” means the aggregate initial principal amount of the Series 2010-2 Notes, which is $0.

“Series 2010-2 In-Service Date” means, with respect to (i) any Series 2010-2 Vehicle subject to a Series 2010-2 Manufacturer Program, the date on which depreciation related to such Series 2010-2 Vehicle begins to accrue under such Series 2010-2 Manufacturer Program and (ii) any Series 2010-2 Vehicle not subject to a Series 2010-2 Manufacturer Program, the date designated by the Series 2010-2 Servicer in respect of such Series 2010-2 Non-Program Vehicle in the Series 2010-2 Monthly Servicing Certificate for the Related Month in which the Series 2010-2 Vehicle Operating Lease Commencement Date for such Series 2010-2 Non-Program Vehicle occurs.

“Series 2010-2 Interest Collections” means on any date of determination all Series 2010-2 Collections which represent payments of Series 2010-2 Monthly Variable Rent under the Series 2010-2 Lease plus any amounts earned on Series 2010-2 Permitted Investments in the Series 2010-2 Series Accounts which are available for distribution on such date.

“Series 2010-2 Interest Period” means a period commencing on and including a Payment Date and ending on and including the day preceding the next succeeding Payment Date; provided, however, that the initial Series 2010-2 Interest Period shall commence on and include the Series 2010-2 Closing Date and end on and include January 24, 2011.

“Series 2010-2 Interest Rate Cap” means any interest rate cap entered into in accordance with the provisions of Section 9.11(a) of this Series Supplement, including,

without limitation, the Series 2010-2 Interest Rate Cap Documents with respect thereto; provided that for the avoidance of doubt each Series 2010-2 Interest Rate Cap shall constitute a “Series-Specific Swap Agreement”, but shall not constitute a “Swap Agreement” for all purposes under the Base Indenture or any other Series 2010-2 Related Document.

“Series 2010-2 Interest Rate Cap Documents” means, with respect to any Series 2010-2 Interest Rate Cap, the ISDA Master Agreement which governs such Series 2010-2 Interest Rate Cap, together with the schedule and credit support annex thereto and the applicable confirmations thereunder.

“Series 2010-2 Intermediate Enhancement Percentage” means, with respect to any date of determination, the sum of (a) 48% (or such lower percentage as may be agreed to by HVF and each Funding Agent) and (b) an amount equal to 100% minus the lower of (x) the lowest Non-Program Vehicle Measurement Month Average for any day (including such date of determination) within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2010-2 Closing Date) and (y) the lowest Market Value Average as of any Determination Date within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2010-2 Closing Date).

“Series 2010-2 Intermediate Enhancement Vehicle Percentage” means, as of any date of determination, the excess of (i) 100% over (ii) the sum of (x) the Series 2010-2 Lowest Enhancement Vehicle Percentage as of such date plus (y) the Series 2010-2 Highest Enhancement Vehicle Percentage as of such date plus (z) in the event that the Nissan Condition is satisfied as of such date of determination, the Nissan Percentage as of such date.

“Series 2010-2 Investor Group” has the meaning set forth in the Series 2010-2 Note Purchase Agreement.

“Series 2010-2 Investor Group Principal Amount” has the meaning set forth in the Series 2010-2 Note Purchase Agreement.

“Series 2010-2 Lease” means the Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of December 16, 2010, between HVF, as lessor thereunder, and Hertz, as lessee and as servicer, as the same may be amended, restated modified or supplemented from time to time in accordance with its terms.

“Series 2010-2 Lease Payment Default” means the occurrence of any event described in Section 17.1.1 of the Series 2010-2 Lease.

“Series 2010-2 Lease Interest Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Series 2010-2 Interest Collections which pursuant to Section 9.1(a), (b) or (c) of this Series Supplement would have been deposited into the Series 2010-2 Accrued Interest Account if all payments of Series 2010-2 Monthly Variable Rent required to have been made under the Series 2010-2 Lease from but excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Series 2010-2 Interest Collections which pursuant to Section 9.1(a), (b) or (c) of this Series Supplement have been received for deposit into the Series 2010-2 Accrued Interest Account from but excluding the preceding Payment Date to and including such Payment Date.

“Series 2010-2 Lease Payment Deficit” means either a Series 2010-2 Lease Interest Payment Deficit or a Series 2010-2 Lease Principal Payment Deficit.

“Series 2010-2 Lease Principal Payment Carryover Deficit” means (a) for the initial Payment Date, zero and (b) for any other Payment Date, the excess, if any, of (x) the Series 2010-2 Lease Principal Payment Deficit, if any, on the preceding Payment Date over (y) the amount deposited in the Series 2010-2 Distribution Account pursuant to Section 9.4(d) of this Series Supplement on such preceding Payment Date on account of such Series 2010-2 Lease Principal Payment Deficit.

“Series 2010-2 Lease Principal Payment Deficit” means on any Payment Date the sum of (a) the Series 2010-2 Monthly Lease Principal Payment Deficit for such Payment Date and (b) the Series 2010-2 Lease Principal Payment Carryover Deficit for such Payment Date.

“Series 2010-2 Lessee” means Hertz, in its capacity as the lessee under the Series 2010-2 Lease.

“Series 2010-2 Lessor” means HVF, in its capacity as the lessor under the Series 2010-2 Lease.

“Series 2010-2 Letter of Credit” means an irrevocable letter of credit, substantially in the form of Exhibit B to this Series Supplement issued by a Series 2010-2 Eligible Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2010-2 Noteholders.

“Series 2010-2 Letter of Credit Agreement” means the Series 2010-2 Letter of Credit Reimbursement Agreement and any other agreement pursuant to which a Series 2010-2 Letter of Credit is issued in favor of the Trustee for the benefit of the Series 2010-2 Noteholders.

“Series 2010-2 Letter of Credit Amount” means, as of any date of determination, the lesser of (a) the sum of (i) the aggregate amount available to be drawn on such date under the Series 2010-2 Letters of Credit, as specified therein, and (ii) if the Series 2010-2 Cash Collateral Account has been established and funded pursuant to Section 9.8 of this Series Supplement, the Series 2010-2 Available Cash Collateral Account Amount on such date and (b) the outstanding principal amount of the Series 2010-2 Demand Note on such date.

“Series 2010-2 Letter of Credit Expiration Date” means, with respect to any Series 2010-2 Letter of Credit, the expiration date set forth in such Series 2010-2 Letter of Credit, as such date may be extended in accordance with the terms of such Series 2010-2 Letter of Credit.

“Series 2010-2 Letter of Credit Liquidity Amount” means, as of any date of determination, the sum of (a) the aggregate amount available to be drawn on such date under each Series 2010-2 Letter of Credit, as specified therein, and (b) if a Series 2010-2 Cash Collateral Account has been established and funded pursuant to Section 9.8 of this Series Supplement, the Series 2010-2 Available Cash Collateral Account Amount on such date.

“Series 2010-2 Letter of Credit Provider” means the issuer of a Series 2010-2 Letter of Credit.

“Series 2010-2 Letter of Credit Reimbursement Agreement” means any and each reimbursement agreement providing for the reimbursement of a Series 2010-2 Letter of Credit Provider for draws under its Series 2010-2 Letter of Credit, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“Series 2010-2 Limited Liquidation Event of Default” means, so long as such event or condition continues, (1) any event or condition of the type specified in Section 9.1(c) of the Base Indenture or clauses (a), (c), (d), (g), (h), (i), (j), (k), (n), (o), (p), (s), (t), (cc) or (dd) of Article X of this Series Supplement that continues for thirty (30) days (without double counting the cure period, if any, provided therein), (2) any event or condition of the type specified in clauses (b), (e), (f), (u) or (x) of Article X of this Series Supplement, (3) any event or condition of the type specified in clause (y) of Article X of this Series Supplement so long as (i) such event or condition shall have caused a Limited Liquidation Event of Default or Liquidation Event of Default with respect to the Series 2009-1 Notes and (ii) the Holders of such Series 2009-1 Notes shall have directed the Trustee to commence (either through its agents or otherwise) or cause the commencement of the liquidation or other disposition of HVF Vehicles as a result of such Limited Liquidation Event of Default or Liquidation Event of Default and (4) any event or condition of the type specified in clause (z) of Article X of this Series Supplement which occurs as a result of a breach by the Series 2010-2 Lessor (or the Series 2010-2 Lessee on its behalf) of its agreements set forth in Section 18(a) of the Series 2010-2 Lease.

“Series 2010-2 Liquidity Amount” means, as of any date of determination, the sum of (a) the Series 2010-2 Letter of Credit Liquidity Amount and (b) the Series 2010-2 Available Reserve Account Amount on such date (after giving effect to any deposits thereto on such date).

“Series 2010-2 Liquidity Deficiency” means, as of any date of determination, the amount by which the Series 2010-2 Adjusted Liquidity Amount is less than the Series 2010-2 Required Liquidity Amount as of such date.

“Series 2010-2 Liquidity Surplus” means, with respect to any date of determination, the excess, if any, of the Series 2010-2 Adjusted Liquidity Amount over the Series 2010-2 Required Liquidity Amount, in each case, as of such date.

“Series 2010-2 LOC Credit Disbursement” means an amount drawn under a Series 2010-2 Letter of Credit pursuant to a Series 2010-2 Certificate of Credit Demand.

“Series 2010-2 LOC Preference Payment Disbursement” means an amount drawn under a Series 2010-2 Letter of Credit pursuant to a Series 2010-2 Certificate of Preference Payment Demand.

“Series 2010-2 LOC Termination Disbursement” means an amount drawn under a Series 2010-2 Letter of Credit pursuant to a Series 2010-2 Certificate of Termination Demand.

“Series 2010-2 LOC Unpaid Demand Note Disbursement” means an amount drawn under a Series 2010-2 Letter of Credit pursuant to a Series 2010-2 Certificate of Unpaid Demand Note Demand.

“Series 2010-2 Lowest Enhancement Percentage” means, with respect to any date of determination, 25% (or such lower percentage as may be agreed to by HVF and each Funding Agent).

“Series 2010-2 Lowest Enhancement Vehicle Percentage” means, as of any date of determination, the sum of (a) the Category 1 Manufacturer Eligible Program Vehicle Percentage as of such date plus (b) the Category 1 Manufacturer Non-Eligible Program Vehicle Percentage as of such date plus (c) the Capped Category 2  Manufacturer Program Vehicle Percentage as of such date.

“Series 2010-2 Manufacturer Amount” means, as of any date of determination, for any Manufacturer or Group of Manufacturers set forth in Column A of Exhibit K hereto, the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to such Manufacturer or Group of Manufacturers, as applicable, as of such date.

“Series 2010-2 Manufacturer Event of Default” means with respect to any Manufacturer, (i) there shall be Past Due Amounts owing to Hertz, HGI, HVF or the Intermediary with respect to such Manufacturer in an amount equal to or in excess of the lesser of (x) $25 million and (y) the then outstanding aggregate amount of repurchase obligations of such Manufacturer under its Manufacturer Program in respect of all Vehicles, in each case, net of Past Due Amounts aggregating no more than $50 million, (A) that are the subject of a good faith dispute as evidenced in a writing by Hertz, HGI, HVF or the Manufacturer questioning the accuracy of amounts paid or payable in respect of certain Vehicles tendered for repurchase under a Manufacturer Program (as distinguished from any dispute relating to the repudiation by such Manufacturer generally of its obligations under such Manufacturer Program or the assertion by such Manufacturer of the invalidity or unenforceability as against it of such Manufacturer Program) and (B) with respect to which Hertz, HGI or HVF, as the case may be, has provided adequate reserves as reasonably determined by such Person, (ii) the occurrence and continuance of an Event of Bankruptcy with respect to such Manufacturer; provided, that, a Series 2010-2 Manufacturer Event of Default which occurs pursuant to this clause

(ii) shall be deemed to no longer be continuing on and after the date such Manufacturer assumes its Series 2010-2 Manufacturer Program in accordance with the Bankruptcy Code or (iii) the termination of such Manufacturer’s Series 2010-2 Manufacturer Program or the failure of such Manufacturer’s Series 2010-2 Repurchase Program or Series 2010-2 Guaranteed Depreciation Program to qualify as a Series 2010-2 Manufacturer Program.

“Series 2010-2 Manufacturer Excess” means, as of any date of determination, for (i) any Manufacturer listed in Column A of Exhibit K hereto, the excess (if any) of (a) the Series 2010-2 Manufacturer Amount for such Manufacturer over (b) the Series 2010-2 Manufacturer Maximum Amount for such Manufacturer, in each case, as of such date; (ii) the BMW/Lexus/Mercedes/Audi Group, the excess (if any) of (a) the Series 2010-2 Manufacturer Amount for such Group of Manufacturers over (b) the sum of (1) the Series 2010-2 Manufacturer Maximum Amount for such Group of Manufacturers and (2) any portion of the Series 2010-2 Manufacturer Amount with respect to BMW, Lexus, Mercedes and/or Audi which constitutes Series 2010-2 Manufacturer Excess with respect to such Manufacturer; and (iii) the Kia/Subaru/Hyundai Group, the excess (if any) of (a) the Series 2010-2 Manufacturer Amount for such Group of Manufacturers over (b) the sum of (1) the Series 2010-2 Manufacturer Maximum Amount for such Group of Manufacturers and (2) any portion of the Series 2010-2 Manufacturer Amount with respect to Kia, Subaru and/or Hyundai which constitutes Series 2010-2 Manufacturer Excess with respect to such Manufacturer, in each case, as of such date of determination.

“Series 2010-2 Manufacturer Excess Reduction” means, as of any date of determination, for any Manufacturer or Group of Manufacturers with respect to which a Series 2010-2 Manufacturer Excess exists as of such date, the product of (a) such Series 2010-2 Manufacturer Excess for such Manufacturer or Group of Manufacturers and (b) the Series 2010-2 Manufacturer Non-Eligible Vehicle Amount Portion for such Manufacturer or Group of Manufacturers, in each case, as of such date of determination.

“Series 2010-2 Manufacturer Ineligible Receivable Group Proportion” means, as of any date of determination, with respect to any Manufacturer in a Group of Manufacturers, the quotient (expressed as a percentage) of (a) the Ineligible Receivable Manufacturer Receivable Amount with respect to such Manufacturer as of such date and (b) the sum of the Ineligible Receivable Manufacturer Receivable Amounts with respect to all Manufacturers in such Group of Manufacturers, in each case, as of such date of determination.

“Series 2010-2 Manufacturer Group Proportion” means, as of any date of determination, with respect to any Manufacturer in a Group of Manufacturers, the quotient (expressed as a percentage) of (a) the Series 2010-2 Manufacturer Amount with respect to such Manufacturer and (b) the sum of the Series 2010-2 Manufacturer Amounts with respect to all Manufacturers in such Group of Manufacturers.

“Series 2010-2 Manufacturer Maximum Amount” means, as of any date of determination, for any Manufacturer or Group of Manufacturers listed in Column A of

Exhibit K hereto, an amount equal to the product of (x) the Series 2010-2 Manufacturer Percentage for such Manufacturer or Group of Manufacturers and (y) the Adjusted Aggregate Asset Amount on such date.

“Series 2010-2 Manufacturer Non-Eligible Vehicle Amount Portion” means, as of any date of determination, with respect to any Manufacturer or Group of Manufacturers, a fraction expressed as a percentage, (a) the numerator of which is the Manufacturer Non-Eligible Vehicle Amount with respect to such Manufacturer or Group of Manufacturers; provided that, in the event that such Manufacturer is Ford, Nissan, GM, Kia, Chrysler, Toyota or Honda (or such Manufacturer is included in such Group of Manufacturers), to the extent that an Event of Bankruptcy has occurred with respect to such Manufacturer, the Series 2010-2 Net Book Value of the Series 2010-2 Vehicles (other than Series 2010-2 Non-Program Vehicles manufactured by any such Manufacturer as of the date of the occurrence of such Event of Bankruptcy)) shall be excluded therefrom and (b) the denominator of which is the Series 2010-2 Manufacturer Amount with respect to such Manufacturer or Group of Manufacturers, as applicable, as of such date.

“Series 2010-2 Manufacturer Non-Eligible Vehicle Group Proportion” means, as of any date of determination, with respect to any Manufacturer in a Group of Manufacturers, the quotient (expressed as a percentage) of (a) the Manufacturer Non-Eligible Vehicle Amount with respect to such Manufacturer as of such date and (b) the sum of the Manufacturer Non-Eligible Vehicle Amounts with respect to all Manufacturers in such Group of Manufacturers, in each case, as of such date.

“Series 2010-2 Manufacturer Non-Investment Grade Group Proportion” means, as of any date of determination, with respect to any Manufacturer that is part of any Group of Manufacturers, the fraction (expressed as a percentage) of the quotient of (a) the Non-Investment Grade Manufacturer Program Vehicle Amount attributable to such Manufacturer divided by (b) the aggregate Non-Investment Grade Manufacturer Program Vehicle Amount attributable to all Manufacturers in such Group of Manufacturers.

“Series 2010-2 Manufacturer Non-Investment Grade Individual Proportion” means, as of any date of determination, with respect to any Manufacturer, the fraction (expressed as a percentage) of the quotient of (a) the Non-Investment Grade Manufacturer Program Vehicle Amount attributable to such Manufacturer divided by (b) the Series 2010-2 Manufacturer Amount with respect to such Manufacturer.

“Series 2010-2 Manufacturer Percentage” means, for any Manufacturer or Group of Manufacturers listed in Column A of Exhibit K hereto, the percentage set forth opposite such Manufacturer or Group of Manufacturers in Column B of Exhibit K hereto.

“Series 2010-2 Manufacturer Program” means at any time any Series 2010-2 Repurchase Program or Series 2010-2 Guaranteed Depreciation Program that is in full force and effect with a Manufacturer (i) pursuant to which the repurchase price or guaranteed auction sale price is at least equal to the Series 2010-2 Capitalized Cost of each Series 2010-2 Vehicle, minus all Series 2010-2 Depreciation Charges accrued with respect to such Series 2010-2 Vehicle prior to the date that the Series 2010-2 Vehicle is submitted for repurchase, minus Series 2010-2 Excess Mileage Charges, minus Series 2010-2 Excess Damage Charges, (ii) that cannot be amended or terminated unilaterally by the related Manufacturer with respect to any Series 2010-2 Vehicle after the purchase of that Series 2010-2 Vehicle, and (iii) the assignment of the benefits of which to HVF and the Collateral Agent has been acknowledged in writing by the related Manufacturer in the form of a Series 2010-2 Assignment Agreement.

“Series 2010-2 Manufacturer Receivable” means an amount due from a Manufacturer or an auction dealer under a Series 2010-2 Manufacturer Program in respect of or in connection with a Series 2010-2 Program Vehicle disposed of in accordance with such Series 2010-2 Manufacturer Program.

“Series 2010-2 Market Value” means, with respect to any Series 2010-2 Vehicle as of any date of determination, the wholesale market value of such Series 2010-2 Vehicle as specified in the Related Month’s published NADA Guide for the model class and model year of such Series 2010-2 Vehicle based on the average equipment and the average mileage of each vehicle of such model class and model year; provided, that if the NADA Guide is not being published or the NADA Guide is being published but such Series 2010-2 Vehicle is not included therein, the Finance Guide at the beginning of the model year shall be used to estimate the wholesale market value of the Series 2010-2 Vehicle, based on the Series 2010-2 Vehicle’s model class and model year or the closest model class and model year thereto and a vehicle condition of “average” (as defined in the Finance Guide); provided, further, that if the Finance Guide is not being published or the Finance Guide is being published but such Series 2010-2 Vehicle or a reasonably similar model class and model year is not included therein, the wholesale market value of such Series 2010-2 Vehicle shall be based on an independent third-party data source, and determined in accordance with a methodology, with respect to which the Series 2010-2 Required Noteholders shall have provided prior written consent; provided, further, that if no such third-party data source or methodology shall have been so approved or any such third-party source or methodology is not available, the wholesale market value of such Series 2010-2 Vehicle shall be equal to a reasonable estimate of the wholesale market value of such Series 2010-2 Vehicle as determined by the Series 2010-2 Servicer, based on the Series 2010-2 Net Book Value of such Series 2010-2 Vehicle and any other factors deemed relevant by the Series 2010-2 Servicer.

“Series 2010-2 Material Adverse Effect” means, with respect to any occurrence, event or condition:

1.             a material adverse change in the financial condition, business, assets or operations of Hertz and its Consolidated Subsidiaries;

2.             a material adverse effect on the ability of Hertz, Hertz Vehicles LLC, HGI, HVF or the Qualified Intermediary to perform its obligations under any of the Series 2010-2 Related Documents;

3.             a material adverse effect on HVF’s interest in the Series 2010-2 Vehicles or the related Series 2010-2 Manufacturer Receivables, in each case, that are included in the Series 2010-2 Aggregate Asset Amount; or

4.             an adverse effect on (i) the validity or enforceability of any Series 2010-2 Related Document or (ii) on the validity, status, perfection or priority of the Lien of the Trustee in the Series 2010-2 Indenture Collateral or of the Collateral Agent in the Series 2010-2 HVF Segregated Vehicle Collateral.

“Series 2010-2 Maximum Lease Termination Date” means, with respect to any Series 2010-2 Vehicle, the earlier of (x) the last Business Day of the month that is 36 months after the month in which the Series 2010-2 Vehicle Operating Lease Commencement Date occurs with respect to such Series 2010-2 Vehicle and (y) the last Business Day of the month that is 47 months after the date of original invoice for such Series 2010-2 Vehicle.

“Series 2010-2 Maximum Manufacturer Non-Eligible Vehicle Amount” means, as of any day, (x) with respect to Toyota, an amount equal to 50% of the Non-Eligible Vehicle Amount, (y) with respect to Nissan, an amount equal to 100% of the Non-Eligible Vehicle Amount and (z) with respect to any other Manufacturer, an amount equal to 40% of the Non-Eligible Vehicle Amount.

“Series 2010-2 Maximum Non-Eligible Manufacturer Amount” means, as of any day, an amount equal to 5% of the Adjusted Aggregate Asset Amount on such day.

“Series 2010-2 Maximum Principal Amount” means, $200,000,000; provided that such amount may be (i) reduced at any time and from time to time by HVF upon notice to each Series 2010-2 Noteholder, the Administrative Agent, each Conduit Investor and each Committed Note Purchaser in accordance with the terms of the Series 2010-2 Note Purchase Agreement, or (ii) increased at any time and from time to time upon (a) an Additional Investor Group becoming party to the Series 2010-2 Note Purchase Agreement in accordance with the terms thereof or (b) the effective date for any Investor Group Maximum Principal Increase.

“Series 2010-2 Measurement Month” means, on any date, each calendar month, or the smallest number of consecutive calendar months, preceding such date, in which at least 600 Series 2010-2 Non-Program Vehicles were sold to third parties, at auction or otherwise (excluding salvage sales); provided, however, that no calendar month included in a single Series 2010-2 Measurement Month shall be included in any other Series 2010-2 Measurement Month.

“Series 2010-2 Minimum Term” has the meaning specified in Section 3.1 of the Series 2010-2 Lease.

“Series 2010-2 Monthly Base Rent” has the meaning specified in Section 4.1] of the Series 2010-2 Lease.

“Series 2010-2 Monthly Default Interest Amount” means, with respect to any Payment Date, the sum of (i) an amount equal to the product of (x) 2.0%, (y) the result of (a) the sum of the Series 2010-2 Principal Amount as of each day during the related Series 2010-2 Interest Period (after giving effect to any increases or decreases to the Series 2010-2 Principal Amount on such day) during which a Series 2010-2 Amortization Event has occurred and is continuing divided by (b) the actual number of days in the related Series 2010-2 Interest Period during which a Series 2010-2 Amortization Event has occurred and is continuing, and (z) the result of (a) the actual number of days in the related Series 2010-2 Interest Period during which a Series 2010-2 Amortization Event has occurred and is continuing divided by (b) 360 plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2010-2 Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the rate specified in clause (i)).

“Series 2010-2 Monthly Interest” means, with respect to any Payment Date, the sum of (i) the Series 2010-2 Daily Interest Amount for each day in the related Series 2010-2 Interest Period, plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2010-2 Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Series 2010-2 Note Rate), plus (iii) the Undrawn Fee for such Payment Date, calculated in accordance with Section 3.02(b) of the Series 2010-2 Note Purchase Agreement.

“Series 2010-2 Monthly Lease Principal Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Principal Collections which pursuant to Section 9.1(a), (b), or (c) of this Series Supplement would have been deposited into the Series 2010-2 Collection Account if all payments required to have been made under the Series 2010-2 Lease from but excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Principal Collections which pursuant to Section 9.1(a), (b), or (c) of this Series Supplement have been received for deposit into the Series 2010-2 Collection Account (without giving effect to any amounts deposited into the Series 2010-2 Accrued Interest Account pursuant to the proviso in Section 9.1(c)(ii) of this Series Supplement) from but excluding the preceding Payment Date to and including such Payment Date.

“Series 2010-2 Monthly Servicing Certificate” has the meaning specified in Section 3.1(c).

“Series 2010-2 Monthly Servicing Fee” has the meaning specified in Section 23 of the Series 2010-2 Lease.

“Series 2010-2 Monthly Variable Rent” has the meaning specified in Section 4.2 of the Series 2010-2 Lease.

“Series 2010-2 Net Book Value” means, (a) with respect to each Series 2010-2 New Vehicle, (i) as of any date of determination during the period from the Series 2010-2 Vehicle Operating Lease Commencement Date for such Series 2010-2 New

Vehicle to but excluding the Series 2010-2 Initial Determination Date for such New Vehicle, the Series 2010-2 Capitalized Cost of such Series 2010-2 New Vehicle, (ii) as of the Series 2010-2 Initial Determination Date for such Series 2010-2 New Vehicle, (A) the Series 2010-2 Capitalized Cost for such Series 2010-2 New Vehicle minus (B) the aggregate Series 2010-2 Depreciation Charges accrued with respect to such Series 2010-2 New Vehicle under such Series 2010-2 Lease through the last day of the Related Month in which the Series 2010-2 Vehicle Operating Lease Commencement Date for such Series 2010-2 New Vehicle under such Series 2010-2 Lease occurred and (iii) as of any Determination Date after the Series 2010-2 Initial Determination Date for such Series 2010-2 New Vehicle, (A) the Series 2010-2 Net Book Value of such Series 2010-2 New Vehicle as calculated on the immediately preceding Determination Date minus (B) the aggregate Series 2010-2 Depreciation Charges accrued with respect to such Series 2010-2 New Vehicle under such Series 2010-2 Lease during the Related Month (through the last day thereof), (b) with respect to each Series 2010-2 Transferred Vehicle subject to the Series 2010-2 Lease, (i) as of any date of determination during the period from the Series 2010-2 Vehicle Operating Lease Commencement Date for such Series 2010-2 Transferred Vehicle under the Series 2010-2 Lease to but excluding the Series 2010-2 Initial Determination Date for such Series 2010-2 Transferred Vehicle, the Transfer Price of such Series 2010-2 Transferred Vehicle paid by the Purchaser of such Series 2010-2 Transferred Vehicle pursuant to Section 1.07 of the Purchase Agreement, (ii) as of the Series 2010-2 Initial Determination Date for such Series 2010-2 Transferred Vehicle, (A) the Transfer Price of such Series 2010-2 Transferred Vehicle paid by the Purchaser of such Series 2010-2 Transferred Vehicle pursuant to Section 1.07 of the Purchase Agreement minus (B) the aggregate Series 2010-2 Depreciation Charges accrued with respect to such Series 2010-2 Transferred Vehicle under such Series 2010-2 Lease through the last day of the Related Month in which the Series 2010-2 Vehicle Operating Lease Commencement Date for such Series 2010-2 Transferred Vehicle under such Series 2010-2 Lease occurred and (iii) as of any Determination Date after the Series 2010-2 Initial Determination Date for such Series 2010-2 Transferred Vehicle, (A) the Series 2010-2 Net Book Value of such Series 2010-2 Transferred Vehicle as calculated on the immediately preceding Determination Date minus (B) the aggregate Series 2010-2 Depreciation Charges accrued with respect to such Series 2010-2 Transferred Vehicle under such Series 2010-2 Lease during the Related Month (through the last day thereof).  After the Series 2010-2 Initial Determination Date for any Series 2010-2 Vehicle subject to the Series 2010-2 Lease, on any day which is not a Determination Date, the Series 2010-2 Net Book Value of such Series 2010-2 Vehicle shall be the Series 2010-2 Net Book Value calculated for such Series 2010-2 Vehicle on the most recent Determination Date.  In connection with a redesignation of a Series 2010-2 Eligible Vehicle as either a Series 2010-2 Program Vehicle or a Series 2010-2 Non-Program Vehicle in accordance with Section 2.6 of the Series 2010-2 Lease, the Series 2010-2 Net Book Value of such Series 2010-2 Vehicle shall be recalculated on the next Determination Date following such redesignation as if such Series 2010-2 Vehicle had been designated as a Series 2010-2 Non-Program Vehicle (in the case of a redesignated Series 2010-2 Program Vehicle) or a Series 2010-2 Program Vehicle (in the case of a redesignated Series 2010-2 Non-Program Vehicle) on the Series 2010-2 Vehicle Operating Lease Commencement Date for such Series 2010-2 Vehicle.

“Series 2010-2 New Vehicle” means a New HVF Segregated Vehicle (as defined in the Purchase Agreement) that is specified, on the New Vehicle Schedule therefor, as relating to the Segregated Series of Notes created hereby.

“Series 2010-2 Non-Eligible Program Vehicle” means a Series 2010-2 Program Vehicle that is not a Series 2010-2 Eligible Program Vehicle on the Series 2010-2 Vehicle Operating Lease Commencement Date for such Series 2010-2 Program Vehicle unless it has been redesignated as a Series 2010-2 Non-Program Vehicle pursuant to Section 2.6 of the Series 2010-2 Lease; provided, if any such Series 2010-2 Vehicle that has been redesignated as a Series 2010-2 Non-Program Vehicle is subsequently redesignated as a Series 2010-2 Program Vehicle pursuant to Section 2.6 of the Series 2010-2 Lease, solely for purposes of determining whether a Vehicle is a Series 2010-2 Non-Eligible Program Vehicle pursuant to this definition, the Series 2010-2 Vehicle Operating Lease Commencement Date for any such Series 2010-2 Vehicle shall be deemed to be the date of any such subsequent redesignation.

“Series 2010-2 Non-Investment Grade Manufacturer” means, as of any date of determination, each Series 2010-2 Eligible Manufacturer who as of such date does not have a long-term unsecured debt rating of at least “Baa3” from Moody’s; provided that upon the withdrawal of the rating of a Manufacturer by Moody’s or upon the downgrade of a Manufacturer by Moody’s to a rating that would require inclusion of such Manufacturer in this definition, for purposes of this definition and each instance in which this definition is used in this Series Supplement, such Manufacturer shall be deemed to be rated “Baa3” by Moody’s for a period of 30 days following the earlier of (i) the date on which any of the Series 2010-2 Administrator, HVF or the Series 2010-2 Servicer obtains actual knowledge of such downgrade and (ii) the date on which the Trustee or the Administrative Agent notifies the Series 2010-2 Administrator of such downgrade.

“Series 2010-2 Non-Program Vehicle” means a Series 2010-2 Vehicle that is not subject to a Series 2010-2 Manufacturer Program on the Series 2010-2 Vehicle Operating Lease Commencement Date for such Series 2010-2 Vehicle or which is redesignated as a Series 2010-2 Non-Program Vehicle pursuant to Section 2.6 of the Series 2010-2 Lease unless, in either case, it has been redesignated as a Series 2010-2 Program Vehicle pursuant to Section 2.6 of the Series 2010-2 Lease; provided, that if any such Series 2010-2 Vehicle that has been redesignated as a Series 2010-2 Program Vehicle is subsequently redesignated as a Series 2010-2 Non-Program Vehicle pursuant to Section 2.6 of the Series 2010-2 Lease, solely for purposes of determining whether a Series 2010-2 Vehicle is a Series 2010-2 Non-Program Vehicle pursuant to this definition, the Series 2010-2 Vehicle Operating Lease Commencement Date for any such Series 2010-2 Vehicle shall be deemed to be the date of the most recent redesignation.

“Series 2010-2 Non-Program Vehicle Measurement Month Percentage” means, with respect to any Series 2010-2 Measurement Month, the lesser of (a) the percentage equivalent of a fraction, the numerator of which is the aggregate amounts of Series 2010-2 Disposition Proceeds paid or payable in respect of all Series 2010-2 Non-Program Vehicles (other than any Series 2010-2 Non-Program Vehicles that are returned to a Manufacturer pursuant to a Series 2010-2 Manufacturer Program in accordance with

Section 2.5(b) of the Series 2010-2 Lease) that are sold to third parties, at auction or otherwise (excluding salvage sales), during such Series 2010-2 Measurement Month and the denominator of which is the aggregate Series 2010-2 Net Book Values of such Series 2010-2 Non-Program Vehicles on the dates of their respective sales and (b) 100%.

“Series 2010-2 Non-Program Vehicle Special Default Payments” has the meaning specified in Section 13.3 of the Series 2010-2 Lease.

“Series 2010-2 Note Obligations” means all principal, interest and other amounts, at any time and from time to time, owing by HVF on the Series 2010-2 Notes and all costs, fees and expenses payable by, or obligations of, HVF under the Series 2010-2 Supplement and/or the Series 2010-2 Related Documents (other than any portions thereof relating solely to any Series of Indenture Notes other than the Series 2010-2 Notes).

“Series 2010-2 Note Purchase Agreement” means the Note Purchase Agreement, dated as of December 16, 2010, among HVF, the Series 2010-2 Noteholders, the Administrative Agent, the Series 2010-2 Administrator, the Series 2010-2 Funding Agents, the Conduit Investors and the Committed Note Purchasers, pursuant to which the Series 2010-2 Noteholders have agreed to purchase the Series 2010-2 Notes from HVF, subject to the terms and conditions set forth therein, as amended, supplemented, restated or otherwise modified from time to time.

“Series 2010-2 Note Rate” means, for any Series 2010-2 Interest Period, the sum of (i) the weighted average of the sum of (a) the weighted average of the CP Rates applicable to the Series 2010-2 CP Tranche, (b) the weighted average of the Eurodollar Rates (Reserve Adjusted) applicable to the Series 2010-2 Eurodollar Tranche and (c) the weighted average of the Series 2010-2 Base Rates applicable to the Series 2010-2 Base Rate Tranche, in each case, for such Series 2010-2 Interest Period and (ii) the weighted average of the daily weighted average Program Fee Rate for each Investor Group with respect to such Series 2010-2 Interest Period; provided, however, that the Series 2010-2 Note Rate will in no event be higher than the maximum rate permitted by applicable law.

“Series 2010-2 Noteholder” means each Person in whose name a Series 2010-2 Note is registered in the Note Register.

“Series 2010-2 Notes” means any one of the Series 2010-2 Variable Funding Rental Car Asset Backed Notes, executed by HVF and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A hereto.

“Series 2010-2 Notice of Reduction” means a notice in the form of Annex E to a Series 2010-2 Letter of Credit.

“Series 2010-2 Operating Lease Commencement Date” has the meaning specified in Section 3.2 of the Series 2010-2 Lease.

“Series 2010-2 Operating Lease Event of Default” has the meaning specified in Section 17.1 of the Series 2010-2 Lease.

“Series 2010-2 Operating Lease Expiration Date” has the meaning specified in Section 3.2 of the Series 2010-2 Lease.

“Series 2010-2 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) without duplication, the sum of (i) Series 2010-2 Initial Principal Amount plus (ii) the sum of the Additional Investor Group Initial Principal Amounts for each Additional Investor Group as of such date plus (iii) the sum of the Investor Group Maximum Principal Increase Amount for each Investor Group Maximum Principal Increase minus (b) the amount of principal payments (whether pursuant to a Decrease, a redemption or otherwise) made to the Series 2010-2 Noteholders on or prior to such date plus (c) any Increases in the Series 2010-2 Principal Amount pursuant to Section 8.1(a) of this Series Supplement on or prior to such date; provided that at no time may the Series 2010-2 Outstanding Principal Amount exceed the Series 2010-2 Maximum Principal Amount.

“Series 2010-2 Overcollateralization Amount” means, as of any date of determination, (i) on which no Series 2010-2 Aggregate Asset Amount Deficiency exists, the Series 2010-2 Required Overcollateralization Amount as of such date or (ii) on which a Series 2010-2 Aggregate Asset Amount Deficiency exists, the excess, if any, of the Series 2010-2 Aggregate Asset Amount over the Series 2010-2 Adjusted Principal Amount as of such date.

“Series 2010-2 Past Due Rent Payment” has the meaning specified in Section 9.1(d) of this Series Supplement.

“Series 2010-2 Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2010-2 Principal Amount as of such date and the denominator of which is the sum of (a) the Aggregate Principal Amount plus (b) the sum of the Principal Amounts with respect to all Segregated Series of Notes Outstanding, in each case, as of such date.

“Series 2010-2 Permitted Check Payments” means (i) payments of sales proceeds of Series 2010-2 Vehicles made by check by auction dealers under the Series 2010-2 Manufacturer Program with Chrysler and (ii) payments made by check by GM, Hyundai and Subaru under their respective Series 2010-2 Manufacturer Programs (if any).

“Series 2010-2 Permitted Investments” means negotiable instruments or securities, payable in Dollars, issued by an entity organized under the laws of the United States of America and represented by instruments in bearer or registered or in book-entry form which evidence (excluding any security with the “r” symbol attached to its rating):

(i)  obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;

(ii)  demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1+” by S&P (or as otherwise agreed to by S&P) and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A-1+” (or as otherwise agreed to by S&P) and a credit rating from Moody’s of “P-1” in the case of certificates of deposit or short-term deposits, or a rating from S&P not lower than “AA” and a rating from Moody’s not lower than “Aa2”;

(iii)  commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” (or as otherwise agreed to by S&P) and a rating from Moody’s of “P-1”;

(iv)  bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;

(v)  investments in money market funds rated “AAAm” by S&P and “Aaa” by Moody’s, or otherwise approved in writing by S&P or Moody’s, as applicable;

(vi)  Eurodollar time deposits having a credit rating from S&P of “A-1+” (or as otherwise agreed to by S&P) and a credit rating from Moody’s of “P-1”;

(vii)  repurchase agreements involving any of the Series 2010-2 Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by S&P (or as otherwise agreed to by S&P) and “P-1” by Moody’s; and

(viii)  any other instruments or securities, if (x) the Series 2010-2 Required Condition is satisfied or (y) the Administrative Agent shall have provided consent.

“Series 2010-2 Potential Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Series 2010-2 Amortization Event.

“Series 2010-2 Potential Manufacturer Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Series 2010-2 Manufacturer Event of Default.

“Series 2010-2 Potential Operating Lease Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Series 2010-2 Operating Lease Event of Default.

“Series 2010-2 Principal Amount” means when used with respect to any date, an amount equal to the Series 2010-2 Outstanding Principal Amount plus the amount of any principal payments made to Series 2010-2 Noteholders that have been rescinded or otherwise returned by the Series 2010-2 Noteholders for any reason; provided that, during the Series 2010-2 Revolving Period, for purposes of determining whether or not the Requisite Indenture Investors have given any consent, waiver, direction or instruction, the Series 2010-2 Principal Amount held by each Series 2010-2 Noteholder shall be deemed to include, without double counting, the undrawn portion of the “Maximum Purchaser Group Invested Amount” (i.e., the unutilized purchase commitments under the Series 2010-2 Note Purchase Agreement) for such Series 2010-2 Noteholder’s Investor Group.

“Series 2010-2 Principal Allocation” has the meaning specified in Section 9.1 (a)(ii) of this Series Supplement.

“Series 2010-2 Principal Collections” means any Series 2010-2 Collections other than Series 2010-2 Interest Collections.

“Series 2010-2 Program Vehicle” means a Series 2010-2 Vehicle eligible under, and subject to, a Series 2010-2 Manufacturer Program.

“Series 2010-2 Qualified Institution” means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Series 2010-2 Institution Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC (up to the then applicable legal limit).

“Series 2010-2 Qualified Trust Institution” means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $50,000,000 as set forth in its most recent published annual report of condition, and (iii) has a long term deposits rating of not less than “BBB-” by S&P and “Baa3” by Moody’s.

“Series 2010-2 Program Vehicle Special Default Payments” has the meaning specified in Section 13.3 of the Series 2010-2 Lease.

“Series 2010-2 Rapid Amortization Payment Period” means, with respect to any Payment Date during the Series 2010-2 Rapid Amortization Period, the period from but excluding the Determination Date immediately preceding the prior Payment Date (or, in the case of the first Payment Date during the Series 2010-2 Rapid Amortization Period, the period from and including the date of the commencement of such Series 2010-2 Rapid Amortization Period) to and including the Determination Date immediately preceding such Payment Date; provided that any Series 2010-2 Monthly Base Rent paid by the Series 2010-2 Lessee under the Series 2010-2 Lease on a Payment Date during the Series 2010-2 Rapid Amortization Period shall be deemed to have been received during the Series 2010-2 Rapid Amortization Payment Period with respect to such Payment Date.

“Series 2010-2 Rapid Amortization Period” means the period beginning on the earlier to occur of (i) the close of business on the Business Day immediately preceding the Expected Final Payment Date and (ii) the close of business on the Business Day immediately preceding the day on which a Series 2010-2 Amortization Event is deemed to have occurred with respect to the Series 2010-2 Notes, and ending upon the earlier to occur of (i) the date on which (A) the Series 2010-2 Notes are fully paid and (B) the termination of the Indenture.

“Series 2010-2 Redesignated Ineligible Program Vehicle” has the meaning specified in Section 2.6 of the Series 2010-2 Lease.

“Series 2010-2 Redesignated Vehicle” means any Series 2010-2 Program Vehicle manufactured by a Manufacturer with respect to which an Event of Bankruptcy has occurred which has been redesignated as a Series 2010-2 Non-Program Vehicle pursuant to Section 18(b) of the Series 2010-2 Lease in accordance with Section 2.6 thereof; provided that for the avoidance of doubt, if a Series 2010-2 Redesignated Vehicle is subsequently redesignated as a Series 2010-2 Program Vehicle pursuant to Section 2.6 of the Series 2010-2 Lease, such Series 2010-2 Vehicle shall no longer constitute a Series 2010-2 Redesignated Vehicle following such subsequent redesignation.

“Series 2010-2 Related Documents” means, collectively, the Base Indenture, this Series Supplement, the Series 2010-2 Notes, the Series 2010-2 Lease, the Purchase Agreement, the Nominee Agreement, the Collateral Agency Agreement, the Indemnification Agreement, the LLC Agreement, the HVF Credit Facility, any Enhancement Agreement relating to the Series 2010-2 Notes, the Series 2010-2 Assignment Agreements, the Series 2010-2 Administration Agreement, each Depository Agreement relating to the Series 2010-2 Notes, any other agreements relating to the issuance or the purchase of the Series 2010-2 Notes, the Series 2010-2 Supplemental Documents, the Master Exchange Agreement and the Escrow Agreement.

“Series 2010-2 Rent” has the meaning specified in Section 4.3 of the Series 2010-2 Lease.

“Series 2010-2 Repurchase Amount” has the meaning specified in Section 12.1 of this Series Supplement.

“Series 2010-2 Repurchase Period” means, with respect to any Series 2010-2 Program Vehicle, the period during which such Series 2010-2 Vehicle may be turned in to the Manufacturer thereof for repurchase or sale at Series 2010-2 Auction pursuant to the applicable Series 2010-2 Manufacturer Program.

“Series 2010-2 Repurchase Program” means a program pursuant to which a Manufacturer has agreed to repurchase Series 2010-2 Vehicles manufactured by such Manufacturer or one of its Affiliates during the specified Series 2010-2 Repurchase Period.

“Series 2010-2 Repurchase Price” with respect to any Series 2010-2 Program Vehicle (i) subject to a Series 2010-2 Repurchase Program means the price paid or payable by the Manufacturer thereof to repurchase such Series 2010-2 Program Vehicle pursuant to its Series 2010-2 Manufacturer Program and (ii) subject to a Series 2010-2 Guaranteed Depreciation Program means the amount which the Manufacturer thereof guarantees will be paid to the seller of such Series 2010-2 Program Vehicle by such Manufacturer and/or the related auction dealers upon the disposition of such Series 2010-2 Program Vehicle pursuant to its Series 2010-2 Manufacturer Program.

“Series 2010-2 Required Asset Amount” means, as of any date of determination, the sum of (i) the Series 2010-2 Adjusted Principal Amount as of such date and (ii) the Series 2010-2 Required Overcollateralization Amount as of such date.

“Series 2010-2 Required Condition” means, with respect to the Series 2010-2 Notes, a condition that will be satisfied with respect to any action relating to the Series 2010-2 Notes in the event that, so long as the Series 2009-1 Notes are rated by a Rating Agency, (i) the Series 2009-1 Rating Agency Condition (as defined in the Series 2009-1 Supplement) is satisfied with respect to any corresponding action effected pursuant to the terms of the Base Indenture, the Series 2009-1 Supplement, the Series 2009-1 Shared Note Purchase Agreement or any other Related Document and (ii) in the event that a Rating Agency expressly requires HVF to effect any additional action with respect to the Series 2009-1 Notes solely in order for such Rating Agency to confirm its rating with respect to the Series 2009-1 Notes in connection with such corresponding action, HVF shall have effected action with respect to the Series 2010-2 Notes which it determines is reasonably comparable to such additional action.

“Series 2010-2 Required Enhancement Amount” means, as of any date of determination, the sum of (i) the product of (x) the Series 2010-2 Required Enhancement Percentage as of such date and (y) the Series 2010-2 Adjusted Principal Amount as of such date and (ii) the Series 2010-2 Required Incremental Enhancement Amount as of such date.

“Series 2010-2 Required Enhancement Percentage” means, as of any date of determination, the greater of (a) 47% and (b) sum of (i) the product of (A) the Series

2010-2 Lowest Enhancement Percentage as of such date times (B) the Series 2010-2 Lowest Enhancement Vehicle Percentage as of such date plus (ii) the product of (A) the Series 2010-2 Intermediate Enhancement Percentage as of such date times (B) the Series 2010-2 Intermediate Enhancement Vehicle Percentage as of such date plus (iii) the product of (A) the Series 2010-2 Highest Enhancement Percentage as of such date times (B) the Series 2010-2 Highest Enhancement Vehicle Percentage as of such date plus (iv) the product of (A) the Nissan Enhancement Percentage times (B) the Nissan Percentage.

“Series 2010-2 Required Incremental Enhancement Amount” means

(i)           as of the Series 2010-2 Closing Date, $0; and

(ii)           as of any date thereafter on which the Series 2010-2 Adjusted Principal Amount is greater than zero, the sum of (1) the aggregate Series 2010-2 Manufacturer Excesses for each Manufacturer and Group of Manufacturers set forth in Column A of Exhibit K hereto as of such immediately preceding Business Day, (2) the excess, if any, of the Non-Eligible Manufacturer Amount over the Series 2010-2 Maximum Non-Eligible Manufacturer Amount as of such immediately preceding Business Day, (3) the excess, if any, of the Manufacturer Non-Eligible Vehicle Adjusted Amount with respect to any Manufacturer (excluding from the calculation thereof, to the extent that an Event of Bankruptcy has occurred with respect to any of Ford, Nissan, GM, Kia, Chrysler, Toyota and Honda, the Series 2010-2 Net Book Value of the Series 2010-2 Vehicles (other than Series 2010-2 Non-Program Vehicles manufactured by any such Manufacturer as of the date of the occurrence of such Event of Bankruptcy) manufactured by each such Manufacturer for which an Event of Bankruptcy has occurred and any amounts related to such Series 2010-2 Vehicles due from such Manufacturer) over the Series 2010-2 Maximum Manufacturer Non-Eligible Vehicle Amount as of such immediately preceding Business Day, (4) the excess, if any, of the Ineligible Receivable Manufacturer Receivable Adjusted Amount over the Series 2010-2 Ineligible Non-Investment Grade Manufacturer Receivable Amount as of such immediately preceding Business Day, (5) an amount equal to the excess, if any, of (a) the lesser of (i) the Non-Investment Grade Manufacturer Program Vehicle Adjusted Amount and (ii) the Series 2010-2 Capped Excess Non-Investment Grade Manufacturer Program Vehicle Amount over (b) the Series 2010-2 First Maximum Non-Investment Grade Manufacturer Program Vehicle Amount, in each case, as of such immediately preceding Business Day and (6) the excess, if any, of the Non-Investment Grade Manufacturer Program Vehicle Adjusted Amount over the Series 2010-2 Second Maximum Non-Investment Grade Manufacturer Program Vehicle Amount as of such immediately preceding Business Day.  The Manufacturer Non-Eligible Vehicle Amounts with respect to Ford and Mazda shall be calculated on an aggregate basis so that they will be considered as one Manufacturer for the purpose of the calculation of the Series 2010-2 Maximum Manufacturer Non-Eligible Vehicle Amount for so long as Mazda is an Affiliate of Ford.

“Series 2010-2 Required Liquidity Amount” means, as of any date of determination, an amount equal to the product of (i) the Series 2010-2 Required Liquidity Percentage as of such date times (ii) the Series 2010-2 Adjusted Principal Amount as of such date.

“Series 2010-2 Required Liquidity Percentage” means, as of any date of determination, 4.50%.

“Series 2010-2 Required Noteholders” means (i) at any time at which there are fewer than four Investor Groups, Series 2010-2 Noteholders holding 100% of the Series 2010-2 Principal Amount (excluding any Series 2010-2 Notes held by HVF or any Affiliate of HVF (other than Series 2010-2 Notes held by an Affiliate Issuer if such Affiliate Issuer has assigned all voting, consent and control rights associated with such Series 2010-2 Notes to Persons that are not Affiliates of HVF)) or (ii) at any time at which there are at least four Investor Groups, Series 2010-2 Noteholders holding more than 66 2/3% of the Series 2010-2 Principal Amount (excluding any Series 2010-2 Notes held by HVF or any Affiliate of HVF (other than Series 2010-2 Notes held by an Affiliate Issuer if such Affiliate Issuer has assigned all voting, consent and control rights associated with such Series 2010-2 Notes to Persons that are not Affiliates of HVF)).

“Series 2010-2 Required Overcollateralization Amount” means, as of any date of determination, the excess, if any, of (a) the Series 2010-2 Required Enhancement Amount as of such date over (b) the sum of (i) the Series 2010-2 Available Reserve Account Amount as of such date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date) and (ii) the Series 2010-2 Letter of Credit Amount which constitutes part of the Series 2010-2 Adjusted Enhancement Amount as of such date.

“Series 2010-2 Required Reserve Account Amount” means, with respect to any date of determination, an amount equal to the greater of (a) the excess, if any, of the Series 2010-2 Required Liquidity Amount over the Series 2010-2 Letter of Credit Liquidity Amount, in each case, as of such date, excluding from the calculation thereof the amount available to be drawn under any Series 2010-2 Letter of Credit if at the time of such calculation (A) such Series 2010-2 Letter of Credit shall not be in full force and effect, (B) an Event of Bankruptcy shall have occurred with respect to the Series 2010-2 Letter of Credit Provider of such Series 2010-2 Letter of Credit, (C) such Series 2010-2 Letter of Credit Provider shall have repudiated such Series 2010-2 Letter of Credit or failed to honor a draw thereon made in accordance with the terms thereof or (D) a Series 2010-2 Downgrade Event shall have occurred and be continuing for at least 30 days with respect to the Series 2010-2 Letter of Credit Provider of such Series 2010-2 Letter of Credit and (b) the excess, if any, of the Series 2010-2 Required Enhancement Amount over the Series 2010-2 Adjusted Enhancement Amount (excluding therefrom the Series 2010-2 Available Reserve Account Amount), in each case, as of such date.

“Series 2010-2 Reserve Account” has the meaning specified in Section 9.7(a) of this Series Supplement.

“Series 2010-2 Reserve Account Collateral” has the meaning specified in Section 9.7(d) of this Series Supplement.

“Series 2010-2 Reserve Account Surplus” means, with respect to any date of determination, the excess, if any, of the Series 2010-2 Available Reserve Account

Amount (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date) over the Series 2010-2 Required Reserve Account Amount, in each case, as of such date.

“Series 2010-2 Revolving Period” means the period from and including the Series 2010-2 Closing Date to the commencement of the earlier of (i) the Series 2010-2 Rapid Amortization Period or (ii) the Series 2010-2 Controlled Amortization Period.

“Series 2010-2 Second Maximum Non-Investment Grade Manufacturer Program Vehicle Amount” means, as of any day, an amount equal to 75% of the Adjusted Aggregate Asset Amount.

“Series 2010-2 Series Account Collateral” has the meaning specified in Section 2.1(a) of this Series Supplement.

“Series 2010-2 Series Accounts” has the meaning specified in Section 4.1(a) of this Series Supplement.

“Series 2010-2 Servicer” means Hertz, in its capacity as the servicer under the Series 2010-2 Lease, the Purchase Agreement and the Collateral Agency Agreement, as applicable, or any successor servicer thereunder.

“Series 2010-2 Servicer Default” has the meaning specified in Section 17.7 of the Series 2010-2 Lease.

“Series 2010-2 Special Default Payments” has the meaning specified in Section 13.3 of the Series 2010-2 Lease.

“Series 2010-2 Special Term” has the meaning specified in Section 3.1 of the Series 2010-2 Lease.

“Series 2010-2 Standard & Poor’s Additional Incremental Enhancement Amount” means, as of any date of determination, the excess, if any, of (a) Standard & Poor’s Ineligible Receivable Manufacturer Receivable Amount as of such date over (b) the Ineligible Receivable Manufacturer Receivable Amount as of such date.

“Series 2010-2 Standard & Poor’s Additional Enhancement Amount” means, as of any date of determination, the excess, if any, of (a) the Series 2010-2 Standard & Poor’s Enhancement Amount as of such date over (b) the Series 2010-2 Required Enhancement Amount as of such date.

“Series 2010-2 Standard & Poor’s Enhancement Amount” means, as of any date of determination, the sum of (i) the product of (x) the Series 2010-2 Standard & Poor’s Enhancement Percentage as of such date and (y) the Series 2010-2 Adjusted Principal Amount as of such date, (ii) the Series 2010-2 Required Incremental Enhancement Amount as of such date and (iii) the Series 2010-2 Standard & Poor’s Additional Incremental Enhancement Amount as of such date

“Series 2010-2 Standard & Poor’s Enhancement Percentage” means, as of any date of determination, the sum of (a) 47% and (b) an amount equal to 100% minus the lower of (x) the lowest Non-Program Vehicle Measurement Month Average for any Series 2010-2 Measurement Month within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2010-2 Closing Date) and (y) the lowest Market Value Average as of any Determination Date within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2010-2 Closing Date).

“Series 2010-2 Supplemental Documents” has the meaning specified in Section 2.1 of the Series 2010-2 Lease.

“Series 2010-2 Term” has the meaning specified in Section 3.2 of the Series 2010-2 Lease.

“Series 2010-2 Termination Payment” means the collective reference to Series 2010-2 Excess Damage Charges, Series 2010-2 Excess Mileage Charges, early turnback surcharges and any other similar charges and penalties charged under the Series 2010-2 Manufacturer Programs.

“Series 2010-2 Termination Value” means, with respect to (a) any Series 2010-2 Vehicle other than a Transferred HGI Vehicle, as of any date, an amount equal to (i) the Series 2010-2 Capitalized Cost of such Series 2010-2 Vehicle, minus (ii) all Series 2010-2 Depreciation Charges for such Series 2010-2 Vehicle accrued prior to such date under the Series 2010-2 Lease and (b) any Series 2010-2 Vehicle that is a Transferred HGI Vehicle, as of any date, an amount equal to (i) the Transfer Price previously paid by or on behalf of HVF for such Series 2010-2 Vehicle pursuant to Section 1.07 of the Purchase Agreement minus (ii) all Series 2010-2 Depreciation Charges for such Series 2010-2 Vehicle accrued under the Series 2010-2 Lease from the date such Series 2010-2 Vehicle was transferred pursuant to Section 1.06 of the Purchase Agreement to such date.

“Series 2010-2 Transferred Vehicle” means, as of any date of determination, a Series 2010-2 Vehicle which has been sold to HGI pursuant to Section 1.06 of the Purchase Agreement prior to such date.

“Series 2010-2 Turnback Date” means, with respect to any Series 2010-2 Program Vehicle, the date on which such Series 2010-2 Vehicle is accepted for return by a Manufacturer or its agent pursuant to its Series 2010-2 Manufacturer Program.

“Series 2010-2 Vehicle” means a passenger automobile or light-duty truck which is owned by HVF and leased by HVF to the Series 2010-2 Lessee pursuant to the Series 2010-2 Lease (including any such vehicle that constitutes Replacement Property under, and as defined in, the Master Exchange Agreement).

“Series 2010-2 Vehicle Funding Date” has the meaning specified in Section 3.1 of the Series 2010-2 Lease.

“Series 2010-2 Vehicle Operating Lease Commencement Date” has the meaning specified in Section 3.1 of the Series 2010-2 Lease.

“Series 2010-2 Vehicle Operating Lease Expiration Date” has the meaning specified in Section 3.1 of the Series 2010-2 Lease.

“Series 2010-2 Vehicle Purchase Price” has the meaning specified in Section 2.4 of the Series 2010-2 Lease.

“Series 2010-2 Vehicle Return Default” has the meaning specified in Section 17.6 of the Series 2010-2 Lease.

“Series 2010-2 Vehicle Term” has the meaning specified in Section 3.1 of the Series 2010-2 Lease.

“Series 2010-2 Vehicle Turn-In Condition” has the meaning specified in Section 13.1 of the Series 2010-2 Lease.

“Series Supplement” has the meaning set forth in the preamble.

“Servicer Event of Default” means the occurrence of an event that results in amounts due under the Series 2010-2 Servicer’s Senior Credit Facilities becoming immediately due and payable and that has not been waived by the lenders under such facilities.

“Smart” means smart USA Distributor, LLC, a Delaware limited liability company, and its successors.

“Standard & Poor’s Ineligible Receivable Manufacturer Receivable Amount” means, as of any date of determination, with respect to each Standard & Poor’s Ineligible Receivable Manufacturer, an amount equal to the sum (without duplication) of the following amounts, but only to the extent that such amounts constitute a portion of the Series 2010-2 Aggregate Asset Amount for such date: (a) the aggregate amount of Series 2010-2 Manufacturer Receivables (other than Series 2010-2 Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Standard & Poor’s Ineligible Receivable Manufacturer with respect to Series 2010-2 Vehicles that are Series 2010-2 Eligible Vehicles and Series 2010-2 Eligible Program Vehicles when turned in to and accepted by such Standard & Poor’s Ineligible Receivable Manufacturer or delivered and accepted for Series 2010-2 Auction, plus (b) the aggregate amount of Series 2010-2 Manufacturer Receivables (other than Series 2010-2 Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Standard & Poor’s Ineligible Receivable Manufacturers with respect to Series 2010-2 Vehicles that were Series 2010-2 Eligible Vehicles but not Series 2010-2 Eligible Program Vehicles when turned in to and accepted by such Standard & Poor’s Ineligible Receivable Manufacturer or delivered and accepted for Series 2010-2 Auction.

“Standard & Poor’s Ineligible Receivable Manufacturer” means, as of any date of determination, each Series 2010-2 Eligible Manufacturer that as of such date does not have a short-term unsecured debt rating of at least “A-1” from Standard & Poor’s or a long-term unsecured debt rating of at least “A” from Standard & Poor’s; provided that if the rating of a Manufacturer by Standard and Poor’s is withdrawn or a Manufacturer is downgraded by Standard & Poor’s to a rating that would require inclusion of such Manufacturer in this definition, then for purposes of this definition, such Manufacturer shall be deemed to have a short-term unsecured debt rating of at least “A-1” from Standard & Poor’s or long-term unsecured debt rating of at least “A” from Standard & Poor’s, as the case may be, for a period of thirty (30) days following the earlier of (i) the date on which any of the Series 2010-2 Administrator, HVF or the Series 2010-2 Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee or the Administrative Agent notifies the Series 2010-2 Servicer of such withdrawal or downgrade.

“Terminated Purchaser” has the meaning specified in the Series 2010-2 Note Purchase Agreement.

“Voluntary Decrease” has the meaning specified in Section 8.2(b) of this Series Supplement.

“Voting Stock” means, with respect to any Person, shares of Capital Stock entitled to vote generally in the election of directors to the board of directors or equivalent governing body of such Person.

“Wholly Owned Subsidiary” means as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Subsidiary (other than director’s qualifying shares, shares held by nominees or such other de minimis portion thereof to the extent required by law).

ARTICLE II

Section 2.1.   Grant of Security Interest.

(a)           To secure the Series 2010-2 Note Obligations, HVF hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Series 2010-2 Noteholders, and hereby grants to the Trustee, for the benefit of such Series 2010-2 Noteholders, a security interest in, all of the following property now owned or at any time hereafter acquired by HVF or in which HVF now has or at any time in the future may acquire any right, title or interest (collectively, the “Series 2010-2 Indenture Collateral”):

(i)            the Series 2010-2 Collateral Agreements as and solely to the extent they relate to the Series 2010-2 HVF Segregated Vehicle Collateral or the Series 2010-2 Note Obligations, including, without limitation, all monies relating to such

Series 2010-2 HVF Segregated Vehicle Collateral or the Series 2010-2 Note Obligations due and to become due to HVF under or in connection with the Series 2010-2 Collateral Agreements, whether payable as Series 2010-2 Rent, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Series 2010-2 Collateral Agreements or otherwise, all security for amounts so payable thereunder and all rights, remedies, powers, privileges and claims of HVF against any other party under or with respect to the Series 2010-2 Collateral Agreements (whether arising pursuant to the terms of such Series 2010-2 Collateral Agreements or otherwise available to HVF at law or in equity) as and to the extent such rights, remedies, powers, privileges and claims relate to the Series 2010-2 HVF Segregated Vehicle Collateral or the Series 2010-2 Note Obligations, the right to enforce any of the Series 2010-2 Collateral Agreements to the extent they relate to the Series 2010-2 HVF Segregated Vehicle Collateral or the Series 2010-2 Note Obligations and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Series 2010-2 Collateral Agreements or the obligations of any party thereunder, in each case, as and to the extent such consents, requests, notices, directions, approvals, extensions or waivers relate to the Series 2010-2 HVF Segregated Vehicle Collateral or the Series 2010-2 Note Obligations;

(ii)           (A) the Series 2010-2 Series Accounts, including any security entitlement with respect to the financial assets credited thereto, (B) all funds on deposit therein from time to time, (C) all certificates and instruments, if any, representing or evidencing any or all of the Series 2010-2 Series Accounts or the funds on deposit therein from time to time; (D) all investments made at any time and from time to time with monies in the Series 2010-2 Series Accounts, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (E) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2010-2 Series Accounts, the funds on deposit therein from time to time or the investments made with such funds; and (F) all proceeds of any and all of the foregoing, including cash the items in the foregoing clauses (A) through (E) are referred to, collectively, as the “Series 2010-2 Series Account Collateral”);

(iii)          [Reserved]

(iv)          all Investment Property relating solely to the Series 2010-2 HVF Segregated Vehicle Collateral;

(v)           all additional property (other than property relating solely to HVF Vehicle Collateral or HVF Segregated Vehicle Collateral that constitutes Series-Specific Collateral for any Other Segregated Series of Notes) that may from time to time hereafter (pursuant to the terms of the Series 2010-2 Supplement or otherwise) be subjected to the grant and pledge hereof by HVF or by anyone on its behalf; and

(vi)          to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that, in no event shall any of the foregoing include any right, title or interest in, to or under any Relinquished Property (as defined in the Master Exchange Agreement), the related identifiable Relinquished Property Proceeds or the related Rights (as defined in the Master Exchange Agreement) with respect to such Relinquished Property, if any (collectively, the “Relinquished Property Rights”), from the time such Relinquished Property Rights become Relinquished Property Rights as a result of the assignment of the related Relinquished Property and the related Rights with respect to such Relinquished Property to the Intermediary pursuant to the Master Exchange Agreement, unless and until, in the case of Relinquished Property Proceeds, such Relinquished Property Proceeds become Additional Subsidies.

(b)           To secure the Series 2010-2 Note Obligations, HVF hereby confirms the grant, pledge, hypothecation, assignment, conveyance, delivery and transfer to the Collateral Agent under the Collateral Agency Agreement for the benefit of the Trustee, on behalf of the Series 2010-2 Noteholders, of a continuing first priority perfected Lien on all right, title and interest of HVF in, to and under the Series 2010-2 HVF Segregated Vehicle Collateral.

(c)           The foregoing grant and each of the other grants set forth in this Series Supplement is made in trust to secure the Series 2010-2 Note Obligations and to secure compliance with the provisions of the Series 2010-2 Supplement, all as provided in this Series 2010-2 Supplement.  The Trustee, as trustee on behalf of the Series 2010-2 Noteholders, acknowledges such grants, accepts the trusts under this Series 2010-2 Supplement and subject to Section 10.1 and 10.2 of the Base Indenture, agrees to perform its duties required in this Series 2010-2 Supplement.  The Series 2010-2 Collateral shall secure the Series 2010-2 Notes equally and ratably without prejudice, priority or distinction.

(d)           For all purposes hereunder and for the avoidance of doubt, the Series 2010-2 Collateral will be held by the Trustee solely for the benefit of the Series 2010-2 Noteholders, and no Noteholder or Segregated Series Noteholder of any Other Segregated Series of Notes will have any right, title or interest in, to or under the Series 2010-2 Collateral.  For all purposes hereunder and for the avoidance of doubt, (i) any Series-Specific Collateral pledged to the Trustee for the benefit of any Other Segregated Series of Notes will be held by the Trustee solely for the benefit of the Segregated Noteholders for such Segregated Series of Notes and (ii) any Collateral pledged to the Trustee for the benefit of the Notes will be held by the Trustee solely for the benefit of the Noteholders and, in each case, the Series 2010-2 Noteholders shall not have any right, title or interest in, to or under such Series-Specific Collateral or Collateral.  For the avoidance of doubt, if it is determined that (i) the Segregated Noteholders of any Other Segregated Series of Notes have any right, title or interest in, to or under the Series 2010-2 Collateral, then such Segregated Noteholders agree that their right, title and interest in, to or under the Series 2010-2 Collateral shall be subordinate in all respects to the claims or rights of the Series 2010-2 Noteholders with respect to such Series 2010-2 Collateral, (ii) any Noteholders have any right, title or interest in, to or under the Series 2010-2 Collateral, then such Noteholders agree that their right, title and interest in, to or under such Series 2010-2 Collateral shall be subordinate in all respects to the claims or rights of the Series 2010-2 Noteholders or (iii) the Series 2010-2 Noteholders have any right, title or interest in, to or under the Collateral or any Series-Specific Collateral for any Other Segregated Series of Notes, then such Series 2010-2 Noteholders agree that their right, title and interest in, to or under such Collateral or Series-Specific Collateral, as applicable, shall be subordinate in all respects to the claims or rights of the Noteholders or the Segregated Noteholders of the Other Segregated Series of Notes to which such Series Specific Collateral relates, as applicable.  This Series 2010-2 Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

Section 2.2.   Certain Rights and Obligations of HVF Unaffected.

(a)           Notwithstanding the assignment and security interest so granted to the Trustee on behalf of the Series 2010-2 Noteholders, HVF shall nevertheless be permitted, subject to the Trustee’s right to revoke such permission with respect to the Series 2010-2 Collateral in the event of a Series 2010-2 Amortization Event and subject to the provisions of Section 2.3, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required to be given in the normal course of business (which does not include waivers of default under any of the Series 2010-2 Collateral Agreements or any of the Series 2010-2 Manufacturer Programs).

(b)           The assignment of the Series 2010-2 Collateral to the Trustee on behalf of the Series 2010-2 Noteholders shall not (i) relieve HVF from the performance of any term, covenant, condition or agreement relating to the Series 2010-2 Collateral on HVF’s part to be performed or observed under or in connection with any of the Series 2010-2 Collateral Agreements or any of the Series 2010-2 Manufacturer Programs or (ii) impose any obligation on the Trustee or any of the Series 2010-2 Noteholders to perform or observe any such term, covenant, condition or agreement on HVF’s part to be so performed or observed or impose any liability on the Trustee or any of such Series 2010-2 Noteholders for any act or omission on the part of HVF or from any breach of any representation or warranty on the part of HVF.

(c)           HVF hereby agrees to indemnify and hold harmless the Trustee (including its directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable out-of-pocket costs and expenses arising out of or resulting from the assignment granted hereby, whether arising by virtue of any act or omission on the part of HVF or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses, and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee in enforcing this Series 2010-2 Supplement or preserving any of its rights to, or realizing upon, any of the Series 2010-2 Collateral;

provided, however, the foregoing indemnification shall not extend to any action by the Trustee which constitutes gross negligence or willful misconduct by the Trustee or any other indemnified person hereunder.  The indemnification provided for in this Section 2.2 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Series Supplement.

Section 2.3.   Performance of Series 2010-2 Collateral Agreements.

Upon the occurrence of a default or breach by any Person party to a Series 2010-2 Collateral Agreement or a Series 2010-2 Manufacturer Program, promptly following a request from the Trustee or the Collateral Agent to do so and at HVF’s expense, HVF agrees to take all such lawful action as permitted under this Series 2010-2 Supplement as the Trustee or the Collateral Agent may request to compel or secure the performance and observance by: (i) Hertz Vehicles LLC, HGI, the Series 2010-2 Administrator, the Series 2010-2 Servicer, the Series 2010-2 Lessee, the Intermediary or the Escrow Agent or any other party to any of the Series 2010-2 Collateral Agreements of its obligations to HVF, solely to the extent that such obligations relate to or otherwise affect the Series 2010-2 Collateral or the Series 2010-2 Note Obligations, and (ii) a Manufacturer under a Series 2010-2 Manufacturer Program of its obligations to HVF, solely to the extent that such obligations relate to or otherwise affect the Series 2010-2 Collateral, including, without limitation, any obligations of such Manufacturer to HGI or Hertz, as applicable, that have been assigned to HVF and constitute a part of the Series 2010-2 Collateral, in each case, in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges relating to the Series 2010-2 Collateral as are lawfully available to HVF to the extent and in the manner directed by the Trustee or the Collateral Agent, as applicable, including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure such performance by such parties or any other party to the Series 2010-2 Collateral Agreements or by a Manufacturer under a Manufacturer Program; provided, that, without limiting the rights of the Trustee or the Series 2010-2 Lessor under the Series 2010-2 Lease, so long as no Series 2010-2 Servicer Default has occurred and is continuing and no Series 2010-2 Limited Liquidation Event of Default has occurred and is continuing, HVF shall not be required to take any such action or exercise any such rights, remedies, powers or privileges with respect to any Manufacturer unless the Series 2010-2 Servicer determines that such action or exercise is commercially reasonable.  Subject to the proviso in the immediately preceding sentence, if (i) HVF shall have failed, within 30 days of receiving such direction of the Trustee or the Collateral Agent, as applicable, to take commercially reasonable action to accomplish such directions of the Trustee or the Collateral Agent, as applicable, (ii) HVF refuses to take any such action or (iii) the Trustee or the Collateral Agent, as applicable, reasonably determines that such action must be taken immediately (and, in the event that the action is of the type described in the proviso to the preceding sentence and no Servicer Default has occurred and is continuing and no Series 2010-2 Limited Liquidation Event of Default has occurred and is continuing, the Servicer has notified the Trustee or the Collateral Agent, as applicable, that such action is commercially reasonable), then in any such case the Trustee or the Collateral Agent, as applicable, may, but shall not be obligated to, take, at the expense of HVF, such previously directed action and any related action permitted under this Series 2010-2 Supplement (provided such action relates to the Series 2010-2 Collateral or the Series 2010-2 Note Obligations) that the Trustee or the Collateral Agent, as applicable, thereafter determines is appropriate (without the need under this provision or any other provision under this Series 2010-2 Supplement to direct HVF to take such action), on behalf of HVF and the Series 2010-2 Noteholders.

Section 2.4.   Release of Series 2010-2 Collateral.

(a)           The Trustee shall, when required by the provisions of this Series 2010-2 Supplement, execute instruments to release Series 2010-2 Collateral from the lien of this Series 2010-2 Supplement or convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Series 2010-2 Supplement.  No party relying upon an instrument executed by the Trustee as provided in this Section 2.4 shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b)           In accordance with the Collateral Agency Agreement, from and after the earliest of (i) in the case of a Series 2010-2 Program Vehicle subject to a Series 2010-2 Repurchase Program, the Series 2010-2 Turnback Date for such Series 2010-2 Program Vehicle, (ii) in the case of a Series 2010-2 Program Vehicle subject to a Series 2010-2 Guaranteed Depreciation Program, the date of sale of such Series 2010-2 Program Vehicle by an auction dealer to a third party, (iii) in the case of a Series 2010-2 Non-Program Vehicle, the date of the deposit of the Series 2010-2 Disposition Proceeds of such Series 2010-2 Non-Program Vehicle by or on behalf of HVF into the Series 2010-2 Collection Account or a Series 2010-2 HVF Segregated Exchange Account, (iv) in the case of a Series 2010-2 Transferred Vehicle, the date the related Transfer Payment is deposited into the Series 2010-2 Collection Account or a Series 2010-2 HVF Segregated Exchange Account, (v) in the case of a Series 2010-2 Casualty, the date the related Series 2010-2 Casualty Payment is deposited into the Series 2010-2 Collection Account and (vi) in the case of a Rejected Vehicle that was a Series 2010-2 New Vehicle at the time of rejection, the date the related Rejected Vehicle Payment is deposited into the Series 2010-2 Collection Account, such Series 2010-2 Vehicle and the related Certificate of Title shall automatically be released from the lien of the Collateral Agency Agreement.  Any Lien of the Trustee on the Series 2010-2 Vehicles shall automatically be deemed to be released concurrently with any release of the Lien of the Collateral Agent as provided in the Collateral Agency Agreement.

(c)           The Trustee shall, at such time as there is no Series 2010-2 Note Outstanding and no other Series 2010-2 Note Obligations remain unpaid, release any remaining portion of the Series 2010-2 Collateral from the lien of the Indenture and release to HVF any funds then on deposit in the Series 2010-2 Collection Account and any Series 2010-2 Series Accounts.  The Trustee shall release property from the lien of the Indenture pursuant to this Section 2.4(c) only upon receipt of a Company Order accompanied by an Officer’s Certificate meeting the applicable requirements of Section 13.3 of the Base Indenture.

Section 2.5.   Opinions of Counsel.

The Trustee shall receive at least seven days’ notice when requested by HVF to take any action pursuant to Section 2.4(a), accompanied by copies of any instruments involved, and the Trustee may also require as a condition of such action, an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all such action will not materially and adversely impair the security for the Series 2010-2 Notes or the rights of the Series 2010-2 Noteholders; provided, however that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Series 2010-2 Collateral.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.

ARTICLE III

REPORTS

Section 3.1.   Reports and Instructions to Trustee.

(a)           Daily Collection Reports.  On each Business Day commencing on the Series 2010-2 Closing Date, HVF shall prepare and maintain, or cause to be prepared and maintained, a record (each, a “Series 2010-2 Daily Collection Report”) setting forth the aggregate of the amounts deposited in the Series 2010-2 Collection Account and the amounts relating to Series 2010-2 Vehicles deposited in the Series 2010-2 HVF Segregated Exchange Account on the immediately preceding Business Day, which shall consist of: (A) the aggregate amount of payments received from Manufacturers and/or auction dealers under Series 2010-2 Manufacturer Programs related to Series 2010-2 Program Vehicles and in each case deposited in the Series 2010-2 Collection Account or a Series 2010-2 HVF Segregated Exchange Account, plus (B) the aggregate amount of proceeds received from third parties (other than Manufacturers and auction dealers) with respect to the sale of Series 2010-2 Vehicles and in each case deposited in the Series 2010-2 Collection Account or a Series 2010-2 HVF Segregated Exchange Account, plus (C) the aggregate amount of other Series 2010-2 Collections deposited in the Series 2010-2 Collection Account or Series 2010-2 HVF Segregated Exchange Account.  HVF shall deliver a copy of the Series 2010-2 Daily Collection Report for each Business Day to the Trustee.

(b)           Reports and Certificates.  Promptly following delivery to HVF, HVF shall forward to the Trustee copies of all reports, certificates, information or other materials delivered to HVF pursuant to the Series 2010-2 Lease.

(c)           Monthly Servicing Certificate.  On or before the fourth Business Day prior to each Payment Date (unless otherwise agreed by the Trustee), HVF shall furnish to the Trustee and the Paying Agent a certificate substantially in the form of Exhibit A (each a “Series 2010-2 Monthly Servicing Certificate”).

(d)           [Reserved]

(e)           Monthly Collateral Certificate.  On or before each Payment Date, HVF shall furnish to the Trustee and the Collateral Agent an Officer’s Certificate of HVF to the effect that, except as stated therein, (i) the Series 2010-2 Vehicles and all other Series 2010-2 Collateral is free and clear of all Liens, other than Permitted Liens and (ii) the aggregate amount of all vicarious liability claims outstanding against HVF as of the immediately preceding Determination Date is less than $5 million.  If the aggregate amount of vicarious liability claims outstanding against HVF exceeds $5 million, the Officer’s Certificate delivered pursuant to this Section 3.1(e) shall also contain a schedule describing all of the vicarious liability claims then outstanding against HVF.

(f)            Quarterly Compliance Certificates.  On or before the Payment Date in each of March, June, September and December, commencing in March 2011, HVF shall deliver to the Trustee an Officer’s Certificate of HVF to the effect that, except as provided in a notice delivered pursuant to Section 7.8, no Series 2010-2 Amortization Event or Series 2010-2 Potential Amortization Event has occurred or is continuing and no Series 2010-2 Operating Lease Event of Default or Series 2010-2 Potential Operating Lease Event of Default has occurred or is continuing.

(g)           Non-Program Vehicle Report.  On or before the Payment Date in May of each year, commencing in May 2011, HVF shall cause a nationally recognized firm of independent certified public accountants to furnish a report (substantially in the form of Exhibit L) to the Trustee to the effect that they have performed certain agreed upon procedures with respect to the calculations of (i) the Series 2010-2 Disposition Proceeds received by HVF from the sale or other disposition of all Series 2010-2 Non-Program Vehicles (other than Series 2010-2 Casualties) sold or otherwise disposed of during the Related Month, (ii) the respective Series 2010-2 Net Book Values of such Series 2010-2 Non-Program Vehicles and (iii) the Series 2010-2 Market Values of such Series 2010-2 Non-Program Vehicles on the date of such sale or other disposition.

(h)           Verification of Title.  On or before May 30 of each year, commencing May 30, 2011, HVF shall cause a nationally recognized firm of independent certified public accountants to furnish a report (substantially in the form of Exhibit M) to the Trustee to the effect that they have performed certain agreed upon procedures on a statistical sample of the Certificates of Title of the Series 2010-2 Vehicles designed to provide a ninety-five percent (95%) confidence level confirming that the Series 2010-2 Vehicles are titled in the name of Hertz Vehicles LLC and the Certificates of Title show a first lien in the name of the Collateral Agent, except for such exceptions as shall be set forth in such report; provided, that, any such report may be delivered along with the analogous report described in Section 4.1(h) of the Base Indenture as a single report.

(i)            [Reserved]

(j)            Instructions as to Withdrawals and Payments.  HVF will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable,

written instructions to make withdrawals and payments from the Series 2010-2 Collection Account, any Series 2010-2 HVF Segregated Exchange Accounts and any other accounts specified herein and to make drawings under any Enhancement relating to the Series 2010-2 Notes, as contemplated herein.  The Trustee and the Paying Agent shall promptly follow any such written instructions.

Section 3.2.   Reports to Noteholders.

(a)           Annual Series 2010-2 Noteholders’ Tax Statement.  On or before January 31 of each calendar year, beginning with calendar year 2011, the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Series 2010-2 Noteholder a statement prepared by HVF containing the information which is required to be contained in the Monthly Noteholders’ Statements aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2010-2 Noteholder, together with such other customary information (consistent with the treatment of the Series 2010-2 Notes as debt) as HVF deems necessary or desirable to enable the Series 2010-2 Noteholders to prepare their tax returns (each such statement, an “Annual Series 2010-2 Noteholders’ Tax Statement”).  Such obligations of HVF to prepare and the Paying Agent to distribute the Series 2010-2 Annual Noteholders’ Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

Section 3.3.   Administration.  Pursuant to the Series 2010-2 Administration Agreement, the Series 2010-2 Administrator has agreed to provide certain reports, instructions and other services on behalf of HVF.  The Series 2010-2 Noteholders, by their acceptance of the Series 2010-2 Notes, consent to the provision of such reports by the Series 2010-2 Administrator in lieu of HVF.

ARTICLE IV

Section 4.1.   Series 2010-2 Series Accounts.

With respect to the Series 2010-2 Notes only, the following shall apply:

(a)           Establishment of Series 2010-2 Series Accounts.  HVF shall establish and maintain in the name of the Trustee for the benefit of the Series 2010-2 Noteholders three accounts: the Series 2010-2 Collection Account (such account, the “Series 2010-2 Collection Account”), the Series 2010-2 Accrued Interest Account (such account, the “Series 2010-2 Accrued Interest Account”) and the Series 2010-2 Excess Collection Account (such account, the “Series 2010-2 Excess Collection Account” and, together with the Series 2010-2 Collection Account and the Series 2010-2 Accrued Interest Account, the “Series 2010-2 Series Accounts”).  Each Series 2010-2 Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2010-2 Noteholders.  Each Series 2010-2 Series Account shall be an Eligible Deposit Account.  If a Series 2010-

2 Series Account is at any time no longer an Eligible Deposit Account, HVF shall, within 10 Business Days of obtaining knowledge that such Series 2010-2 Series Account is no longer an Eligible Deposit Account, establish a new Series 2010-2 Series Account that is an Eligible Deposit Account.  If a new Series 2010-2 Series Account is established, HVF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2010-2 Series Account into the new Series 2010-2 Series Account.  Initially, each of the Series 2010-2 Series Accounts will be established with The Bank of New York Mellon.

(b)           [Reserved]

(c)           Earnings from Series 2010-2 Series Accounts.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2010-2 Series Accounts shall be deemed to be on deposit therein and available for distribution unless previously distributed pursuant to the terms hereof.

Section 4.2.   Collections and Allocations.

(a)           Collections in General.  Until this Series Supplement is terminated pursuant to Section 12.11, HVF shall, and the Trustee is authorized (upon written instructions) to, cause all Series 2010-2 Collections due and to become due to HVF or the Trustee, as the case may be, to be deposited in the following manner:

(i)            all amounts due under or in connection with the Series 2010-2 HVF Segregated Vehicle Collateral, including, without limitation, amounts due from Manufacturers and their related auction dealers under their Series 2010-2 Manufacturer Programs with respect to the Series 2010-2 Vehicles, other than Series 2010-2 Excluded Payments and the Series 2010-2 Permitted Check Payments, shall be deposited directly into a Collateral Account by the Manufacturers and the related auction dealers and shall be withdrawn from such Collateral Account and deposited either into the Series 2010-2 Collection Account or, in the case of Relinquished Property Proceeds, a Series 2010-2 HVF Segregated Exchange Account for application in accordance with Section 4.2 of the Master Exchange Agreement within seven Business Days of the deposit thereof into such Collateral Account;

(ii)           all amounts representing the proceeds from sales of Series 2010-2 Vehicles to third parties, other than the Manufacturers or their auction dealers, and all amounts received by the Series 2010-2 Servicer in the form of Series 2010-2 Permitted Check Payments shall be deposited into a Collateral Account within two Business Days of receipt by the Series 2010-2 Servicer and shall be withdrawn from a Collateral Account and either deposited into the Series 2010-2 Collection Account or, in the case of Relinquished Property Proceeds, a Series 2010-2 HVF Segregated Exchange Account for application in accordance with Section 4.2 of the Master Exchange Agreement within seven Business Days of the deposit thereof into a Collateral Account;

(iii)          all insurance proceeds and warranty payments in respect of the Series 2010-2 Vehicles, other than Series 2010-2 Excluded Payments, shall be deposited into a Collateral Account within two Business Days of receipt by the Series 2010-2 Servicer and shall be withdrawn from a Collateral Account and deposited into the Series 2010-2 Collection Account within seven Business Days of the deposit thereof into a Collateral Account;

(iv)          all amounts payable to HVF pursuant to the Series 2010-2 Lease shall be paid directly to the Trustee for deposit into the Series 2010-2 Collection Account;

(v)           all payments of Transfer Price by HGI in respect of Series 2010-2 Transferred Vehicles and Series 2010-2 Manufacturer Receivables, all Rejected Vehicle Payments in respect of Vehicles that were Series 2010-2 Vehicles at the time of such rejection by the Series 2010-2 Lessee or the Series 2010-2 Servicer and all other amounts payable by HGI to HVF in respect of Series 2010-2 Vehicles pursuant to the Purchase Agreement shall be paid directly to the Trustee for deposit into the Series 2010-2 Collection Account;

(vi)          all amounts payable by the Nominee pursuant to Section 11(c) of the Nominee Agreement in respect of Series 2010-2 Vehicles shall be deposited directly into a Collateral Account by the Nominee and shall be withdrawn from a Collateral Account and deposited into the Series 2010-2 Collection Account within seven Business Days of the deposit thereof into a Collateral Account;

(vii)         all Series 2010-2 Collections from any other source shall be either paid directly into the Series 2010-2 Collection Account at such times as such amounts are due or deposited by the Series 2010-2 Servicer into the Series 2010-2 Collection Account within seven Business Days after deposit thereof into a Collateral Account.

Notwithstanding the foregoing, (x) unless a Series 2010-2 Amortization Event has occurred and is continuing, insurance proceeds and warranty payments with respect to the Series 2010-2 Vehicles shall not be required to be deposited in a Collateral Account or the Series 2010-2 Collection Account, and may be held by HVF or paid to Hertz and (y) unless there has been a failure by HGI to make a payment to HVF on account of an Invoice Adjustment with respect to a Series 2010-2 New Vehicle when due in accordance with Section 1.05(d) of the Purchase Agreement and such failure is continuing, payments by Manufacturers on account of such Invoice Adjustments shall not be required to be deposited in a Collateral Account or the Series 2010-2 Collection Account and may be held by HGI.  HVF agrees that if any Series 2010-2 Collections shall be received by HVF in an account other than a Collateral Account, a Series 2010-2 HVF Segregated Exchange Account or the Series 2010-2 Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by HVF with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by HVF for, and immediately paid over to the Trustee or the Collateral Agent, as applicable, with any necessary endorsement.  All Series 2010-2

Collections deposited into a Collateral Account shall be allocated and distributed to the Trustee as provided in the Collateral Agency Agreement.  All monies, instruments, cash and other proceeds received by the Trustee pursuant to this Indenture (including amounts received from the Collateral Agent) shall be immediately deposited in the Series 2010-2 Collection Account or a Series 2010-2 HVF Segregated Exchange Account and shall be applied as provided in this Article 4 or Article 4A.

ARTICLE 4A.  SERIES 2010-2 HVF SEGREGATED EXCHANGE ACCOUNT

Section 4A.1.  Series 2010-2 HVF Segregated Exchange Account. Prior to identifying or transferring any Relinquished Property (as defined in the Master Exchange Agreement) relating to the Series 2010-2 Collateral, the Trustee shall establish and maintain for the benefit of the Series 2010-2 Noteholders one or more Series 2010-2 HVF Segregated Exchange Accounts, each in the name of the Trustee or, prior to the date of termination of the Master Exchange Agreement pursuant to Section 7.01(b) thereof, the joint name of the Trustee and the Intermediary, that shall be administered and operated as provided in the Master Exchange Agreement.  Each Series 2010-2 HVF Segregated Exchange Account shall be maintained (i) with a Series 2010-2 Qualified Institution or (ii) as a segregated trust account with a Series 2010-2 Qualified Trust Institution.  If any Series 2010-2 HVF Segregated Exchange Account is not maintained in accordance with the previous sentence, then within ten (10) Business Days of obtaining knowledge of such fact, the Trustee and the Intermediary shall establish a new Series 2010-2 HVF Segregated Exchange Account which complies with such sentence and transfer into the new Series 2010-2 HVF Segregated Exchange Account all funds from the non-qualifying Series 2010-2 HVF Segregated Exchange Account.  Initially, each Series 2010-2 HVF Segregated Exchange Account will be established with Deutsche Bank Trust Company Americas or the Trustee.

ARTICLE V           DISTRIBUTIONS

Section 5.1.   Distributions in General

(a)           On each Payment Date, the Paying Agent shall pay to the Series 2010-2 Noteholders of record on the preceding Record Date the amounts payable thereto hereunder to such Series 2010-2 Noteholder at the address for such Series 2010-2 Noteholder appearing in the Note Register; provided, however, that, the final principal payment due on a Series 2010-2 Note shall only be paid to the Series 2010-2 Noteholder on due presentment of such Series 2010-2 Note for cancellation in accordance with the provisions of the Series 2010-2 Note.

(b)           (i) All distributions to Series 2010-2 Noteholders of all Classes will have the same priority and (ii) in the event that on any date of determination the amount available to make payments to the Series 2010-2 Noteholders is not sufficient to pay all sums required to be paid to such Series 2010-2 Noteholders on such date, then each Class of Series 2010-2 Noteholders will receive its ratable share (based upon the aggregate amount due to such Class of Series 2010-2 Noteholders) of the aggregate amount available to be distributed in respect of the Series 2010-2 Notes.

ARTICLE VI  REPRESENTATIONS AND WARRANTIES.

HVF hereby represents and warrants, for the benefit of the Trustee and the Series 2010-2 Noteholders, as follows as of the Series 2010-2 Closing Date:

Section 6.1.   Existence and Power.

HVF (a) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign limited liability company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Series 2010-2 Related Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Series 2010-2 Material Adverse Effect, and (c) has all limited liability company powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Series 2010-2 Supplement and the other Series 2010-2 Related Documents (other than any transaction relating solely to one or more Other Segregated Series of Notes and/or Series of Notes).

Section 6.2.   Limited Liability Company and Governmental Authorization.

The execution, delivery and performance by HVF of the Series 2010-2 Related Documents to which it is a party (a) is within HVF’s limited liability company powers and has been duly authorized by all necessary limited liability company action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained and (c) does not contravene, or constitute a default under, any Requirements of Law with respect to HVF or any Contractual Obligation with respect to HVF or result in the creation or imposition of any Lien on any Series 2010-2 Collateral, except for Permitted Liens.  Each Series 2010-2 Related Document to which HVF is a party has been executed and delivered by a duly authorized officer of HVF.

Section 6.3.   No Consent.

No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by HVF of any Series 2010-2 Related Documents or for the performance by HVF of any of HVF’s obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by HVF prior to the Series 2010-2 Closing Date or as contemplated in Section 6.13.

Section 6.4.   Binding Effect.

Each Series 2010-2 Related Document is a legal, valid and binding obligation of HVF enforceable against HVF in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

Section 6.5.   Litigation.

There is no action, suit or proceeding pending against or, to the knowledge of HVF, threatened against or affecting HVF before any court or arbitrator or any Governmental Authority with respect to which there is a reasonable possibility of an adverse decision that would materially adversely affect the financial condition, business, assets or operations of HVF or which in any manner draws into question the validity or enforceability of any Series 2010-2 Related Document or the ability of HVF to perform its obligations hereunder or thereunder.

Section 6.6.   No ERISA Plan.

HVF has not established and does not maintain or contribute to any Plan that is covered by Title IV of ERISA.

Section 6.7.   Tax Filings and Expenses.

HVF has filed all federal, state and local tax returns and all other tax returns which, to the knowledge of HVF, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by HVF, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books.  HVF has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign limited liability company authorized to do business in each State in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Series 2010-2 Material Adverse Effect.

Section 6.8.   Disclosure.

All certificates, reports, statements, documents and other information (other than any certificates, reports, statements, documents or other information relating solely to one or more Other Segregated Series of Notes and/or Series of Notes) furnished to the Trustee by or on behalf of HVF (i) pursuant to any provision of any Series 2010-2 Related Document or (ii) in connection with or pursuant to any amendment or modification of, or waiver under, the Series 2010-2 Related Documents, in each case, at the time the same are so furnished, shall be complete and correct to the extent necessary to give the Trustee true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee shall constitute a representation and warranty by HVF made on the date the same are furnished to the Trustee to the effect specified herein.

Section 6.9.   Investment Company Act.

HVF is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act.

Section 6.10.   Regulations T, U and X.

The proceeds of the Indenture Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof).  HVF is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 6.11.   Solvency.

Both before and after giving effect to the transactions contemplated by the Series 2010-2 Related Documents, HVF is solvent within the meaning of the Bankruptcy Code and HVF is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to HVF.

Section 6.12.   Ownership of Limited Liability Company Interests; Subsidiary.

All of the issued and outstanding limited liability company interests of HVF are owned by Hertz, all of which limited liability company interests have been validly issued, are fully paid and non-assessable and are owned of record by Hertz, free and clear of all Liens other than Permitted Liens; provided, however, that such limited liability company interests may be pledged to the ABL Collateral Agent pursuant to the ABL Guarantee and Collateral Agreement for the benefit of the secured parties thereunder.  HVF has no subsidiaries and owns no capital stock of, or other equity interest in, any other Person, other than Hertz Vehicles LLC.

Section 6.13.   Security Interests.

(a)           HVF owns and has good and marketable title to the Series 2010-2 Collateral, free and clear of all Liens other than Permitted Liens.  The Series 2010-2 Manufacturer Receivables and HVF’s rights under the Series 2010-2 Collateral Agreements (to the extent relating solely to the Series 2010-2 Collateral) constitute general intangibles under the applicable UCC.  This Series 2010-2 Supplement constitutes a valid and continuing Lien on the Series 2010-2 Indenture Collateral and all Proceeds thereof in favor of the Trustee on behalf of the Series 2010-2 Noteholders, which Lien on the Series 2010-2 Indenture Collateral has been perfected and is prior to all other Liens (other than Permitted Liens), and the Collateral Agency Agreement constitutes a valid and continuing Lien on the Series 2010-2 HVF Segregated Vehicle Collateral in favor of the Collateral Agent, which Lien on the Series 2010-2 HVF Segregated Vehicle Collateral has been perfected and is prior to all other Liens (other than Permitted Liens) and, in each case, is enforceable as such as against creditors of and purchasers from HVF in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.  HVF has received all consents and approvals required by the terms of the Series 2010-2 Collateral to the pledge of the Series 2010-2 Collateral to the Trustee or the Collateral Agent, as the case may be.

(b)           Other than the security interest granted to the Trustee under the Series 2010-2 Supplement and the Collateral Agent under the Collateral Agency Agreement, HVF has not pledged, assigned, sold or granted a security interest in the Series 2010-2 Collateral.  All action necessary (including the filing of UCC-1 financing statements, the assignment of rights under the Series 2010-2 Manufacturer Programs (other than to the extent they relate solely to (i) HVF Segregated Vehicle Collateral of any Other Segregated Series of Notes or (ii) Collateral) to the Collateral Agent under the Series 2010-2 Assignment Agreements and the notation on the Certificates of Title for all Series 2010-2 Vehicles of the Collateral Agent’s Lien for the benefit of the Series 2010-2 Noteholders) to protect and perfect the Trustee’s security interest in the Series 2010-2 Indenture Collateral and the Collateral Agent’s security interest in the Series 2010-2 HVF Segregated Vehicle Collateral has been duly and effectively taken.  No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing HVF as debtor covering all or any part of the Series 2010-2 Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by HVF in favor of the Trustee on behalf of the Series 2010-2 Noteholders in connection with the Series 2010-2 Supplement or the Collateral Agent in connection with the Collateral Agency Agreement, and HVF has not authorized any such filing.

(c)           HVF’s legal name is Hertz Vehicle Financing LLC and its location within the meaning of Section 9-307 of the applicable UCC is the State of Delaware.

(d)           Except for a change made pursuant to Section 7.19, (i) HVF’s sole place of business and chief executive office shall be, and the place where its records concerning the Series 2010-2 Collateral are kept is: 225 Brae Boulevard, Park Ridge, New Jersey 07656 and (ii) HVF’s jurisdiction of organization is Delaware.  HVF does not transact, and has not transacted, business under any other name.

(e)           All authorizations in this Series 2010-2 Supplement for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Series 2010-2 Indenture Collateral and to take such other actions with respect to the Series 2010-2 Indenture Collateral authorized by this Series 2010-2 Supplement are powers coupled with an interest and are irrevocable.

(f)            The Series 2010-2 Supplement creates a valid and continuing Lien (as defined in the New York UCC) in the Series 2010-2 Series Account Collateral,

the Series 2010-2 Collateral constituting Investment Property and the Series 2010-2 General Intangibles Collateral and all Proceeds thereof in favor of the Trustee on behalf of the Trustee for the benefit of the Series 2010-2 Noteholders, which Lien is prior to all other Liens (other than Permitted Liens) and is enforceable as such as against creditors of and purchasers from HVF in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.  All action necessary to perfect such first-priority security interest has been duly taken.

(g)           The Series 2010-2 General Intangibles Collateral constitutes “general intangibles” within the meaning of the New York UCC.

(h)           HVF owns and has good and marketable title to the Series 2010-2 Series Account Collateral, the Series 2010-2 Collateral constituting Investment Property and the Series 2010-2 General Intangibles Collateral free and clear of any Liens (other than Permitted Liens), claim or encumbrance of any Person.

(i)            HVF has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Series 2010-2 General Intangibles Collateral and the Series 2010-2 Collateral constituting Investment Property granted to the Trustee in favor of the Series 2010-2 Noteholders  hereunder.

(j)       HVF has not authorized the filing of and is not aware of any financing statements against HVF that include a description of collateral covering the Series 2010-2 Series Account Collateral, the Series 2010-2 Collateral constituting Investment Property or the Series 2010-2 General Intangibles Collateral other than any financing statement relating to the security interest granted to the Trustee in favor of the Trustee for the benefit of the Series 2010-2 Noteholders hereunder or that has been terminated.  HVF is not aware of any judgment or tax lien filings against HVF.

(k)           HVF is a Registered Organization.

Section 6.14.   Related Documents.

The provisions of the Series 2010-2 Collateral Agreements relating to the Series 2010-2 Notes are in full force and effect.  There are no outstanding Series 2010-2 Servicer Defaults or Series 2010-2 Operating Lease Events of Default nor have events occurred which, with the giving of notice, the passage of time or both, would constitute a Series 2010-2 Servicer Default or Series 2010-2 Operating Lease Event of Default.

Section 6.15.   Non-Existence of Other Agreements.

Other than as permitted by the Indenture, (i) HVF is not a party to any contract or agreement of any kind or nature and (ii) HVF is not subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations.  HVF has not engaged in any activities since its formation (other than those incidental to its formation, the authorization and the issue of Indenture Notes, the execution of the Series 2010-2 Related Documents and any other Related Document to which it is a party and the performance of the activities referred to in or contemplated by such agreements).

Section 6.16.   Compliance with Contractual Obligations and Laws.

HVF is not (i) in violation of the HVF LLC Agreement, (ii) in violation of any Requirement of Law with respect to HVF or (iii) in violation of any Contractual Obligation with respect to HVF.

Section 6.17.   Other Representations.

All representations and warranties of HVF made in each Series 2010-2 Document (other than any representations or warranties relating solely to one or more Other Segregated Series of Notes and/or Series of Notes) to which it is a party are true and correct and are repeated herein as though fully set forth herein.

Section 6.18.   Additional UCC Representations.

Without limiting any other representation or warranty given by HVF in this Series 2010-2 Supplement, the representations and warranties set forth in Exhibit N hereto are true and correct.

ARTICLE VII                        COVENANTS

Section 7.1.   Payment of Series 2010-2 Notes.

HVF shall pay the principal of (and premium, if any) and interest on the Series 2010-2 Notes when due pursuant to the provisions of this Series 2010-2 Supplement.  Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.

Section 7.2.   Maintenance of Office or Agency.

HVF will maintain an office or agency (which may be an office of the Trustee, the Registrar or co-registrar) where Series 2010-2 Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon HVF in respect of the Series 2010-2 Notes and this Series 2010-2 Supplement may be served, and where, at any time when HVF is obligated to make a payment of principal of, and premium, if any, upon, the Series 2010-2 Notes, the Series 2010-2 Notes may be surrendered for payment.  HVF will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time HVF shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

HVF may also from time to time designate one or more other offices or agencies where the Series 2010-2 Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  HVF will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

HVF hereby designates the Corporate Trust Office as one such office or agency of HVF.

Section 7.3.   Payment of Obligations.

HVF will pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 7.4.   Conduct of Business and Maintenance of Existence.

HVF will maintain its existence as a limited liability company validly existing, and in good standing under the laws of the State of Delaware and duly qualified as a foreign limited liability company licensed under the laws of each state in which the failure to so qualify would be reasonably likely to result in a Series 2010-2 Material Adverse Effect.

Section 7.5.   Compliance with Laws.

HVF will comply in all respects with all Requirements of Law with respect to HVF and all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and where such noncompliance would not materially and adversely affect the business, financial condition, operations or properties of HVF or the ability of HVF to perform its obligations under the Series 2010-2 Supplement or under any other Series 2010-2 Related Document to which it is a party; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any of the Series 2010-2 Collateral.

Section 7.6.   [Reserved]

Section 7.7.   Actions under the Collateral Agreements.

HVF will comply in all material respects with all of its obligations relating to the Series 2010-2 Collateral under the Series 2010-2 Manufacturer Programs.  HVF will not, except as otherwise permitted hereunder or under the Base Indenture, take any action (x) which would permit Hertz, Hertz Vehicles LLC, HGI, the Intermediary, the

Escrow Agent or any other Person to have the right to refuse to perform any of its respective obligations under any of the Series 2010-2 Collateral Agreements, the Series 2010-2 Manufacturer Programs or any other instrument or agreement included in the Series 2010-2 Collateral or (y) that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Series 2010-2 Collateral Agreement, Series 2010-2 Manufacturer Program or any such instrument or agreement, in each case, solely to the extent relating to or otherwise affecting the Series 2010-2 Collateral or the Series 2010-2 Note Obligations.

Except as otherwise provided in Section 2.2(a) hereof, HVF agrees that it will not, without the prior written consent of the Trustee acting at the direction of the Series 2010-2 Required Noteholders, exercise any right, remedy, power or privilege available to it respect to any obligor under the Series 2010-2 Lease or the Series 2010-2 Administration Agreement, take any action to compel or secure performance or observance by any such obligor of its obligations to HVF or give any consent, request, notice, direction, approval, extension or waiver with respect to any such obligor.  Subject to Section 12.9 hereof, HVF agrees that it will not, without the prior written consent of the Trustee, acting at the direction of the Series 2010-2 Required Noteholders, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Segregated Series 2010-2 Documents.  Notwithstanding the foregoing, HVF may terminate the Master Exchange Agreement and the Escrow Agreement pursuant to their respective terms at any time.

Upon the occurrence of a Series 2010-2 Servicer Default, HVF will not, without the prior written consent of the Trustee acting at the direction of the Series 2010-2 Required Noteholders, terminate the Series 2010-2 Servicer and appoint a successor Series 2010-2 Servicer in accordance with the Series 2010-2 Lease and the Collateral Agency Agreement and will terminate the Series 2010-2 Servicer and appoint a successor Series 2010-2 Servicer in accordance with the Series 2010-2 Lease and the Collateral Agency Agreement if and when so directed by the Trustee acting at the direction of the Series 2010-2 Required Noteholders.

Section 7.8.   Notice of Defaults.

Promptly (and in any event within five (5) Business Days) upon becoming aware of (i) any Series 2010-2 Potential Amortization Event or Series 2010-2 Amortization Event, any Series 2010-2 Potential Operating Lease Event of Default, any Series 2010-2 Operating Lease Event of Default or any Series 2010-2 Servicer Default or (ii) any default under any other Series 2010-2 Collateral Agreement, any Series 2010-2 Related Documents or under any Series 2010-2 Manufacturer Program, HVF shall give the Trustee notice thereof, together with an Officer’s Certificate of HVF setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by HVF.

Section 7.9.   Notice of Material Proceedings.

Promptly (and in any event within five (5) Business Days) upon becoming aware thereof, HVF shall give the Trustee written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting HVF which is reasonably likely to have a material adverse effect on the financial condition, business, assets or operations of HVF or the ability of HVF to perform its obligations under the Series 2010-2 Supplement or under any other Series 2010-2 Related Documents to which it is a party.

Section 7.10.   Further Requests.

HVF will promptly furnish to the Trustee such other information relating to the Series 2010-2 Notes as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated by the Series 2010-2 Supplement.

Section 7.11.   Further Assurances.

(a) HVF shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as are necessary or desirable to maintain the security interest of the Trustee in the Series 2010-2 Indenture Collateral on behalf of the Series 2010-2 Noteholders and of the Collateral Agent in the Series 2010-2 HVF Segregated Vehicle Collateral as a perfected security interest subject to no prior Liens (other than Permitted Liens), to carry into effect the purposes of the Series 2010-2 Related Documents or to better assure and confirm unto the Trustee or the Series 2010-2 Noteholders their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby or pursuant to the Collateral Agency Agreement.  Without limiting the generality of the foregoing provisions of this Section 7.11(a), HVF shall take all actions that are required to maintain the security interest of the Trustee in the Series 2010-2 Indenture Collateral and of the Collateral Agent in the Series 2010-2 HVF Segregated Vehicle Collateral as a perfected security interest subject to no prior Liens (other than Permitted Liens), including, without limitation (i) filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing, (ii) causing the Lien of the Collateral Agent to be noted on all Certificates of Title relating to Series 2010-2 HVF Segregated Vehicle Collateral and (iii) causing the Series 2010-2 Servicer, as agent for the Collateral Agent, to maintain possession of such Certificates of Title for the benefit of the Collateral Agent pursuant to Section 2.6(a) of the Collateral Agency Agreement.  If HVF fails to perform any of its agreements or obligations under this Section 7.11(a), the Trustee shall, at the direction of the Series 2010-2 Required Noteholders, itself perform such agreement or obligation, and the expenses of the Trustee incurred in connection therewith shall be payable by HVF upon the Trustee’s demand therefor.  The Trustee is hereby authorized to execute and file any financing statements, continuation statements or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Series 2010-2 Indenture Collateral.

(b) If any amount payable under or in connection with any of the Series 2010-2 Indenture Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.

(c) HVF will warrant and defend the Trustee’s right, title and interest in and to the Series 2010-2 Indenture Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Series 2010-2 Noteholders, against the claims and demands of all Persons whomsoever.

(d) On or before March 31 of each calendar year, commencing with March 31, 2012, HVF shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Series 2010-2 Supplement, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the perfection of the lien and security interest created by this Series 2010-2 Supplement or the Collateral Agency Agreement in the Series 2010-2 Indenture Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest.  Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Series 2010-2 Supplement, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Series 2010-2 Supplement in the Series 2010-2 Indenture Collateral until March 31 in the following calendar year.

Section 7.12.   Liens.

HVF will not create, incur, assume or permit to exist any Lien upon any of its property (including the Series 2010-2 Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Indenture Noteholders and (ii) other Permitted Liens.

Section 7.13.   Other Indebtedness.

HVF will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness under the Indenture, any Series 2010-2 Related Document or any other Related Document and (ii) Indebtedness under the HVF Credit Facility, the form of which is attached as Exhibit B to the Base Indenture.

Section 7.14.   No ERISA Plan.

HVF shall not establish or maintain or contribute to any Plan that is covered by Title IV of ERISA.

Section 7.15.   Mergers.

HVF will not merge or consolidate with or into any other Person.

Section 7.16.   Sales of Assets.

HVF will not sell, lease, transfer, liquidate or otherwise dispose of any of its property except as contemplated by the Indenture, any Series 2010-2 Related Document or any other Related Document.

Section 7.17.   Acquisition of Assets.

HVF will not acquire, by long-term or operating lease or otherwise, any property except in accordance with the terms of the Indenture, any Series 2010-2 Related Document or any other Related Document.

Section 7.18.   Dividends, Officers’ Compensation, etc.

HVF will not declare or pay any distributions on any of its limited liability company interests; provided, however, that so long as no Series 2010-2 Amortization Event or Series 2010-2 Potential Amortization Event has occurred and is continuing or would result therefrom, HVF may declare and pay distributions to the extent permitted under Section 18-607 of the Delaware Limited Liability Company Act.  HVF will not pay any wages or salaries or other compensation to its officers, directors, employees or others except out of earnings computed in accordance with GAAP.

Section 7.19.   Legal Name; Location Under Section 9-301.

HVF will neither change its location (within the meaning of Section 9-301 of the applicable UCC) or its legal name without at least 30 days’ prior written notice to the Trustee and the Collateral Agent.  In the event that HVF desires to so change its location or change its legal name, HVF will make any required filings and prior to actually changing its location or its legal name HVF will deliver to the Trustee and the Collateral Agent (i) an Officer’s Certificate of HVF and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee on behalf of the Series 2010-2 Noteholders in the Series 2010-2 Indenture Collateral and the perfected interest of the Collateral Agent in the Series 2010-2 HVF Segregated Vehicle Collateral in respect of the new location or new legal name of HVF and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 7.20.   [Reserved]

Section 7.21.   Investments.

HVF will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than in accordance with the Series 2010-2 Related Documents or any other Related Documents and, in addition, without limiting the generality of the foregoing, HVF will not direct the investment of funds in the Series 2010-2 Collection Account or any Series 2010-2 HVF Segregated Exchange Account in a manner that would have the effect of causing HVF to be an “investment company” within the meaning of the Investment Company Act.

Section 7.22.   No Other Agreements.

HVF will not enter into or be a party to any agreement or instrument other than any Series 2010-2 Related Document or any other Related Document, as the same may be amended, modified or supplemented from time to time, any documents related to any Enhancement or any documents and agreements incidental or related thereto.

Section 7.23.   Other Business.

HVF will not engage in any business or enterprise or enter into any transaction other than the acquisition, financing, leasing and disposition of the HVF Vehicles and HVF Segregated Vehicles pursuant to the Series 2010-2 Related Documents and any other Related Documents, the related exercise of its rights thereunder, the borrowing of funds under the HVF Credit Facility, the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Indenture Notes and other activities related to or incidental to any of the foregoing.

Section 7.24.   Maintenance of Separate Existence.

HVF will comply with all of the covenants relating to the maintenance of its separate existence as set forth in Section 8.24 of the Base Indenture, except that all references therein to “Related Documents” shall be deemed to refer to the “Series 2010-2 Related Documents and any other Related Documents”.

Section 7.25.   Series 2010-2 Manufacturer Programs.

(a)           Prior to the leasing of any Series 2010-2 Program Vehicles under the Series 2010-2 Lease for any model year after the 2011 model year, HVF will cause the Series 2010-2 Lessee to deliver to the Trustee and the Series 2010-2 Lessor an Officer’s Certificate of the Series 2010-2 Lessee substantially in the form of Exhibit J hereto.

(b)           No later than six months following the leasing of any Series 2010-2 Program Vehicles under the Series 2010-2 Lease for any model year after the 2011 model year, HVF shall (x) deliver to the Trustee an executed copy of the Series 2010-2 Manufacturer Program for such model year and (y) have received an executed Series 2010-2 Assignment Agreement with respect to such Series 2010-2 Manufacturer Program for such model year.

(c)           Prior to the leasing of any Series 2010-2 Program Vehicles under the Series 2010-2 Lease subject to a Series 2010-2 Manufacturer Program of any Manufacturer with respect to which there has been no Series 2010-2 Manufacturer Program for any prior model year, HVF shall (i) have received an executed Series

2010-2 Assignment Agreement with respect to such Series 2010-2 Manufacturer Program and (ii) have (a) obtained the consent of the Series 2010-2 Required Noteholders (not to be unreasonably withheld) or (b) satisfied the Series 2010-2 Required Condition with respect to the leasing of Series 2010-2 Program Vehicles subject to such Series 2010-2 Manufacturer Program under the Series 2010-2 Lease.

(d)                                 HVF shall deliver to the Trustee and the Series 2010-2 Lessor promptly following the introduction of any prospective material change in any existing Series 2010-2 Manufacturer Program (including any material change in a Series 2010-2 Manufacturer Program for a new model year from the Series 2010-2 Manufacturer Program of such Manufacturer for the prior model year) or the introduction of any new Series 2010-2 Manufacturer Program by an existing Manufacturer (other than a Series 2010-2 Manufacturer Program for a new model year by a Manufacturer with respect to which there was a Series 2010-2 Manufacturer Program for any prior model year) notice of the same describing the principal terms thereof.  If there is a material change to a Series 2010-2 Manufacturer Program during a model year or a material change in a Series 2010-2 Manufacturer Program for a new model year from the Series 2010-2 Manufacturer Program of such Manufacturer for the prior model year HVF will (a) obtain the consent of the Series 2010-2 Required Noteholders (such consent not to be unreasonably withheld or delayed) or (b) satisfy the Series 2010-2 Required Condition with respect to the leasing of Series 2010-2 Program Vehicles subject to such Series 2010-2 Manufacturer Program, as so changed, pursuant to the Series 2010-2 Lease.

(e)                                  [Reserved]

(f)                                    Except as otherwise permitted herein, in no event shall HVF agree, to the extent any consent of HVF is solicited or required by the Manufacturer or any assignor of such Series 2010-2 Manufacturer Program, to any change in any Series 2010-2 Manufacturer Program that is reasonably likely to materially adversely affect its rights or the rights of the Series 2010-2 Noteholders with respect to any Series 2010-2 Program Vehicle previously purchased or financed under such Series 2010-2 Manufacturer Program.

Section 7.26.                             Disposition of Series 2010-2 Vehicles.

HVF will turn in, or cause to be turned in, each Series 2010-2 Program Vehicle to the relevant Manufacturer within the Series 2010-2 Repurchase Period therefor in accordance with the applicable Series 2010-2 Manufacturer Program unless, prior to the end of such Series 2010-2 Repurchase Period, HVF sells such Series 2010-2 Program Vehicle and receives sales proceeds thereof in cash plus, if the related Manufacturer is a Series 2010-2 Eligible Program Manufacturer, non-return incentives payable by such Manufacturer to HVF, in an amount at least equal to the Series 2010-2 Repurchase Price that HVF would have received with respect to such Series 2010-2 Program Vehicle if it had turned such Series 2010-2 Program Vehicle back to the Manufacturer.

If a Series 2010-2 Non-Program Vehicle is returned to HVF pursuant to Section 2.5(c) of the Series 2010-2 Lease, HVF will use commercially reasonable efforts to arrange for the prompt sale of such Series 2010-2 Non-Program Vehicle and to maximize the sale price thereof.

Section 7.27.                             Insurance.

HVF will obtain and maintain, or cause to be obtained and maintained, with respect to the Series 2010-2 Vehicles (i) comprehensive public liability and property damage protection in respect of the possession, condition, maintenance, operation and use of the Series 2010-2 Vehicles, in the amount required to meet the minimum financial responsibility requirements mandated by applicable state law for each occurrence and (ii) catastrophic physical damage insurance, in an amount not less than $50,000,000; provided, however that HVF may rely on the Indemnification Agreement in lieu of obtaining and maintaining the insurance required by clauses (i) and (ii) hereof for so long as the Series 2010-2 Lessee is permitted to self-insure by applicable law.  All insurance policies (to the extent that such policies relate to Series 2010-2 Vehicles with respect to which the Collateral Agent is the lienholder pursuant to the Collateral Agency Agreement) obtained pursuant to this Section 7.27 shall name the Collateral Agent as a loss payee as its interest may appear.  HVF shall provide that the Trustee and the Collateral Agent will receive at least 30 days’ prior written notice of any change or cancellation of such insurance policies or arrangements.  Any insurance, as opposed to self-insurance, obtained by HVF shall be obtained from a Qualified Insurer only.

ARTICLE VIII

INITIAL ISSUANCE AND INCREASES AND DECREASES
OF PRINCIPAL AMOUNT OF SERIES 2010-2 NOTES

Section 8.1.                                   Initial Issuance; Procedure for Increasing the Series 2010-2 Principal Amount.

(a)                                  Subject to satisfaction of the conditions precedent set forth in subsection (b) of this Section 8.1 (in the case of subsections (b)(ii), (b)(iii), (b)(iv), (b)(v), (b)(vi), (b)(vii), (b)(viii), (b)(ix) and (b)(xi) of this Section 8.1, as evidenced by an Advance Request delivered to the Trustee as to which the Trustee may rely) (i) on the Series 2010-2 Closing Date, HVF may issue Series 2010-2 Notes in the aggregate initial principal amount equal to the Series 2010-2 Initial Principal Amount, (ii) on any Business Day during the Series 2010-2 Revolving Period, issue Additional Series 2010-2 Notes in an aggregate initial principal amount equal to (a) the Additional Investor Group Initial Principal Amount with respect to the related Additional Investor Group or (b) in connection with any Investor Group Maximum Principal Increase for any Investor Group, the Investor Group Principal Amount for such Investor Group (immediately after giving effect to such Investor Group Maximum Principal Increase) and (iii) on any Business Day during the Series 2010-2 Revolving Period, HVF may, in accordance with the Series 2010-2 Note Purchase Agreement, increase the Series 2010-2 Principal Amount (such increase referred to as an “Increase”), by issuing, at par, ratable amounts of additional principal amounts of the Series 2010-2 Notes; provided, that in the event that one or more Additional Investor Groups become party to the Series 2010-2 Note Purchase Agreement or one or more Investor Group Maximum Principal Increases for any Investor Group are given effect, any Increase occurring thereafter shall be allocated solely to such Additional Investor Groups and/or such Investor Groups, as applicable, until (and only until) the Series 2010-2 Principal Amount is allocated ratably among all Investor Groups (based upon each such Investor Groups’ Commitment Percentage after giving effect to any such Additional Investor Group becoming party to the Series 2010-2 Note Purchase Agreement and/or Investor Group Maximum Principal Increase, as applicable).  Each Increase shall be made in accordance with the provisions of Sections 2.02 and 2.03 of the Series 2010-2 Note Purchase Agreement and, subject to the proviso in the immediately preceding sentence, shall be ratably allocated among the Series 2010-2 Notes, based on their respective portion of the Series 2010-2 Principal Amount prior to giving effect to such Increase.  Proceeds from the initial issuance of the Series 2010-2 Notes, from any additional issuance of Additional Series 2010-2 Notes or from any Investor Group Maximum Principal Increase and from any Increase shall be deposited into the Series 2010-2 Collection Account and allocated in accordance with Article IX hereof.  Upon each Increase, the Trustee shall, or shall cause the Registrar to, indicate in the Note Register such Increase.

(b)                                 The initial Series 2010-2 Notes will be issued on the Series 2010-2 Closing Date, Additional Series 2010-2 Notes will be issued on any Business Day during the Series 2010-2 Revolving Period that an Additional Investor Group becomes a party to the Series 2010-2 Note Purchase Agreement or an effective date occurs with respect to any Investor Group Maximum Principal Increase, and the Series 2010-2 Principal Amount may be increased on any Business Day during the Series 2010-2 Revolving Period (subject to the limitations set forth in Section 2.2(a) below), in each case, pursuant to subsection (a) above, only upon satisfaction of each of the following conditions with respect to such initial issuance, such additional issuance of Additional Series 2010-2 Notes and each proposed Increase:

(i)                                     solely in connection with the initial issuance of the Series 2010-2 Notes on the Series 2010-2 Closing Date, the Issuer and Hertz shall have entered into, executed and delivered the Series 2010-2 Lease;

(ii)                                  other than in the case of the initial issuance of the Series 2010-2 Notes on the Series 2010-2 Closing Date, the amount of such issuance or Increase shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof;

(iii)                               after giving effect to such issuance or Increase, (A) the Investor Group Principal Amount with respect to each Investor Group shall not exceed the Maximum Investor Group Principal Amount with respect to such Investor Group and (B) the Series 2010-2 Principal Amount shall not exceed the Series 2010-2 Maximum Principal Amount;

(iv)                              after giving effect to such issuance or Increase and the application of the proceeds thereof, no Series 2010-2 Enhancement Deficiency, Series 2010-2 Liquidity Deficiency or Series 2010-2 Aggregate Asset Amount Deficiency shall exist;

(v)                                 after giving effect to such issuance or Increase and the application of the proceeds thereof, the amount on deposit in the Series 2010-2 Reserve Account shall be equal to or greater than the Series 2010-2 Required Reserve Account Amount;

(vi)                              no Series 2010-2 Amortization Event has occurred and is continuing and such issuance or Increase and the application of the proceeds thereof will not result in the occurrence of (1) a Series 2010-2 Amortization Event or a Series 2010-2 Limited Liquidation Event of Default, or (2) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become a Series 2010-2 Amortization Event or a Series 2010-2 Limited Liquidation Event of Default;

(vii)                           all representations and warranties set forth in Article 6 hereof shall be true and correct with the same effect as if made on and as of such date (except to the extent such representations relate to an earlier date);

(viii)                        all conditions precedent to the making of advances under the Series 2010-2 Note Purchase Agreement shall have been satisfied;

(ix)                                [Reserved]

(x)                                   no more than three Increases shall occur during any calendar week;

(xi)                                [Reserved]; and

(xii)                             with respect to any Increase, HVF shall have acquired and shall be maintaining in force one or more Series 2010-2 Interest Rate Caps in accordance with Section 9.11 of this Series Supplement.

Section 8.2.                                   Procedure for Decreasing the Series 2010-2 Principal Amount.

(a)                                  Mandatory Decrease.  Whenever (i) a Series 2010-2 Enhancement Deficiency exists, then, on or before the Payment Date immediately following discovery of such Series 2010-2 Enhancement Deficiency, HVF shall allocate to and deposit in the Series 2010-2 Excess Collection Account to be applied  in accordance with Section 9.2(f) of this Series Supplement, funds to make a pro rata reduction in the Series 2010-2 Principal Amount (subject to the limitations specified in Section 8.2(c) below) in an amount equal to the lesser of (x) the amount necessary, so that after giving effect to all Decreases of the Series 2010-2 Principal Amount on such Payment Date, no such Series 2010-2 Enhancement Deficiency shall exist and (y) the Series 2010-2 Principal Amount as of the date of application of such funds, (ii) a Series

2010-2 Aggregate Asset Amount Deficiency exists, then, on or before the Payment Date immediately following discovery of such Series 2010-2 Aggregate Asset Amount Deficiency, HVF shall allocate to and deposit in the Series 2010-2 Excess Collection Account to be applied in accordance with Section 9.2(f) of this Series Supplement, funds to make a pro rata reduction in the Series 2010-2 Principal Amount (subject to the limitations specified in Section 8.2(c) below) in an amount equal to the lesser of (x) the amount of such Series 2010-2 Aggregate Asset Amount Deficiency and (y) the Series 2010-2 Principal Amount as of the date of application of such funds and (iii) a Series 2010-2 Excess Principal Event shall have occurred, then, on or before the Payment Date immediately following discovery of such Series 2010-2 Excess Principal Event, HVF shall allocate to and deposit in the Series 2010-2 Excess Collection Account to be applied in accordance with Section 9.2(f) of this Series Supplement, funds to make a pro rata reduction in the Series 2010-2 Principal Amount (subject to the limitations specified in Section 8.2(c) below) by the lesser of (x) the amount necessary, so that after giving effect to all Decreases of the Series 2010-2 Principal Amount on such Payment Date, no such Series 2010-2 Excess Principal Event shall exist and (y) the amount that would reduce the Series 2010-2 Principal Amount to zero (each reduction of the Series 2010-2 Principal Amount pursuant to this Section 8.2(a), a “Mandatory Decrease”) plus, with respect to each clause above, any associated breakage costs (including Series 2010-2 Commercial Paper discounts and interest scheduled to accrue through the maturity of such Series 2010-2 Commercial Paper) incurred as a result of such decreased (calculated in accordance with the procedures outlined in Section 6.1 of this Series Supplement for optional repurchases and paid in accordance with Section 3.06 of the Series 2010-2 Note Purchase Agreement).  Such Mandatory Decrease shall be ratably allocated among the Series 2010-2 Noteholders, based on their respective portion of the Series 2010-2 Principal Amount prior to giving effect to such Mandatory Decrease.  Upon discovery of such a Series 2010-2 Enhancement Deficiency, Series 2010-2 Aggregate Asset Amount Deficiency or Series 2010-2 Excess Principal Event, HVF shall promptly, but in any event within 5 Business Days, deliver written notice (by facsimile with original to follow by mail) of any related Mandatory Decreases to the Trustee.

(b)                                 Voluntary Decrease.  On any Business Day, upon at least 3 Business Day’s prior notice to each Series 2010-2 Noteholder, each Conduit Investor, each Committed Note Purchaser and the Trustee, HVF may decrease the Series 2010-2 Principal Amount (each such reduction of the Series 2010-2 Principal Amount pursuant to this Section 8.2(b), a “Voluntary Decrease”) by withdrawing from the Series 2010-2 Excess Collection Account or, after the conclusion of the Series 2010-2 Revolving Period, the Series 2010-2 Collection Account, an amount (subject to the last sentence of this Section 8.2(b)) up to the sum of all Series 2010-2 Principal Collections (or, in the case of the Series 2010-2 Collection Account, up to the total amount available in such account for payment of principal of the Series 2010-2 Notes) on deposit in such accounts and, in the case of the Series 2010-2 Excess Collection Account, available for distribution to effect a Voluntary Decrease pursuant to Section 9.2(f) of this Series Supplement, and distributing (x) pro rata to the Series 2010-2 Noteholders in respect of principal of the Series 2010-2 Notes or (y) in the event that HVF, subject to Section 3.11 of the Series 2010-2 Note Purchase Agreement, elects to prepay any Terminated Purchaser’s Investor Group Principal Amount, to such Terminated Purchaser up to the amount of its Investor Group Principal Amount, the amount of such withdrawal in accordance with Section 9.4(e) of this Series Supplement, plus with respect to (x) and (y) above, in accordance with Section 3.06 of the Series 2010-2 Note Purchase Agreement, associated breakage costs (including Series 2010-2 Commercial Paper discounts and interest scheduled to accrue through the maturity of such Series 2010-2 Commercial Paper) incurred as a result of such decrease (paid together with such decrease and calculated in accordance with the procedures outlined in Section 6.1 of this Series Supplement for optional repurchases); provided that HVF shall not effect a Voluntary Decrease pursuant to this Section 8.2(b) more than three times in any calendar week; provided further that the Trustee shall not be required to monitor the compliance of HVF with the limitation on the frequency of Voluntary Decreases set forth in the immediately preceding proviso.  Subject to the immediately preceding sentence, such Voluntary Decrease shall be ratably allocated among the Series 2010-2 Noteholders, based on their respective portion of the Series 2010-2 Principal Amount.  Each such Voluntary Decrease shall be, in the aggregate for all Series 2010-2 Notes, in a minimum principal amount of $2,500,000 and integral multiples of $100,000 in excess thereof, unless such Voluntary Decrease is allocated to pay any Terminated Purchaser’s Investor Group Principal Amount in full.

(c)                                  Upon distribution to the Series 2010-2 Noteholders of principal of the Series 2010-2 Notes in connection with each Decrease, the Trustee shall, or shall cause the Registrar to indicate in the Note Register such Decrease.  The amount of any Decrease shall not exceed the amount allocated to the Series 2010-2 Excess Collection Account or the Series 2010-2 Collection Account and available for distribution to Series 2010-2 Noteholders in respect of principal of the Series 2010-2 Notes on the date of such Decrease pursuant to the terms hereof; provided that, for the avoidance of doubt, any amounts on deposit in the Series 2010-2 Collection Account and identified for payment to the Series 2010-2 Noteholders pursuant to Section 9.4(a) of this Series Supplement shall not be “available for distribution to Series 2010-2 Noteholders”.

ARTICLE IX

SERIES 2010-2 ALLOCATIONS

With respect to the Series 2010-2 Notes only, the following shall apply:

Section 9.1.                                   Allocations with Respect to the Series 2010-2 Notes.  The net proceeds from the initial sale of the Series 2010-2 Notes will be deposited into the Series 2010-2 Collection Account and allocated in accordance with clause (a)(ii) of this Section 9.1 below.  All amounts payable to HVF under the Series 2010-2 Interest Rate Caps will be deposited into the Series 2010-2 Collection Account.  On each Business Day on which the proceeds of the initial sale of the Series 2010-2 Notes, any Increase or Series 2010-2 Collections are deposited into the Series 2010-2 Collection Account (each such date, a “Series 2010-2 Deposit Date”), the Series 2010-2 Administrator will direct the Trustee in writing pursuant to the Series 2010-2 Administration Agreement to apply from all amounts deposited into the Series 2010-2 Collection Account in accordance with the provisions of this Section 9.1:

(a)                                  Allocations of Series 2010-2 Collections During the Series 2010-2 Revolving Period.  During the Series 2010-2 Revolving Period, the Series 2010-2 Administrator will direct the Trustee in writing pursuant to the Series 2010-2 Administration Agreement, prior to 1:00 p.m. (New York City time) on each Series 2010-2 Deposit Date, to apply from all amounts deposited into the Series 2010-2 Collection Account as set forth below:

(i)                                     allocate to and deposit in the Series 2010-2 Accrued Interest Account an amount equal to the sum of (A) the aggregate amount of Series 2010-2 Interest Collections on such day and (B) any amounts received by the Trustee in respect of the Series 2010-2 Interest Rate Caps; and

(ii)                                  allocate to and deposit in the Series 2010-2 Excess Collection Account (A) the aggregate amount of Series 2010-2 Principal Collections on such day, (B) on the Series 2010-2 Closing Date, the net proceeds from the issuance of the Series 2010-2 Notes and (C) on the date of any Increase, the proceeds of such Increase (for any such day, the “Series 2010-2 Principal Allocation”).

(b)                                 Allocation of Series 2010-2 Collections During the Series 2010-2 Controlled Amortization Period.   During the Series 2010-2 Controlled Amortization Period, the Series 2010-2 Administrator will direct the Trustee in writing pursuant to the Series 2010-2 Administration Agreement, prior to 1:00 p.m. (New York City time) on any Series 2010-2 Deposit Date, to apply from all amounts deposited into the Series 2010-2 Collection Account as set forth below:

(i)                                     allocate to and deposit in the Series 2010-2 Accrued Interest Account an amount determined as set forth in Section 9.1(a)(i) above for such day; and

(ii)                                  an amount equal to the sum of (x) all Series 2010-2 Principal Allocations for such day plus (y) any amounts allocated from the Series 2010-2 Excess Collection Account to the Series 2010-2 Collection Account pursuant to Section 9.1(f) of this Series Supplement or allocated to the Series 2010-2 Collection Account pursuant Section 9.2(f) of this Series Supplement, shall be used to make principal payments on a pro rata basis in respect of the Series 2010-2 Notes on the Series 2010-2 Controlled Amortization Payment Date related to the Series 2010-2 Controlled Amortization Payment Period in which such allocations and deposits, as applicable, have been made in an amount equal to the Series 2010-2 Controlled Amortization Amount for such Series 2010-2 Controlled Amortization Payment Date; provided, however, that if, during any Series 2010-2 Controlled Amortization Payment Period, the aggregate amount of such daily Series 2010-2 Principal Allocations (together with the amount deposited in the Series 2010-2 Collection Account from the Series 2010-2 Excess Collection Account pursuant to Section 9.1(f) of this Series Supplement or deposited in the

Series 2010-2 Collection Account pursuant to Section 9.2(f) of this Series Supplement) exceeds the Series 2010-2 Controlled Amortization Amount for the related Series 2010-2 Controlled Amortization Payment Date, then the amount of such excess shall be deposited in the Series 2010-2 Excess Collection Account.

(c)                                  Allocations of Collections During the Series 2010-2 Rapid Amortization Period.  During the Series 2010-2 Rapid Amortization Period, the Series 2010-2 Administrator will direct the Trustee in writing pursuant to the Series 2010-2 Administration Agreement, prior to 1:00 p.m. (New York City time) on any Series 2010-2 Deposit Date, to apply from all amounts deposited into the Series 2010-2 Collection Account as set forth below:

(i)                                     allocate to and deposit in the Series 2010-2 Accrued Interest Account an amount determined as set forth in Section 9.1(a)(i) above for such day; and

(ii)                                  an amount equal to the Series 2010-2 Principal Allocation for such day shall, on the applicable Payment Date, be used to make principal payments on a pro rata basis in respect of the Series 2010-2 Notes until the Series 2010-2 Notes have been paid in full; provided that if on any Determination Date (A) the Series 2010-2 Administrator determines that the amount anticipated to be available from Series 2010-2 Interest Collections, any amounts payable to the Trustee in respect of any Series 2010-2 Interest Rate Caps and other amounts available pursuant to Section 9.2 of this Series Supplement to pay Series 2010-2 Monthly Interest on the next succeeding Payment Date will be less than the sum of the Series 2010-2 Monthly Interest for such Payment Date and (B) the Series 2010-2 Enhancement Amount is greater than zero, then the Series 2010-2 Administrator shall direct the Trustee in writing to withdraw from the Series 2010-2 Collection Account a portion of (but in no event an amount in excess of) such Series 2010-2 Principal Collections received during the related Series 2010-2 Rapid Amortization Payment Period) equal to the lesser of such insufficiency and the Series 2010-2 Enhancement Amount and deposit such amount into the Series 2010-2 Accrued Interest Account to be treated as Series 2010-2 Interest Collections on such Payment Date.

(d)                                 Past Due Rental Payments.  Notwithstanding the foregoing, if, after the occurrence of a Series 2010-2 Lease Payment Deficit, the Series 2010-2 Lessee shall make a payment of Series 2010-2 Rent or other amount payable by the Series 2010-2 Lessee under the Series 2010-2 Lease on or prior to the fifth Business Day after the occurrence of such Series 2010-2 Lease Payment Deficit (a “Series 2010-2 Past Due Rent Payment”), the Series 2010-2 Administrator shall direct the Trustee in writing pursuant to the Series 2010-2 Administration Agreement to allocate to and deposit in the Series 2010-2 Collection Account the amount of such Series 2010-2 Past Due Rent Payment.  The Series 2010-2 Administrator shall instruct the Trustee in writing pursuant to the Series 2010-2 Administration Agreement to withdraw from the Series 2010-2 Collection Account and apply the Series 2010-2 Past Due Rent Payment in the following order:

(i)                                     if the occurrence of the related Series 2010-2 Lease Payment Deficit resulted in one or more Series 2010-2 LOC Credit Disbursements being made under the Series 2010-2 Letters of Credit, pay to each Series 2010-2 Letter of Credit Provider who made such a Series 2010-2 LOC Credit Disbursement for application in accordance with the provisions of the applicable Series 2010-2 Letter of Credit Reimbursement Agreement an amount equal to the lesser of (x) the unreimbursed amount of such Series 2010-2 Letter of Credit Provider’s Series 2010-2 LOC Credit Disbursement and (y) such Series 2010-2 Letter of Credit Provider’s pro rata share, calculated on the basis of the unreimbursed amount of each such Series 2010-2 Letter of Credit Provider’s Series 2010-2 LOC Credit Disbursement, of the amount of the Series 2010-2 Past Due Rent Payment;

(ii)                                  if the occurrence of such Series 2010-2 Lease Payment Deficit resulted in a withdrawal being made from the Series 2010-2 Cash Collateral Account, deposit in the Series 2010-2 Cash Collateral Account an amount equal to the lesser of (x) the amount of the Series 2010-2 Past Due Rent Payment remaining after any payments pursuant to clause (i) above and (y) the amount withdrawn from the Series 2010-2 Cash Collateral Account on account of such Series 2010-2 Lease Payment Deficit;

(iii)                               if the occurrence of such Series 2010-2 Lease Payment Deficit resulted in a withdrawal being made from the Series 2010-2 Reserve Account pursuant to Section 9.2(d) of this Series Supplement, deposit in the Series 2010-2 Reserve Account an amount equal to the lesser of (x) the amount of the Series 2010-2 Past Due Rent Payment remaining after any payments pursuant to clauses (i) and (ii) above and (y) the excess, if any, of the Series 2010-2 Required Reserve Account Amount over the Series 2010-2 Available Reserve Account Amount on such day;

(iv)                              deposit into the Series 2010-2 Accrued Interest Account the amount, if any, by which the Series 2010-2 Lease Interest Payment Deficit, if any, relating to such Series 2010-2 Lease Payment Deficit exceeds the amount of the Series 2010-2 Past Due Rent Payment applied pursuant to clauses (i) through (iii) above; and

(v)                                 deposit into the Series 2010-2 Excess Collection Account and treat as Series 2010-2 Principal Collections the remaining amount of the Series 2010-2 Past Due Rent Payment.

(e)                                  [Reserved]

(f)                                    Series 2010-2 Excess Collection Account.  Amounts deposited into the Series 2010-2 Excess Collection Account on any Series 2010-2 Deposit Date prior to the commencement of the Series 2010-2 Rapid Amortization Period will be (i) first, withdrawn and deposited in the Series 2010-2 Reserve Account in an amount up to the excess, if any, of the Series 2010-2 Required Reserve Account Amount for such date over the Series 2010-2 Available Reserve Account Amount for such date, (ii)

second, used to make a Mandatory Decrease, if applicable, in accordance with Sections 8.2(a) and 9.4(e) of this Series Supplement, (iii) third, at the option of HVF to make a Voluntary Decrease in accordance with Sections 8.2(b) and 9.4(e) of this Series Supplement and (iv) fourth, any remaining funds may be released to HVF; provided, that (x) the application of such funds pursuant to clauses (iii) through (iv) above may be made only to the extent that no Series 2010-2 Enhancement Deficiency or other Series 2010-2 Amortization Event would result therefrom or exist immediately thereafter.  Notwithstanding the foregoing, on the first day of the Series 2010-2 Controlled Amortization Period and, subject to the proviso to Section 9.1(b)(ii), on each Business Day thereafter or, if earlier, the first day of the Series 2010-2 Rapid Amortization Period, all funds on deposit in the Series 2010-2 Excess Collection Account (including amounts allocated thereto pursuant to Section 10.1(a)(ii), (b)(ii), (c)(ii) or (d)(v) of this Series Supplement) will be withdrawn from the Series 2010-2 Excess Collection Account and deposited into the Series 2010-2 Collection Account and applied in accordance with Section 9.1(b)(ii) or 9.1(c)(ii) of this Series Supplement, as the case may be.

Section 9.2.                                   Application of Series 2010-2 Interest Collections.

On the fourth Business Day prior to each Payment Date, as provided below, the Series 2010-2 Administrator shall instruct the Trustee in writing pursuant to the Series 2010-2 Administration Agreement to withdraw, and on such Payment Date the Trustee, acting in accordance with such instructions, shall withdraw, the amounts required to be withdrawn from the Series 2010-2 Accrued Interest Account pursuant to Section 9.2(a) below in respect of all funds available from any Series 2010-2 Interest Rate Caps and Series 2010-2 Interest Collections processed since the preceding Payment Date and allocated to the holders of the Series 2010-2 Notes.

(a)                                  Note Interest with respect to the Series 2010-2 Notes.  On the fourth Business Day prior to each Payment Date, the Series 2010-2 Administrator shall instruct the Trustee in writing pursuant to the Series 2010-2 Administration Agreement as to the amount to be withdrawn from the Series 2010-2 Accrued Interest Account to the extent funds are anticipated to be available from Series 2010-2 Interest Collections processed from but not including the Payment Date immediately preceding such Payment Date through such Payment Date and any amounts payable to HVF under any Series 2010-2 Interest Rate Cap during that period in respect of (i) (I) first, an amount equal to the sum of (A) the Series 2010-2 Monthly Interest (excluding amounts referenced in clause (ii) of the definition thereof to the extent duplicative of Series 2010-2 Deficiency Amounts payable under clause (ii) below) for such Payment Date (the portion of such amount of Series 2010-2 Monthly Interest that will accrue for the period (each an, “Estimated Interest Period”) from and including the Determination Date immediately preceding such Payment Date to but excluding such Payment Date (such portion of the Series 2010-2 Monthly Interest with respect to any such Estimated Interest Period, the “Estimated Interest”) shall be estimated by the Series 2010-2 Administrator on such Determination Date) plus (B) the Estimated Interest Adjustment Amount with respect to such Determination Date and (II) second, an amount equal to any Indenture Carrying Charges due to the Series 2010-2 Noteholders and unpaid as of such Payment Date which are not included in the definition of Series 2010-2 Monthly Interest, (ii) second, an amount equal to the unpaid Series 2010-2 Deficiency Amounts, if any, as of the preceding Payment Date (together with any accrued interest on such Series 2010-2 Deficiency Amounts as calculated in accordance with Section 9.2(e)) and (iii) third, an amount equal to the Series 2010-2 Monthly Default Interest Amount, if any, for such Payment Date.  On or before 10:00 a.m. (New York City time) on such Payment Date, the Trustee shall withdraw the amounts described in the first sentence of this Section 9.2(a), from the Series 2010-2 Accrued Interest Account and deposit such amounts into the Series 2010-2 Distribution Account.

On or before 4:00 p.m. (New York City time) on the Business Day immediately preceding each Determination Date, the Series 2010-2 Administrator shall notify the Trustee of any Estimated Interest Adjustment Amount with respect to such Determination Date, such notification to be in the form of Exhibit H to this Series Supplement (each an “Estimated Interest Adjustment Notice”).

(b)                                 Lease Payment Deficit Notice.  On or before 10:00 a.m. (New York City time) on each Payment Date, the Series 2010-2 Administrator shall notify the Trustee of the amount of any Series 2010-2 Lease Payment Deficit, such notification to be in the form of Exhibit C to this Series Supplement (each a “Lease Payment Deficit Notice”).

(c)                                  Withdrawals from the Series 2010-2 Reserve Account.  If the Series 2010-2 Administrator determines on any Payment Date that the amounts available from the Series 2010-2 Accrued Interest Account are insufficient to pay the sum of the amounts described in clauses (i) and (ii) of Section 9.2(a) of this Series Supplement on such Payment Date, the Series 2010-2 Administrator shall instruct the Trustee in writing to withdraw from the Series 2010-2 Reserve Account and deposit in the Series 2010-2 Distribution Account on such Payment Date an amount equal to the lesser of the Series 2010-2 Available Reserve Account Amount and such insufficiency.  The Trustee shall withdraw such amount from the Series 2010-2 Reserve Account and deposit such amount in the Series 2010-2 Distribution Account.

(d)                                 Draws on Series 2010-2 Letters of Credit.  If the Series 2010-2 Administrator determines on any Payment Date that there exists a Series 2010-2 Lease Interest Payment Deficit, the Series 2010-2 Administrator shall instruct the Trustee in writing to draw on the Series 2010-2 Letters of Credit, if any, and, upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on such Payment Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Payment Date draw an amount, as set forth in such notice, equal to the least of (i) such Series 2010-2 Lease Interest Payment Deficit, (ii) the excess, if any, of the sum of the amounts described in clauses (i) and (ii) of Section 9.2(a) of this Series Supplement on such Payment Date over the amounts available from the Series 2010-2 Accrued Interest Account plus the amount withdrawn from the Series 2010-2 Reserve Account pursuant to Section 9.2(c) of this Series Supplement on such Payment Date and (iii) the Series 2010-2 Letter of Credit Liquidity Amount on the Series 2010-2 Letters of Credit by presenting to each Series 2010-2 Letter of Credit Provider a draft accompanied by a

Series 2010-2 Certificate of Credit Demand and shall cause the Series 2010-2 LOC Credit Disbursements to be deposited in the Series 2010-2 Distribution Account on such Payment Date; provided, however, that if the Series 2010-2 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2010-2 Cash Collateral Account and deposit in the Series 2010-2 Distribution Account an amount equal to the lesser of (x) the Series 2010-2 Cash Collateral Percentage on such Payment Date of the least of the amounts described in clauses (i), (ii) or (iii) above and (y) the Series 2010-2 Available Cash Collateral Account Amount on such Payment Date and draw an amount equal to the remainder of such amount on the Series 2010-2 Letters of Credit.

(e)                                  Deficiency Amounts.  If the amounts described in Sections 9.2(a), (b), (c) and (d) of this Series Supplement are insufficient to pay the Series 2010-2 Monthly Interest for any Payment Date, payments of interest to the Series 2010-2 Noteholders will be reduced on a pro rata basis by the amount of such deficiency.  The aggregate amount, if any, of such deficiency on any Payment Date allocable to the Series 2010-2 Notes shall be referred to as the “Series 2010-2 Deficiency Amount”.  Interest shall accrue on the Series 2010-2 Deficiency Amount at the applicable Series 2010-2 Note Rate.

(f)                                    Balance.  On the fourth Business Day prior to each Payment Date, the Series 2010-2 Administrator shall instruct the Trustee in writing pursuant to the Series 2010-2 Administration Agreement to pay, on such Payment Date, the balance (after making the payments required in Section 9.3 of this Series Supplement), if any, of the amounts available from the Series 2010-2 Accrued Interest Account as follows:

(i)                                     first, to the Series 2010-2 Administrator, in an amount equal to the Series 2010-2 Monthly Administration Fee for such Series 2010-2 Interest Period;

(ii)                                  second, to the Trustee, in an amount equal to the Series 2010-2 Percentage as of the beginning of the Series 2010-2 Interest Period ending on the day preceding such Payment Date of the Trustee’s fees for such Series 2010-2 Interest Period;

(iii)                               third, on a pro rata basis, to pay any Indenture Carrying Charges (other than any Indenture Carrying Charges relating solely to one or more Series of Notes and/or Other Segregated Series of Notes) to the Persons to whom such amounts are owed, in an amount equal to the Series 2010-2 Percentage as of the beginning of the Series 2010-2 Interest Period ending on the day preceding such Payment Date of such Indenture Carrying Charges (other than Indenture Carrying Charges provided for above (which, for the avoidance of doubt, shall include the Indenture Carrying Charges owed to the Series 2010-2 Noteholders)) for such Series 2010-2 Interest Period;

(iv)                              fourth, on a pro rata basis, to pay any Series 2010-2 Carrying Charges (other than Indenture Carrying Charges provided for above) to the

Persons to whom such amounts are owed for such Series 2010-2 Interest Period; and

(v)                                 fifth, the balance, if any, shall be withdrawn from the Series 2010-2 Accrued Interest Account by the Trustee and (A) during the Series 2010-2 Revolving Period, deposited into the Series 2010-2 Excess Collection Account or (B) during the Series 2010-2 Controlled Amortization Period or the Series 2010-2 Rapid Amortization Period, deposited into the Series 2010-2 Collection Account and treated as Series 2010-2 Principal Collections;

provided, that, it is understood and agreed that any payments of Indenture Carrying Charges made pursuant to clauses (ii) and (iii) above with respect to any Payment Date shall be deemed made prior to the determination and payment of any “Indenture Carrying Charges” (as defined in the applicable Series Supplement) pursuant to any Series Supplement relating to a Series of Notes in respect of such Payment Date.

(g)                                 Trustee Fees. If, on any Payment Date after the occurrence and during the continuance of a Series 2010-2 Limited Liquidation Event of Default, (x) the funds available to pay the Trustee fees pursuant to Section 9.2(f)(ii) of this Series Supplement on such Payment Date are less than the amount payable to the Trustee thereunder on such Payment Date or (y) the funds available to pay the portion of the Indenture Carrying Charges payable to the Trustee pursuant to Section 9.2(f)(iii) of this Series Supplement on such Payment Date are less than the amount payable to the Trustee thereunder on such Payment Date, the Series 2010-2 Administrator shall instruct the Trustee in writing to withdraw from the Series 2010-2 Reserve Account and pay to itself on such Payment Date an amount equal to the least of (A) the Series 2010-2 Available Reserve Account Amount on such Payment Date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date), (B) an amount equal to the excess, if any, of (i) 0.70% of the Series 2010-2 Required Asset Amount as of the date of the occurrence of such Series 2010-2 Limited Liquidation Event of Default over (ii) the aggregate of the amounts previously withdrawn from the Series 2010-2 Reserve Account under this Section 9.2(g) in respect of fees and other amounts due and owing to the Trustee and (C) such insufficiency.  The Trustee shall withdraw such amounts from the Series 2010-2 Reserve Account and pay or reimburse itself.

Section 9.3.                                   Payment of Note Interest.  On each Payment Date, the Trustee shall, in accordance with Section 5.1 hereof, pay to the Series 2010-2 Noteholders from the Series 2010-2 Distribution Account the amount deposited in the Series 2010-2 Distribution Account for the payment of all amounts payable to the Series 2010-2 Noteholders pursuant to Section 9.2 of this Series Supplement.

Section 9.4.                                   Payment of Note Principal.

(a)                                  Monthly Payments During Series 2010-2 Controlled Amortization Period or Series 2010-2 Rapid Amortization Period.  Commencing on

the earlier to occur of (i) the Determination Date immediately preceding the first Series 2010-2 Controlled Amortization Payment Date, or (ii) the first Determination Date after the commencement of the Series 2010-2 Rapid Amortization Period and on each Determination Date thereafter, the Series 2010-2 Administrator shall instruct the Trustee in writing pursuant to the Series 2010-2 Administration Agreement as to (v) the amount allocated to the Series 2010-2 Notes pursuant to Section 9.1(b)(ii) or 9.1(c)(ii) of this Series Supplement, as the case may be, and any amounts allocated from the Series 2010-2 Excess Collection Account to the Series 2010-2 Collection Account pursuant to Section 9.1(f) of this Series Supplement and/or allocated to the Series 2010-2 Collection Account pursuant to Section 9.2(f) of this Series Supplement, in each case, prior to such date and not previously deposited into the Series 2010-2 Distribution Account for payment to the Series 2010-2 Noteholders and the amount any Series 2010-2 Monthly Base Rent that will be allocated to the Series 2010-2 Notes pursuant to Section 9.1(b)(ii) or 9.1(c)(ii) of this Series Supplement, as the case may be, (w) any amounts to be withdrawn from the Series 2010-2 Reserve Account and deposited into the Series 2010-2 Distribution Account, (x) any amounts to be drawn on the Series 2010-2 Letters of Credit (and/or withdrawn from the Series 2010-2 Cash Collateral Account) and (y) the amount of any demand to be made under the Series 2010-2 Demand Note.  On each Series 2010-2 Controlled Amortization Payment Date and the Expected Final Payment Date, the Trustee shall withdraw such amounts from the Series 2010-2 Collection Account allocated to pay principal of the Series 2010-2 Notes during the related Series 2010-2 Controlled Amortization Payment Period and deposit such amount together with the proceeds of any demand made on the Series 2010-2 Demand Note received during the period from but excluding the immediately preceding Payment Date to and including such Payment Date into the Series 2010-2 Distribution Account, which amount and any other amounts deposited in the Series 2010-2 Distribution Account for the payment of principal of such Series 2010-2 Notes pursuant to Section 9.4(b) of this Series Supplement during the related Series 2010-2 Controlled Amortization Payment Period shall be paid to the Series 2010-2 Noteholders in accordance with Section 9.4(e)(ii) or 9.4(e)(iii) of this Series Supplement, as the case may be.  On the Payment Date following each such Determination Date during the Series 2010-2 Rapid Amortization Period, the Trustee shall withdraw such amounts allocated to pay principal of the Series 2010-2 Notes from the Series 2010-2 Collection Account and deposit such amount together with the proceeds of any demand made on the Series 2010-2 Demand Note received during the period from but excluding the immediately preceding Payment Date to and including such Payment Date into the Series 2010-2 Distribution Account along with any other amounts deposited in the Series 2010-2 Distribution Account for the payment of principal of such Series 2010-2 Notes pursuant to Section 9.4(b) of this Series Supplement and any amounts deposited in the Series 2010-2 Distribution Account pursuant to Section 9.4(c) of this Series Supplement, in each case, during the related Series 2010-2 Rapid Amortization Payment Period, which amount shall be paid to the Series 2010-2 Noteholders until the Series 2010-2 Noteholders have been paid the Series 2010-2 Principal Amount in full.

(b)                                 Principal Deficit Amount.  If the Principal Deficit Amount is greater than zero on any date or the Series 2010-2 Administrator determines that there exists a Series 2010-2 Lease Principal Payment Deficit, the Series 2010-2 Administrator shall promptly provide written notice thereof to the Administrative Agent and the Trustee.  On each Payment Date on which the Principal Deficit Amount is greater than zero or a Series 2010-2 Lease Principal Payment Deficit exists, amounts shall be transferred to the Series 2010-2 Distribution Account as follows:

(i)                                     Series 2010-2 Reserve Account Withdrawal.  On each Payment Date on which the Principal Deficit Amount is greater than zero, the Series 2010-2 Administrator shall instruct the Trustee in writing prior to 12:00 noon (New York City time) on such Payment Date, in the case of a Principal Deficit Amount resulting from a Series 2010-2 Lease Payment Deficit, or prior to 12:00 noon (New York City time) on the second Business Day prior to such Payment Date, in the case of any other Principal Deficit Amount, to withdraw from the Series 2010-2 Reserve Account, an amount equal to the lesser of (x) such Principal Deficit Amount and (y) the Series 2010-2 Available Reserve Account Amount on such Payment Date (after giving effect to any withdrawals from the Series 2010-2 Reserve Account on such Payment Date pursuant to Section 9.2(c) of this Series Supplement), and deposit such withdrawal in the Series 2010-2 Distribution Account on such Payment Date.

(ii)                                  Principal Draws on Series 2010-2 Letters of Credit.  If the Series 2010-2 Administrator determines on any Payment Date that there exists a Series 2010-2 Lease Principal Payment Deficit that exceeds the amount, if any, withdrawn from the Series 2010-2 Reserve Account in accordance with clause (i) of this Section 9.4(b), then the Series 2010-2 Administrator shall instruct the Trustee in writing to draw on the Series 2010-2 Letters of Credit, if any, in an amount equal to the least of (1) the excess of the Series 2010-2 Lease Principal Payment Deficit over the amount, if any, withdrawn from the Series 2010-2 Reserve Account in accordance with clause (i) of this Section 9.4(b), (2) the Series 2010-2 Letter of Credit Liquidity Amount (after giving effect to any drawings on the Series 2010-2 Letters of Credit on such Payment Date pursuant to Section 9.2(d) of this Series Supplement) and (3) on any date that is prior to the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by Hertz of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which Hertz shall have resumed making all payments of Series 2010-2 Monthly Variable Rent required to be made under the Series 2010-2 Lease, the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2010-2 Reserve Account in accordance with clause (i) of this Section 9.4(b).  Upon receipt of a notice by the Trustee from the Series 2010-2 Administrator in respect of a Series 2010-2 Lease Principal Payment Deficit on or prior to 10:30 a.m. (New York City time) on a Payment Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Payment Date draw an amount as set forth in such notice equal to the applicable amount set forth above on the Series 2010-2 Letters of Credit by presenting to each Series 2010-2 Letter of Credit Provider a draft accompanied by a Series 2010-2 Certificate of Credit Demand and shall cause the Series 2010-2 LOC Credit Disbursements to be deposited in the Series 2010-2 Distribution Account on such Payment Date; provided, however, that if the Series 2010-2 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2010-2 Cash Collateral Account and deposit in the Series 2010-2 Distribution Account an amount equal to the lesser of (x) the Series 2010-2 Cash Collateral Percentage on such Payment Date of the amount set forth in the notice provided to the Trustee by the Series 2010-2 Administrator and (y) the Series 2010-2 Available Cash Collateral Account Amount on such Payment Date and draw an amount equal to the remainder of such amount on the Series 2010-2 Letters of Credit.

(iii)                               Demand Note Draw.                                     If on any Determination Date, the Series 2010-2 Administrator determines that the Principal Deficit Amount on the next succeeding Payment Date (after giving effect to the withdrawal from the Series 2010-2 Reserve Account on such Payment Date pursuant to clause (i) of this Section 9.4(b) of this Series Supplement and any drawings on the Series 2010-2 Letters of Credit on such Payment Date pursuant to clause (ii) of this Section 9.4(b)) will be greater than zero, then, prior to 10:00 a.m. (New York City time) on the second Business Day prior to such Payment Date, the Series 2010-2 Administrator shall instruct the Trustee in writing (and provide the requisite information to the Trustee) to deliver a demand notice substantially in the form of Exhibit G-1 (each a “Demand Notice”) on Hertz for payment under the Series 2010-2 Demand Note in an amount equal to the lesser of (i) the Principal Deficit Amount less the amount to be deposited in the Series 2010-2 Distribution Account in accordance with clauses (i) and/or (ii) of this Section 9.4(b) of this Series Supplement and (ii) the principal amount of the Series 2010-2 Demand Note.  The Trustee shall, prior to 12:00 noon (New York City time) on the second Business Day preceding such Payment Date, deliver such Demand Notice to Hertz; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereto, without the lapse of a period of 60 consecutive days) with respect to Hertz shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to Hertz.  The Trustee shall cause the proceeds of any demand on the Series 2010-2 Demand Note to be deposited into the Series 2010-2 Distribution Account, and such proceeds shall be treated as Principal Collections.

(iv)                              Letter of Credit Draw.  If (1) the Trustee shall have delivered a Demand Notice as provided in Section 9.4(b)(iii) of this Series Supplement and Hertz shall have failed to pay to the Trustee or deposit into the Series 2010-2 Distribution Account the amount specified in such Demand Notice in whole or in part by 12:00 noon (New York City time) on the Business Day following the making of the Demand Notice, (2) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Hertz, the Trustee shall not have delivered such Demand Notice to Hertz or (3) there is a Preference Amount, the Trustee shall draw on the Series 2010-2 Letters of Credit, if any, by 12:00 p.m. (New York City time) on such Business Day in an amount equal to the lesser of (A) the amount that Hertz failed to pay under the

Series 2010-2 Demand Note, the amount that the Trustee failed to demand for payment thereunder or the Preference Amount, as the case may be; and (B) the Series 2010-2 Letter of Credit Amount on such Business Day, by presenting to each Series 2010-2 Letter of Credit Provider a draft accompanied by a Series 2010-2 Certificate of Unpaid Demand Note Demand or, in the case of a Preference Amount, a Series 2010-2 Certificate of Preference Payment Demand; provided, however that if the Series 2010-2 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2010-2 Cash Collateral Account and deposit in the Series 2010-2 Distribution Account an amount equal to the lesser of (x) the Series 2010-2 Cash Collateral Percentage on such Business Day of the lesser of the amounts set forth in clause (A) and (B) above and (y) the Series 2010-2 Available Cash Collateral Account Amount on such Business Day and draw an amount equal to the remainder of such amount on the Series 2010-2 Letters of Credit.  The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2010-2 Letters of Credit and the proceeds of any such withdrawal from the Series 2010-2 Cash Collateral Account into the Series 2010-2 Distribution Account and such proceeds shall be treated as Series 2010-2 Principal Collections.

(c)                                  Legal Final Payment Dates.  The Series 2010-2 Principal Amount shall be due and payable on the Legal Final Payment Date.  In connection therewith:

(i)                                     Series 2010-2 Reserve Account Withdrawal.  If the amount to be deposited in the Series 2010-2 Distribution Account in accordance with Section 9.4(a) of this Series Supplement with respect to the Legal Final Payment Date together with any amounts to be deposited therein in accordance with Section 9.4(b) of this Series Supplement on the Legal Final Payment Date, in each case, to pay principal of the Series 2010-2 Notes, is less than the Series 2010-2 Principal Amount on the Legal Final Payment Date, prior to 10:30 a.m. (New York City time) on the second Business Day prior to the Legal Final Payment Date, the Series 2010-2 Administrator shall instruct the Trustee to withdraw from the Series 2010-2 Reserve Account, an amount equal to the lesser of (i) the Series 2010-2 Available Reserve Account Amount (after giving effect to any withdrawals from the Series 2010-2 Reserve Account pursuant to Section 9.2(c) and Section 9.4(b)(i) of this Series Supplement), and (ii) such insufficiency, and deposit such withdrawn amounts in the Series 2010-2 Distribution Account on the Legal Final Payment Date.  The Trustee shall withdraw such amounts from the Series 2010-2 Reserve Account and deposit such amounts in the Series 2010-2 Distribution Account on or prior to the Legal Final Payment Date.

(ii)                                  Demand Note Draw.                                     If the amount to be deposited in the Series 2010-2 Distribution Account pursuant to Section 9.4(a) of this Series Supplement together with any amounts to be deposited therein in accordance with Section 9.4(b) and Section 9.4(c)(i) of this Series Supplement on the Legal Final Payment Date is less than the Series 2010-2 Principal Amount, then, prior to 10:00 a.m. (New York City time) on the second Business Day prior to the Legal

Final Payment Date, the Series 2010-2 Administrator shall instruct the Trustee in writing (and provide the requisite information to the Trustee) to deliver a Demand Notice to Hertz for payment under the Series 2010-2 Demand Note in an amount equal to the lesser of (i) such insufficiency and (ii) the principal amount of the Series 2010-2 Demand Note.  The Trustee shall, prior to 12:00 noon (New York City time) on the second Business Day preceding the Legal Final Payment Date, deliver such Demand Notice to Hertz; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Hertz shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to Hertz.  The Trustee shall cause the proceeds of any demand on the Series 2010-2 Demand Note to be deposited into the Series 2010-2 Distribution Account, and such proceeds shall be treated as Series 2010-2 Principal Collections for all purposes hereunder.

(iii)                               Letter of Credit Draw.  If (1) the Trustee shall have delivered a Demand Notice as provided in Section 9.4(c)(ii) of this Series Supplement and Hertz shall have failed to pay to the Trustee or deposit into the Series 2010-2 Distribution Account the amount specified in such Demand Notice referred to in Section 9.4(c)(ii) of this Series Supplement in whole or in part by 12:00 noon (New York City time) on the Business Day following the making of the Demand Notice, (2) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Hertz, the Trustee shall not have delivered such Demand Notice to Hertz or (3) there is a Preference Amount, the Trustee shall draw on the Series 2010-2 Letters of Credit, if any, by 12:00 p.m. (New York City time) on such Business Day an amount equal to the lesser of (A) the amount that Hertz failed to pay under the Series 2010-2 Demand Note (or the amount that the Trustee failed to demand for payment thereunder) or the Preference Amount, as the case may be; and (B) the Series 2010-2 Letter of Credit Amount on such Business Day, by presenting to each Series 2010-2 Letter of Credit Provider a draft accompanied by a Series 2010-2 Certificate of Unpaid Demand Note Demand or, in the case of a Preference Amount, a Series 2010-2 Certificate of Preference Demand; provided, however that if the Series 2010-2 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2010-2 Cash Collateral Account and deposit in the Series 2010-2 Distribution Account an amount equal to the lesser of (x) the Series 2010-2 Cash Collateral Percentage on such Business Day of the lesser of the amounts set forth in clause (A) and (B) above and (y) the Series 2010-2 Available Cash Collateral Account Amount on such Business Day and draw an amount equal to the remainder of such amount on the Series 2010-2 Letters of Credit.  The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2010-2 Letters of Credit and the proceeds of any such withdrawal from the Series 2010-2 Cash Collateral Account into the Series 2010-2 Distribution Account and such proceeds shall be treated as Series 2010-2 Principal Collections.

(d)                                 Distribution.  On each Payment Date occurring on or after the date a withdrawal is made pursuant to Section 9.4(a) of this Series Supplement and any amounts are deposited in the Series 2010-2 Distribution Account for the payment of principal of such Series 2010-2 Notes pursuant to Section 9.4(b) of this Series Supplement and/or Section 9.4(c) of this Series Supplement, the Trustee shall, in accordance with Section 5.1 hereof, pay to the Series 2010-2 Noteholders the amount deposited in the Series 2010-2 Distribution Account for the payment of principal of the Series 2010-2 Notes held by such Series 2010-2 Noteholders pursuant to Section 9.4(a) of this Series Supplement and Section 9.4(e)(ii) or 9.4(e)(iii) of this Series Supplement, as applicable.  After the commencement of the Series 2010-2 Controlled Amortization Period or the Series 2010-2 Rapid Amortization Period and the payment in full of the Series 2010-2 Principal Amount, any remaining Series 2010-2 Principal Collections shall be withdrawn from the Series 2010-2 Collection Account and/or the Series 2010-2 Excess Collection Account and used to pay any remaining amounts payable by the Issuer pursuant to this Series Supplement or the Series 2010-2 Note Purchase Agreement in accordance with the priorities set forth in Sections 9.2(a) and (f) of this Series Supplement.

(e)                                  Decreases.  (i)  On any Business Day on which (a) a Mandatory Decrease pursuant to Section 8.2(a) of this Series Supplement shall be declared, the Trustee shall withdraw from the Series 2010-2 Excess Collection Account in accordance with the written instructions of the Series 2010-2 Administrator an amount equal to the lesser of (x) the funds then allocated to the Series 2010-2 Excess Collection Account and available for payment of such Mandatory Decrease pursuant to Section 9.1(f) of this Series Supplement and (y) the amount of such Mandatory Decrease, and distribute on a pro rata basis such amount to the Series 2010-2 Noteholders as a payment of principal of the Series 2010-2 Notes or (b) a Voluntary Decrease pursuant to Section 8.2(b) of this Series Supplement shall be declared, the Trustee shall distribute the amounts withdrawn from the Series 2010-2 Excess Collection Account (and available for payment of such Voluntary Decrease pursuant to Section 9.1(f) of this Series Supplement) and/or the Series 2010-2 Collection Account (and available in such account for payment of principal of the Series 2010-2 Notes) (x) to any Terminated Purchaser up to such Terminated Purchaser’s Investor Group Principal Amount or (y) otherwise, on a pro rata basis to the Series 2010-2 Noteholders, in each case, as a payment of principal of the Series 2010-2 Notes.

(ii)                                  On each Series 2010-2 Controlled Amortization Payment Date other than the Expected Final Payment Date, after giving effect to deposits in the Series 2010-2 Distribution Account pursuant to Sections 9.4(a) and 9.4(b) of this Series Supplement, the Trustee shall withdraw from the Series 2010-2 Distribution Account an amount equal to the lesser of (x) the funds on deposit in the Series 2010-2 Distribution Account and available for payment of principal of the Series 2010-2 Notes and (y) the Series 2010-2 Controlled Amortization Amount in respect of such Series 2010-2 Controlled Amortization Payment Date, and distribute such amount to the Series 2010-2 Noteholders on a pro rata basis as payment of principal of the Series 2010-2 Notes.

(iii)                               On the Expected Final Payment Date, after giving effect to deposits in the Series 2010-2 Distribution Account pursuant to Sections 9.4(a) and 9.4(b) of this Series Supplement, the Trustee shall withdraw from the Series 2010-2 Distribution Account an amount equal to the lesser of (x) the funds on deposit in the Series 2010-2 Distribution Account and available for payment of principal of the Series 2010-2 Notes and (y) the Series 2010-2 Principal Amount on such date, and distribute such amount to the Series 2010-2 Noteholders on a pro rata basis as payment of principal of the Series 2010-2 Notes until the Series 2010-2 Noteholders have been paid the Series 2010-2 Principal Amount in full.

Section 9.5.                                   Payment by Wire Transfer.  On each Payment Date, pursuant to Section 5.1 and Sections 9.3 and 9.4 hereof, the Trustee shall cause the amounts (to the extent received by the Trustee) set forth in Section 9.3 or 9.4 of this Series Supplement to be paid by wire transfer of immediately available funds released from the Series 2010-2 Distribution Account no later than 4:30 p.m. (New York City time) for credit to the account designated by the Series 2010-2 Noteholders.

Section 9.6.                                   The Series 2010-2 Administrator’s Failure to Instruct the Trustee to Make a Deposit or Payment.  If the Series 2010-2 Administrator fails to give notice or instructions to make any payment from or deposit into any Series 2010-2 Series Account required to be given by the Series 2010-2 Administrator, at the time specified in the Series 2010-2 Administration Agreement or any other Series 2010-2 Related Document (including applicable grace periods), the Trustee shall make such payment or deposit into or from such Series 2010-2 Series Account without such notice or instruction from the Series 2010-2 Administrator, provided that the Series 2010-2 Administrator, upon request of the Trustee, the Administrative Agent or any Funding Agent, promptly provides the Trustee with all information necessary to allow the Trustee to make such a payment or deposit.  When any payment or deposit hereunder or under any other Series 2010-2 Related Document is required to be made by the Trustee at or prior to a specified time, the Series 2010-2 Administrator shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time.  If the Series 2010-2 Administrator fails to give instructions to draw on any Series 2010-2 Letters of Credit with respect to a Class of Series 2010-2 Notes required to be given by the Series 2010-2 Administrator, at the time specified in this Series Supplement, the Trustee shall draw on such Series 2010-2 Letters of Credit with respect to such Class of Series 2010-2 Notes without such instruction from the Series 2010-2 Administrator, provided that the Series 2010-2 Administrator, upon request of the Trustee, the Administrative Agent or any Funding Agent, promptly provides the Trustee with all information necessary to allow the Trustee to draw on each such Series 2010-2 Letter of Credit.

Section 9.7.                                   Series 2010-2 Reserve Account.

(a)                                  Establishment of Series 2010-2 Reserve Account.  HVF shall establish and maintain in the name of the Trustee for the benefit of the Series 2010-2 Noteholders an account (the “Series 2010-2 Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2010-2 Noteholders.  The Series 2010-2 Reserve Account shall be an Eligible Deposit

Account. If the Series 2010-2 Reserve Account is at any time no longer an Eligible Deposit Account, HVF shall, within 10 Business Days of obtaining knowledge that the Series 2010-2 Reserve Account is no longer an Eligible Deposit Account, establish a new Series 2010-2 Reserve Account that is an Eligible Deposit Account.  If a new Series 2010-2 Reserve Account is established, HVF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2010-2 Reserve Account into the new Series 2010-2 Reserve Account.  Initially, the Series 2010-2 Reserve Account will be established with the Trustee.

(b)           [Reserved]

(c)           Earnings from Series 2010-2 Reserve Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2010-2 Reserve Account shall be deemed to be on deposit therein and available for distribution unless previously distributed pursuant to the terms hereof.

(d)           Series 2010-2 Reserve Account Constitutes Additional Collateral for Series 2010-2 Notes.  In order to secure and provide for the repayment and payment of the Series 2010-2 Note Obligations with respect to the Series 2010-2 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2010-2 Noteholders, all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2010-2 Reserve Account, including any security entitlement with respect to financial assets credited thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2010-2 Reserve Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2010-2 Reserve Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2010-2 Reserve Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all Proceeds of any and all of the foregoing, including cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2010-2 Reserve Account Collateral”).

(e)           Series 2010-2 Reserve Account Surplus.  In the event that the Series 2010-2 Reserve Account Surplus on any Payment Date is greater than zero, the Trustee, acting in accordance with the written instructions of the Series 2010-2 Administrator (with a copy to the Administrative Agent), shall withdraw from the Series 2010-2 Reserve Account an amount equal to the Series 2010-2 Reserve Account Surplus and pay such Series 2010-2 Reserve Account Surplus to HVF.

(f)            Termination of Series 2010-2 Reserve Account.  On or after the date on which the Series 2010-2 Notes are fully paid, the Trustee, acting in accordance with the written instructions of the Series 2010-2 Administrator, shall withdraw from the Series 2010-2 Reserve Account all remaining amounts on deposit therein and pay such amounts to HVF.

Section 9.8.   Series 2010-2 Letters of Credit and Series 2010-2 Cash Collateral Accounts.

(a)           Series 2010-2 Cash Collateral Account Constitutes Additional Collateral for Series 2010-2 Notes.  In order to secure and provide for the repayment and payment of the Series 2010-2 Note Obligations with respect to the Series 2010-2 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2010-2 Noteholders, all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2010-2 Cash Collateral Account, including any security entitlement with respect to financial assets credited thereto; (ii) all funds on deposit in the Series 2010-2 Cash Collateral Account from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2010-2 Cash Collateral Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2010-2 Cash Collateral Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2010-2 Cash Collateral Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all Proceeds of any and all of the foregoing, including cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2010-2 Cash Collateral Account Collateral”).

(b)           Series 2010-2 Letter of Credit Expiration Date. If prior to the date which is sixteen (16) Business Days prior to the then scheduled Series 2010-2 Letter of Credit Expiration Date with respect to any Series 2010-2 Letter of Credit, excluding the amount available to be drawn under such Series 2010-2 Letter of Credit but taking into account each substitute Series 2010-2 Letter of Credit which has been obtained from a Series 2010-2 Eligible Letter of Credit Provider and is in full force and effect on such date, (i) the Series 2010-2 Adjusted Enhancement Amount would be equal to or greater than the Series 2010-2 Required Enhancement Amount, (ii) the Series 2010-2 Adjusted Liquidity Amount would be equal to or greater than the Series 2010-2 Required Liquidity Amount, or (iii) the Series 2010-2 Letter of Credit Liquidity Amount would be equal to or greater than the Series 2010-2 Demand Note Payment Amount, then the Series 2010-2 Administrator shall notify the Trustee and the Administrative Agent in writing no later than fifteen (15) Business Days prior to such Series 2010-2 Letter of Credit Expiration Date of such determination.  If prior to the date which is sixteen (16) Business Days prior to the then scheduled Series 2010-2 Letter of Credit Expiration Date with respect to any Series 2010-2 Letter of Credit, excluding such Series 2010-2 Letter of Credit but taking into account any substitute Series 2010-2 Letter of Credit which has been obtained from a Series 2010-2 Eligible Letter of Credit Provider and is in full force and effect on such date, (i) the Series 2010-2 Aggregate Asset Amount would be less than the Series 2010-2 Required Asset

Amount, (ii) the Series 2010-2 Adjusted Liquidity Amount would be less than the Series 2010-2 Required Liquidity Amount, or (iii) the Series 2010-2 Letter of Credit Liquidity Amount would be less than the Series 2010-2 Demand Note Payment Amount, then the Series 2010-2 Administrator shall notify the Trustee and the Administrative Agent in writing no later than fifteen (15) Business Days prior to such Series 2010-2 Letter of Credit Expiration Date of (x) the greatest of (A) the excess, if any, of the Series 2010-2 Required Asset Amount over the Series 2010-2 Aggregate Asset Amount, excluding such Series 2010-2 Letter of Credit but taking into account any substitute Series 2010-2 Letter of Credit which has been obtained from a Series 2010-2 Eligible Letter of Credit Provider and is in full force and effect on such date, (B) the excess, if any, of the Series 2010-2 Required Liquidity Amount over the Series 2010-2 Adjusted Liquidity Amount, excluding such Series 2010-2 Letter of Credit but taking into account each substitute Series 2010-2 Letter of Credit which has been obtained from a Series 2010-2 Eligible Letter of Credit Provider and is in full force and effect on such date, and (C) the excess, if any, of the Series 2010-2 Demand Note Payment Amount over the Series 2010-2 Letter of Credit Liquidity Amount, excluding such Series 2010-2 Letter of Credit but taking into account each substitute Series 2010-2 Letter of Credit which has been obtained from a Series 2010-2 Eligible Letter of Credit Provider and is in full force and effect on such date, and (y) the amount available to be drawn on such expiring Series 2010-2 Letter of Credit on such date.  Upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:30 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (x) and (y) above on such Series 2010-2 Letter of Credit by presenting a draft accompanied by a Series 2010-2 Certificate of Termination Demand and shall cause the Series 2010-2 LOC Termination Disbursements to be deposited in the Series 2010-2 Cash Collateral Account.  If the Trustee does not receive the notice from the Series 2010-2 Administrator described above on or prior to the date that is fifteen (15) Business Days prior to each Series 2010-2 Letter of Credit Expiration Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day draw the full amount of such Series 2010-2 Letter of Credit by presenting a draft accompanied by a Series 2010-2 Certificate of Termination Demand and shall cause the Series 2010-2 LOC Termination Disbursements to be deposited in the applicable Series 2010-2 Cash Collateral Account.

(c)           Series 2010-2 Letter of Credit Providers.  The Series 2010-2 Administrator shall notify the Trustee and the Administrative Agent in writing within one Business Day of becoming aware that the short-term debt credit rating of any Series 2010-2 Letter of Credit Provider has fallen below “P-1” as determined by Moody’s or “A-1” as determined by Standard & Poor’s or the long-term debt credit rating of any Series 2010-2 Letter of Credit Provider has fallen below “A1” as determined by Moody’s or “A” as determined by Standard & Poor’s (with respect to any Series 2010-2 Letter of Credit Provider, a “Series 2010-2 Downgrade Event”).  On the thirtieth (30th) day after the occurrence of a Series 2010-2 Downgrade Event with respect to any Series 2010-2 Letter of Credit Provider, the Series 2010-2

Administrator shall notify the Trustee and the Administrative Agent in writing on such date of (i) the greatest of (A) the excess, if any, of the Series 2010-2 Required Asset Amount over the Series 2010-2 Aggregate Asset Amount, excluding the available amount under the Series 2010-2 Letter of Credit issued by such Series 2010-2 Letter of Credit Provider, on such date, (B) the excess, if any, of the Series 2010-2 Required Liquidity Amount over the Series 2010-2 Adjusted Liquidity Amount, excluding the available amount under such Series 2010-2 Letter of Credit, on such date, and (C) the excess, if any, of the Series 2010-2 Demand Note Payment Amount over the Series 2010-2 Letter of Credit Liquidity Amount, excluding the available amount under such Series 2010-2 Letter of Credit, on such date, and (ii) the amount available to be drawn on such Series 2010-2 Letter of Credit on such date.  Upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:30 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), draw on such Series 2010-2 Letter of Credit in an amount equal to the lesser of the amount in clause (i) or clause (ii) of the immediately preceding sentence on such Business Day by presenting a draft accompanied by a Series 2010-2 Certificate of Termination Demand and shall cause the Series 2010-2 LOC Termination Disbursement to be deposited in a Series 2010-2 Cash Collateral Account.

(d)           Reductions in Stated Amounts of the Series 2010-2 Letters of Credit.  If the Trustee receives a written notice from the Series 2010-2 Lessee, substantially in the form of Exhibit D, requesting a reduction in the stated amount of any Series 2010-2 Letter of Credit, the Trustee shall within two Business Days of the receipt of such notice deliver to the Series 2010-2 Letter of Credit Provider who issued such Series 2010-2 Letter of Credit a Series 2010-2 Notice of Reduction requesting a reduction in the stated amount of such Series 2010-2 Letter of Credit in the amount requested in such notice effective on the date set forth in such notice, provided that on such effective date, after giving effect to the requested reduction in the stated amount of such Series 2010-2 Letter of Credit, (i) the Series 2010-2 Aggregate Asset Amount will equal or exceed the Series 2010-2 Required Asset Amount, (ii) the Series 2010-2 Adjusted Liquidity Amount will equal or exceed the Series 2010-2 Required Liquidity Amount, and (iii) the Series 2010-2 Letter of Credit Liquidity Amount will equal or exceed the Series 2010-2 Demand Note Payment Amount.

(e)           Draws on the Series 2010-2 Letters of Credit.  If there is more than one Series 2010-2 Letter of Credit on the date of any draw on the Series 2010-2 Letters of Credit pursuant to the terms of this Series Supplement (other than pursuant to Sections 9.8(b) and (c) of this Series Supplement), the Series 2010-2 Administrator shall instruct the Trustee, in writing, to draw on each Series 2010-2 Letter of Credit in an amount equal to the Pro Rata Share of the Series 2010-2 Letter of Credit Provider issuing such Series 2010-2 Letter of Credit of the amount of such draw on the Series 2010-2 Letters of Credit.

(f)            Establishment of Series 2010-2 Cash Collateral Account.  On or prior to the date of any drawing under a Series 2010-2 Letter of Credit pursuant to

Section 9.8(b) or (c) of this Series Supplement, HVF shall establish and maintain in the name of the Trustee for the benefit of the Series 2010-2 Noteholders, an account (the “Series 2010-2 Cash Collateral Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2010-2 Noteholders.  The Series 2010-2 Cash Collateral Account shall be an Eligible Deposit Account.  If the Series 2010-2 Cash Collateral Account is at any time no longer an Eligible Deposit Account, HVF shall, within 10 Business Days of obtaining knowledge that the Series 2010-2 Cash Collateral Account is no longer an Eligible Deposit Account, establish a new Series 2010-2 Cash Collateral Account that is an Eligible Deposit Account.  If a new Series 2010-2 Cash Collateral Account is established, HVF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2010-2 Cash Collateral Account into the new Series 2010-2 Cash Collateral Account.

(g)           [Reserved]

(h)           Earnings from Series 2010-2 Cash Collateral Account.  All Series 2010-2 Cash Collateral Account Interest and Earnings shall be deemed to be on deposit therein and available for distribution unless previously distributed pursuant to the terms hereof.

(i)            Series 2010-2 Cash Collateral Account Surplus.  In the event that the Series 2010-2 Cash Collateral Account Surplus on any Payment Date is greater than zero, the Series 2010-2 Administrator may direct the Trustee to, and the Trustee, acting in accordance with the written instructions of the Series 2010-2 Administrator (with a copy to the Administrative Agent), shall, subject to the limitations set forth in this Section 9.8(i), withdraw the amount specified by the Series 2010-2 Administrator from the Series 2010-2 Cash Collateral Account specified by the Series 2010-2 Administrator and apply such amount in accordance with the terms of this Section 9.8(i).  The amount of any such withdrawal from the Series 2010-2 Cash Collateral Account shall be limited to the least of (a) the Series 2010-2 Available Cash Collateral Account Amount on such Payment Date, (b) the Series 2010-2 Cash Collateral Account Surplus on such Payment Date and (c) the excess, if any, of the Series 2010-2 Letter of Credit Liquidity Amount on such Payment Date over the Series 2010-2 Demand Note Payment Amount on such Payment Date.  Any amounts withdrawn from the Series 2010-2 Cash Collateral Account pursuant to this Section 9.8(i) shall be paid first, to the Series 2010-2 Letter of Credit Providers, to the extent that there are unreimbursed Series 2010-2 Disbursements due and owing to such Series 2010-2 Letter of Credit Providers in respect of the Series 2010-2 Letters of Credit, for application in accordance with the provisions of the respective Series 2010-2 Letters of Credit, and second, to HVF any remaining amounts.

(j)            Termination of Series 2010-2 Cash Collateral Account.  Upon the termination of this Series Supplement in accordance with its terms, the Trustee, acting in accordance with the written instructions of the Series 2010-2 Administrator, after the prior payment of all amounts due and owing to the Series 2010-2 Noteholders and payable from the Series 2010-2 Cash Collateral Account as provided herein, shall withdraw from such Series 2010-2 Cash Collateral Account all amounts on deposit therein and shall pay such amounts first, pro rata to the Series 2010-2 Letter of Credit Providers, to the extent that there are unreimbursed Series 2010-2 Disbursements due and owing to such Series 2010-2 Letter of Credit Providers, for application in accordance with the provisions of the respective Series 2010-2 Letters of Credit, and second, to HVF any remaining amounts.

Section 9.9.   Series 2010-2 Distribution Account.

(a)           Establishment of Series 2010-2 Distribution Account.  The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 2010-2 Noteholders an account (the “Series 2010-2 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2010-2 Noteholders.  The Series 2010-2 Distribution Account shall be an Eligible Deposit Account.  If the Series 2010-2 Distribution Account is at any time no longer an Eligible Deposit Account, HVF shall, within 10 Business Days of obtaining knowledge that the Series 2010-2 Distribution Account is no longer an Eligible Deposit Account, establish a new Series 2010-2 Distribution Account that is an Eligible Deposit Account.  If a new Series 2010-2 Distribution Account is established, HVF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2010-2 Distribution Account into the new Series 2010-2 Distribution Account.  Initially, the Series 2010-2 Distribution Account will be established with the Trustee.

(b)           [Reserved]

(c)           Earnings from Series 2010-2 Distribution Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2010-2 Distribution Account shall be deemed to be on deposit and available for distribution unless previously distributed pursuant to the terms hereof.

(d)           Series 2010-2 Distribution Account Constitutes Additional Collateral for Series 2010-2 Notes.  In order to secure and provide for the repayment and payment of the Series 2010-2 Note Obligations with respect to the Series 2010-2 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2010-2 Noteholders, all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2010-2 Distribution Account, including any security entitlement with respect to financial assets credited thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2010-2 Distribution Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2010-2 Distribution Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2010-2 Distribution Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all Proceeds of any and all of the foregoing, including cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2010-2 Distribution Account Collateral”).

Section 9.10.   Trustee as Securities Intermediary.

(a)           The Trustee or other Person holding the Series 2010-2 Collection Account, the Series 2010-2 Excess Collection Account, the Series 2010-2 Accrued Interest Account, the Series 2010-2 Reserve Account, the Series 2010-2 Cash Collateral Account or the Series 2010-2 Distribution Account (each a “Series 2010-2 Designated Account”) shall be the “securities intermediary” (as defined in Section 8-102 of the UCC in effect in the State of New York (the “New York UCC”) and a “bank” (as defined in Section 9-102 of the New York UCC), in such capacities, the “Securities Intermediary”).  If the Securities Intermediary in respect of any Series 2010-2 Designated Account is not the Trustee, HVF shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 9.10.

(b)           The Securities Intermediary agrees that:

(i)            The Series 2010-2 Designated Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the New York UCC will be credited;

(ii)           All securities or other property underlying any Financial Assets credited to any Series 2010-2 Designated Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Series 2010-2 Designated Account be registered in the name of HVF, payable to the order of HVF or specially endorsed to HVF;

(iii)          All property delivered to the Securities Intermediary pursuant to this Series Supplement will be promptly credited to the appropriate Series 2010-2 Designated Account;

(iv)          Each item of property (whether investment property, security, instrument or cash) credited to a Series 2010-2 Designated Account shall be treated as a Financial Asset;

(v)           If at any time the Securities Intermediary shall receive any order from the Trustee directing transfer or redemption of any Financial Asset relating to the Series 2010-2 Designated Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by HVF or the Series 2010-2 Administrator;

(vi)          The Series 2010-2 Designated Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement.  For purposes of the UCC, New York shall be deemed to the

Securities Intermediary’s jurisdiction and the Series 2010-2 Designated Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(vii)         The Securities Intermediary has not entered into, and until termination of this Series Supplement, will not enter into, any agreement with any other Person relating to the Series 2010-2 Designated Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Series Supplement will not enter into, any agreement with HVF purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 9.10(b)(v) of this Series Supplement; and

(viii)        Except for the claims and interest of the Trustee and HVF in the Series 2010-2 Designated Accounts, the Securities Intermediary knows of no claim to, or interest in, the Series 2010-2 Designated Accounts or in any Financial Asset credited thereto.  If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2010-2 Designated Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Series 2010-2 Administrator and HVF thereof.

(c)           The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2010-2 Designated Accounts and in all Proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2010-2 Designated Accounts.

Section 9.11.   Series 2010-2 Interest Rate Caps.

(a)           On the Series 2010-2 Closing Date (or, if the Series 2010-2 Initial Principal Amount is zero, on or prior to the first Increase hereunder), HVF shall acquire one or more Series 2010-2 Interest Rate Caps from an Eligible Interest Rate Cap Provider.  At the time of the acquisition of the initial Series 2010-2 Interest Rate Caps, the aggregate notional amount of all Series 2010-2 Interest Rate Caps shall equal the Series 2010-2 Maximum Principal Amount, and the aggregate notional amount of all Series 2010-2 Interest Rate Caps may be reduced to the extent that the Series 2010-2 Maximum Principal Amount is reduced after the acquisition of the initial Series 2010-2 Interest Rate Caps but shall not at any time be less than the Series 2010-2 Maximum Principal Amount at such time.  HVF shall acquire one or more additional Series 2010-2 Interest Rate Caps in connection with any increase of the Series 2010-2 Maximum Principal Amount such that the aggregate notional amounts of all Series 2010-2 Interest Rate Caps shall equal the Series 2010-2 Maximum Principal Amount after giving effect to such increase. The strike rate of each Series 2010-2 Interest Rate

Cap shall not be greater than 5%. Each Series 2010-2 Interest Rate Cap shall have a term of at least until the Legal Final Payment Date.  Prior to obtaining any replacement Series 2010-2 Interest Rate Cap after the Series 2010-2 Closing Date, HVF shall obtain the prior consent of the Administrative Agent; provided, that HVF shall not be required to obtain such consent from the Administrative Agent in the event that such replacement Series 2010-2 Interest Rate Cap is based on 1-month LIBOR, contains substantially identical terms to the Series 2010-2 Interest Rate Cap being replaced with respect to the posting of collateral by the Interest Rate Cap Provider and the ratings requirements of the Interest Rate Cap Provider (and any guarantor thereof) and contains a substantially identical rate of scheduled amortization to the Series 2010-2 Interest Rate Cap being replaced.

(b)           If, at any time, an Interest Rate Cap Provider (and, if the present and future obligations of an Interest Rate Cap Provider under its Series 2010-2 Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Administrative Agent and satisfying the other requirements set forth in the related Series 2010-2 Interest Rate Cap), the related guarantor) fails to satisfy the Moody’s First Trigger Required Ratings, then the Interest Rate Cap Provider will be required, pursuant to the terms of the Series 2010-2 Interest Rate Cap, at the Interest Rate Cap Provider’s expense, to post and maintain collateral pursuant to a credit support annex entered into in connection with the Series 2010-2 Interest Rate Cap (the “Credit Support Annex”).

(c)           If, at any time, an Interest Rate Cap Provider is not an Eligible Interest Rate Cap Provider, then such Interest Rate Cap Provider will be required, pursuant to the terms of the Series 2010-2 Interest Rate Cap, at such Interest Rate Cap Provider’s expense, to obtain a replacement interest rate cap on the same terms as the Series 2010-2 Interest Rate Cap (or with such modifications as are acceptable to the Administrative Agent) from an Eligible Interest Rate Cap Provider and, simultaneously with such replacement, HVF shall terminate the Series 2010-2 Interest Rate Cap being replaced; provided that no termination of the Series 2010-2 Interest Rate Cap shall occur until HVF has entered into a replacement Series 2010-2 Interest Rate Cap. Each Series 2010-2 Interest Rate Cap must provide that if the Interest Rate Cap Provider is required to obtain a replacement as described in the preceding sentence and such replacement is not obtained within the period specified in the Series 2010-2 Interest Rate Cap, then the Interest Rate Cap Provider must, until such replacement is obtained or such Interest Rate Cap Provider again becomes an Eligible Interest Rate Cap Provider, collateralize its obligations under such Series 2010-2 Interest Rate Cap in an amount determined pursuant to the Credit Support Annex.  If HVF is unable to cause such Interest Rate Cap Provider to take any of the actions described in this Section 9.11(c) after making commercially reasonable efforts, HVF will obtain a replacement Series 2010-2 Interest Rate Cap at the expense of the replaced Interest Rate Cap Provider or, if the replaced Interest Rate Cap Provider fails to make such payment, at the expense of HVF (in which event, such amount will be considered Series 2010-2 Carrying Charges and paid solely from Series 2010-2 Interest Collections available pursuant to Section 9.2(f) of this Series Supplement).

(d)           Each Series 2010-2 Noteholder by its acceptance of a Series 2010-2 Note hereby acknowledges and agrees, and directs the Trustee to acknowledge and agree, and the Trustee, at such direction, hereby acknowledges and agrees, that any collateral posted by an Interest Rate Cap Provider pursuant to clause (b) or (c) above (A) is collateral solely for the obligations of such Interest Rate Cap Provider under its Series 2010-2 Interest Rate Cap, (B) does not constitute collateral for the Series 2010-2 Notes (provided that in order to secure and provide for the payment of the Series 2010-2 Note Obligations, HVF has pledged each Series 2010-2 Interest Rate Cap and its security interest in any collateral posted in connection therewith as collateral for the Series 2010-2 Notes), and (C) will in no event be available to satisfy any obligations of HVF hereunder or otherwise unless and until such Interest Rate Cap Provider defaults in its obligations under its Series 2010-2 Interest Rate Cap and such collateral is applied in accordance with the terms of such Series 2010-2 Interest Rate Cap to satisfy such defaulted obligations of such Interest Rate Cap Provider.

(e)           HVF shall require all proceeds of each Series 2010-2 Interest Rate Cap (including amounts received in respect of the obligations of the related Interest Rate Cap Provider from a guarantor or from the application of collateral posted by such Interest Rate Cap Provider) to be paid to the Series 2010-2 Collection Account, and the Trustee shall allocate all such proceeds to the Series 2010-2 Accrued Interest Account in accordance with Section 9.1 of this Series Supplement.

(f)            To secure payment of the Series 2010-2 Note Obligations, HVF hereby grants a security interest in, and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2010-2 Noteholders, all of HVF’s right, title and interest, whether now or hereafter existing or acquired, in the Series 2010-2 Interest Rate Caps and all Proceeds thereof.

Section 9.12.   Series 2010-2 Demand Note Constitutes Additional Collateral for Series 2010-2 Notes.

(a)           In order to secure and provide for the repayment and payment of the Series 2010-2 Note Obligations, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2010-2 Noteholders, all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2010-2 Demand Note; (ii) all certificates and instruments, if any, representing or evidencing the Series 2010-2 Demand Note; and (iii) all Proceeds of any and all of the foregoing, including cash.  On the date hereof, HVF shall deliver to the Trustee, for the benefit of the Series 2010-2 Noteholders, the Series 2010-2 Demand Note, endorsed in blank.  The Trustee, for the benefit of the Series 2010-2 Noteholders, shall be the only Person authorized to make a demand for payment on the Series 2010-2 Demand Note.  HVF shall deliver to the Trustee all original copies of the Series 2010-2 Demand Note.

(b)           [Reserved]

(c)           Other than pursuant to a demand thereon pursuant to Section 9.4(b) or (c) of this Series Supplement, HVF shall not reduce the amount of the Series 2010-2 Demand Note or forgive amounts payable thereunder so that the outstanding principal amount of the Series 2010-2 Demand Note after such forgiveness or reduction is less than the greater of (i) the Series 2010-2 Letter of Credit Liquidity Amount and (ii) an amount equal to 3% of the Series 2010-2 Principal Amount.

(d)           HVF shall not amend the Series 2010-2 Demand Note without the prior written consent of Series 2010-2 Noteholders holding 100% of the Series 2010-2 Principal Amount; provided, that (i) HVF shall be permitted to reduce the amount of the Series 2010-2 Demand Note or forgive amounts payable thereunder in a manner which complies with clause (c) above without the consent of any Series 2010-2 Noteholder or any other Person and (ii) HVF shall be permitted to increase the amount of the Series 2010-2 Demand Note at any time without the consent of any Series 2010-2 Noteholder or any other Person.

ARTICLE X

AMORTIZATION EVENTS

Section 10.1.   The following shall constitute “Series 2010-2 Amortization Events” with respect to the Series 2010-2 Notes:

(a)           HVF defaults in the payment of any interest on, or other amount payable in respect of, the Series 2010-2 Notes (other than the payments described in clauses (b), (e) and (f) below) when the same becomes due and payable and such default continues for a period of three (3) Business Days;

(b)           HVF defaults in the payment of any principal of the Series 2010-2 Notes when the same becomes due and payable on the applicable Legal Final Payment Date;

(c)           a Series 2010-2 Enhancement Deficiency shall exist and continue to exist for at least three (3) Business Days;

(d)           a Series 2010-2 Liquidity Deficiency shall exist and continue to exist for at least three (3) Business Days;

(e)           all principal of and interest on the Series 2010-2 Notes is not paid in full on or before the Expected Final Payment Date;

(f)            the Series 2010-2 Controlled Amortization Amount required to be paid in respect of any Series 2010-2 Controlled Amortization Payment Date is not paid on such Series 2010-2 Controlled Amortization Payment Date and, other than with respect to the final Series 2010-2 Controlled Amortization Payment Date, such failure continues for a period of three (3) Business Days;

(g)           the Series 2010-2 Aggregate Asset Amount shall be less than the Series 2010-2 Required Asset Amount for a period of at least three (3) Business Days;

(h)           the Principal Deficit Amount shall be greater than zero;

(i)            the Series 2010-2 Collection Account, any Collateral Account containing amounts relating to Series 2010-2 Vehicles, any Series 2010-2 Series Account, the Series 2010-2 Distribution Account or any Series 2010-2 HVF Segregated Exchange Account shall be subject to an injunction, estoppel or other stay or a Lien (other than a Permitted Lien) and 30 days shall have elapsed without such Lien having been released or discharged;

(j)            (A) the Series 2010-2 Reserve Account shall be subject to an injunction, estoppel or other stay or a Lien (other than a Permitted Lien) for a period of at least three (3) Business Days or (B) the Trustee shall cease to have a valid and perfected first priority security interest in the Series 2010-2 Reserve Account Collateral (or any of the Series 2010-2 Lessee, HVF or any Affiliate of either so asserts in writing) and, in each case, either (x) a Series 2010-2 Enhancement Deficiency would result from excluding the Series 2010-2 Available Reserve Account Amount from the Series 2010-2 Enhancement Amount or (y) the Series 2010-2 Adjusted Liquidity Amount, excluding therefrom the Series 2010-2 Available Reserve Account Amount, would be less than the Series 2010-2 Required Liquidity Amount;

(k)           from and after the funding of the Series 2010-2 Cash Collateral Account, (A) the Series 2010-2 Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than a Permitted Lien) for a period of at least three (3) Business Days or (B) the Trustee shall cease to have a valid and perfected first priority security interest in the Series 2010-2 Cash Collateral Account Collateral (or any of the Series 2010-2 Lessee, HVF or any Affiliate of either so asserts in writing) and, in each case, either (x) a Series 2010-2 Enhancement Deficiency would result from excluding the Series 2010-2 Available Cash Collateral Account Amount from the Series 2010-2 Enhancement Amount or (y) the Series 2010-2 Adjusted Liquidity Amount, excluding therefrom the Series 2010-2 Available Cash Collateral Account Amount, would be less than the Series 2010-2 Required Liquidity Amount;

(l)            a Change of Control shall have occurred;

(m)          at any time on or after the date of the first Increase hereunder, HVF shall fail to acquire and maintain in force one or more Series 2010-2 Interest Rate Caps at the times and in the notional amounts required by the terms of Section 9.11 of this Series Supplement and such failure continues for at least 3 Business Days;

(n)           the Trustee shall for any reason cease to have a valid and perfected first priority security interest in the Series 2010-2 Collateral (other than the Series 2010-2 Reserve Account Collateral and the Series 2010-2 Cash Collateral

Account Collateral) or any of the Series 2010-2 Lessee, HVF or any Affiliate of either so asserts in writing;

(o)           the occurrence of a Series 2010-2 Servicer Event of Default;

(p)           the occurrence of a Series 2010-2 Servicer Default or a Series 2010-2 Administrator Default;

(q)           HVF fails to comply with any of its other agreements or covenants (other than any agreements or covenants relating solely to one or more Other Segregated Series of Notes and/or Series of Notes) in any Series 2010-2 Related Document and the failure to so comply materially and adversely affects the interests of the Series 2010-2 Noteholders and continues to materially and adversely affect the interests of the Series 2010-2 Noteholders for a period of thirty (30) days after the earlier of (i) the date on which HVF obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to HVF by the Trustee or to HVF and the Trustee by the Administrative Agent;

(r)            any representation (other than any representation relating solely to one or more Other Segregated Series of Note and/or Series of Notes) made by HVF in the Base Indenture, this Series Supplement or any other Series 2010-2 Related Document is false and such false representation materially and adversely affects the interests of the Series 2010-2 Noteholders and such false representation is not cured for a period of thirty (30) days after the earlier of (i) the date on which HVF obtains knowledge thereof or (ii) the date that written notice thereof is given to HVF by the Trustee or to HVF and the Trustee by the Administrative Agent;

(s)           (I) HVF or Hertz in its capacity as Series 2010-2 Administrator shall fail to comply with their respective obligations under the Series 2010-2 Back-Up Administration Agreement in any material respect and the failure to so comply materially and adversely affects the interests of the Series 2010-2 Noteholders and continues to materially and adversely affect the interests of the Series 2010-2 Noteholders for a period of thirty (30) days after the earlier of (i) the date on which HVF or the Series 2010-2 Administrator, as applicable, obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to HVF and the Series 2010-2 Administrator by the Trustee or to HVF, the Series 2010-2 Administrator and the Trustee by the Administrative Agent or (II) the Series 2010-2 Back-Up Administration Agreement or any material portion thereof shall cease, for any reason, to be in full force and effect or enforceable in accordance with its terms for a period of thirty (30) days after the earlier of (i) the date on which HVF or the Series 2010-2 Administrator, as applicable, obtains knowledge thereof or (ii) the date on which written notice thereof shall have been given to HVF and the Series 2010-2 Administrator by the Trustee or to HVF, the Series 2010-2 Administrator and the Trustee by the Administrative Agent (unless such failure to be in full force and effect or failure to be enforceable is a result of a breach of the Series 2010-2 Back-Up Administration Agreement or any portion thereof by HVF or the

Series 2010-2 Administrator, in which case such thirty (30) day grace period shall not apply);

(t)            (I) Hertz, in its capacity as Series 2010-2 Servicer, shall fail to comply with its obligations under the Series 2010-2 Back-Up Disposition Agreement in any material respect and the failure to so comply materially and adversely affects the interests of the Series 2010-2 Noteholders and continues to materially and adversely affect the interests of the Series 2010-2 Noteholders for a period of thirty (30) days after the earlier of (i) the date on which the Series 2010-2 Administrator or HVF obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Series 2010-2 Administrator and HVF by the Trustee or to the Series 2010-2 Administrator, HVF and the Trustee by the Administrative Agent or (II) the Back-Up Disposition Agent Agreement or any material portion thereof shall cease, for any reason, to be in full force and effect or enforceable in accordance with its terms for a period of thirty (30) days after the earlier of (i) the date on which HVF or the Series 2010-2 Administrator, as applicable, obtains knowledge thereof or (ii) the date on which written notice thereof shall have been given to HVF and the Series 2010-2 Administrator by the Trustee or to HVF, the Series 2010-2 Administrator and the Trustee by the Administrative Agent (unless such failure to be in full force and effect or failure to be enforceable is a result of a breach of the Series 2010-2 Back-Up Disposition Agreement or any portion thereof by the Series 2010-2 Administrator, in its capacity as Series 2010-2 Servicer, in which case such thirty (30) day grace period shall not apply);

(u)           the occurrence of an Event of Bankruptcy with respect to Hertz Vehicles LLC, HGI, HVF or Hertz;

(v)           the Securities and Exchange Commission or other regulatory body having jurisdiction reaches a final determination that Hertz Vehicles LLC, HGI or HVF is an “investment company” or is under the “control” of an “investment company” under the Investment Company Act;

(w)          the Series 2010-2 Lease is terminated for any reason;

(x)            any Series 2010-2 Lease Payment Default shall have occurred;

(y)           an Amortization Event with respect to the Series 2009-1 Notes shall have occurred and be continuing;

(z)            any Series 2010-2 Operating Lease Event of Default (other than a Series 2010-2 Lease Payment Default) shall have occurred and be continuing;

(aa)         there shall have been filed against Hertz, Hertz Vehicles LLC, HGI or HVF (i) a notice of a federal tax lien from the Internal Revenue Service, (ii) a notice of a Lien from the Pension Benefit Guaranty Corporation under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a Plan to which either of such sections applies or (iii) a notice of any other Lien (other than a Permitted Lien) that could reasonably be expected to attach to the assets of Hertz Vehicles LLC, HVF or any Series 2010-2 HVF Segregated Exchange Account and 30 days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged;

(bb)         subject to Section 8.7(b) of the Base Indenture and Section 7.7 hereof, any of the Series 2010-2 Related Documents or any material portion thereof relating to the Series 2010-2 Notes shall cease, for any reason, to be in full force and effect, enforceable in accordance with its terms or Hertz, Hertz Vehicles LLC, HGI or HVF shall so assert in writing;

(cc)         except as otherwise set forth in clause (dd) below, the Series 2010-2 Administrator fails to comply with any of its other agreements or covenants (other than any agreements or covenants relating solely to one or more Other Segregated Series of Notes or Series of Notes) in any Series 2010-2 Related Document or any representation made by the Series 2010-2 Administrator in any Series 2010-2 Related Document is false and the failure to so comply or such false representation, as the case may be, materially and adversely affects the interests of the Series 2010-2 Noteholders and continues to materially and adversely affect the interests of the Series 2010-2 Noteholders for a period of thirty (30) days after the earlier of (i) the date on which the Administrator obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Series 2010-2 Administrator by the Trustee or to the Series 2010-2 Administrator and the Trustee by the Administrative Agent; or

(dd)         HVF or the Series 2010-2 Administrator shall fail to comply with Section 8.01(b) of the Series 2010-2 Note Purchase Agreement (provided that, if the Series 2010-2 Noteholders are not materially and adversely affected by such failure, such failure must continue for a period of five (5) Business Days after the earlier of (i) the date on which HVF or the Series 2010-2 Administrator obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to HVF or the Series 2010-2 Administrator, as applicable, by the Trustee or to HVF or the Series 2010-2 Administrator, as applicable, and the Trustee by any Series 2010-2 Noteholder before such failure shall constitute a Series 2010-2 Amortization Event).

In the case of

(i)            any event described in clauses (a) through (n) or (u) through (x) above, a Series 2010-2 Amortization Event will immediately occur without any notice or other action on the part of the Trustee or any Series 2010-2 Noteholder or

(ii)           any event described in clauses (o) through (t) or (y) through (dd) above, so long as such event is continuing, either the Trustee may, by written notice to HVF or the Series 2010-2 Required Noteholders may, by written notice to HVF and the Trustee declare that a Series 2010-2 Amortization Event has occurred as of the date of the notice.

A Series 2010-2 Amortization Event described in clauses (a) through (l), (n), (o), (p), (q) (with respect to any agreement, covenant or provision in the Series 2010-2 Notes, the Base Indenture, this Series Supplement or any other Series 2010-2 Related Document the amendment or modification of which requires the consent of Series 2010-2 Noteholders holding 100% of the Series 2010-2 Principal Amount or which otherwise prohibits HVF from taking any action without the consent of Series 2010-2 Noteholders holding 100% of the Series 2010-2 Principal Amount), (s) through (x) and (cc) above, and any Series 2010-2 Potential Amortization Event relating to any such Series 2010-2 Amortization Event, may be waived solely with the written consent of Series 2010-2 Noteholders holding 100% of the Series 2010-2 Principal Amount.  Any other Series 2010-2 Amortization Event described in clauses (m), (q) (other than with respect to any agreement, covenant or provision in the Series 2010-2 Notes, the Base Indenture, this Series Supplement or any other Series 2010-2 Related Document, the amendment or modification of which requires the consent of Series 2010-2 Noteholders holding 100% of the Series 2010-2 Principal Amount or which prohibits HVF from taking any action without the consent of Series 2010-2 Noteholders holding more than 100% of the Series 2010-2 Principal Amount), (r), (y) through (bb) and (dd) above may be waived with the written consent of the Series 2010-2 Required Noteholders.

Notwithstanding anything herein to the contrary, a Series 2010-2 Amortization Event described in clauses (i), (j), (k) and (n) above shall be curable at any time.

Section 10.2.   Rights of the Trustee upon Amortization Event or Certain Other Events of Default.

(a)           General.  If and whenever a Series 2010-2 Amortization Event shall have occurred and be continuing, the Trustee may and, at the written direction of the Series 2010-2 Required Noteholders shall, exercise (or direct the Collateral Agent to exercise) from time to time any rights and remedies available to it on behalf of the Series 2010-2 Noteholders under applicable law or any Series 2010-2 Related Documents (other than any portion thereof relating solely to one or more Series of Notes and/or Other Segregated Series of Notes); provided, however, that the Trustee’s rights and remedies pursuant to the provisions of this Section 10.2 shall be exercised only to the extent that (i) such exercise is not detrimental to the rights of the holders of the Notes or the Segregated Notes of any Other Segregated Series of Notes and (ii) such rights and remedies relate to the Series 2010-2 Collateral or the Series 2010-2 Note Obligations.  Any amounts relating to the Series 2010-2 Collateral or the Series 2010-2 Note Obligations obtained by the Trustee (or by the Collateral Agent at the direction of the Trustee) on account of or as a result of the exercise by the Trustee of any right shall be held by the Trustee as additional collateral for the repayment of Series 2010-2 Note Obligations and shall be applied as provided in Article 4.

(b)           Series 2010-2 Limited Liquidation Event of Default.  If a Series 2010-2 Limited Liquidation Event of Default shall have occurred and be continuing, the Trustee, at the written direction of the Series 2010-2 Required Noteholders, shall direct HVF and the Collateral Agent to exercise (and HVF agrees to exercise) all rights, remedies, powers, privileges and claims of HVF relating to the Series 2010-2 Collateral against any party to any Series 2010-2 Related Documents arising as a result of the occurrence of such Series 2010-2 Limited Liquidation Event of Default, or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to HVF as such obligations relate to the Series 2010-2 Collateral and the right to terminate all or a portion of the Series 2010-2 Lease and take possession of Series 2010-2 Vehicles and to give any consent, request, notice, direction, approval, extension or waiver in respect of such Series 2010-2 Lease, and any right of HVF to take such action independent of such direction shall be suspended.  If and whenever a Series 2010-2 Limited Liquidation Event of Default shall have occurred and be continuing, the Trustee may and, at the written direction of the Series 2010-2 Required Noteholders, shall direct HVF to terminate (a) the Nominee Power of Attorney granted to Hertz and direct the Nominee to grant a Nominee Power of Attorney to HVF, the Collateral Agent or the Trustee, as specified by the Trustee, pursuant to Section 2(c) of the Nominee Agreement and/or (b) the Power of Attorney granted to Hertz pursuant to Section 2.6(b) of the Collateral Agency Agreement, in each case, solely to the extent such powers of attorney relate to the Series 2010-2 Collateral.

(c)           Series 2010-2 Manufacturer Programs and Series 2010-2 Vehicles.  (i)  Upon the occurrence of a Series 2010-2 Limited Liquidation Event of Default, the Trustee, at the written direction of the Series 2010-2 Required Noteholders, shall promptly (and in any event within any reasonably practicable period specified in such written direction) instruct the Collateral Agent to return or cause HVF to return the Series 2010-2 Program Vehicles to the related Manufacturers (after the minimum holding period specified in the Manufacturer’s Series 2010-2 Manufacturer Program and, unless otherwise directed by the Series 2010-2 Required Noteholders, so long as a Series 2010-2 Manufacturer Event of Default has not occurred and is continuing with respect to the related Manufacturer) and then, to the extent any Manufacturer fails to accept any such Series 2010-2 Program Vehicles under the terms of the applicable Series 2010-2 Manufacturer Program (or, unless otherwise directed by the Series 2010-2 Required Noteholders, if a Series 2010-2 Manufacturer Event of Default has occurred and is continuing with respect to any Manufacturer), to direct the Collateral Agent to liquidate or cause HVF to liquidate such Series 2010-2 Program Vehicles in accordance with the rights of HVF under the Series 2010-2 Related Documents and to otherwise sell or cause to be sold to third parties all Series 2010-2 Non-Program Vehicles.

(ii)           In addition to, and not in limitation of, the remedies and duties of the Trustee set forth in subsection (i) above or (iii) below, if a Series 2010-2 Limited Liquidation Event of Default shall have occurred and be continuing, the Trustee may, and at the written direction of the Series 2010-2 Required Noteholders shall, direct the Collateral Agent to exercise, or cause HVF to exercise, to the extent necessary, all rights, remedies, powers, privileges and claims of HVF or the Collateral Agent, to the extent such rights, remedies, powers, privileges and claims relate to the Series 2010-2 Collateral, against the Manufacturers under or in connection with the Series 2010-2 Manufacturer Programs.

(iii)          In the event that either (A) an Event of Bankruptcy with respect to any Manufacturer of Series 2010-2 Program Vehicles shall have occurred and is continuing and such Manufacturer shall fail to repurchase any Series 2010-2 Program Vehicles in accordance with the terms of the related Series 2010-2 Manufacturer Program and a Trust Officer has actual knowledge thereof or (B) if there has occurred and is continuing any other Series 2010-2 Manufacturer Event of Default and a Trust Officer has knowledge thereof, the Trustee shall direct the Collateral Agent to sell or cause HVF to sell any and all Series 2010-2 Program Vehicles covered by the related Series 2010-2 Manufacturer Program of such Manufacturer for the highest purchase price offered and, promptly upon receipt, to deposit the proceeds of such sale into the Series 2010-2 Collection Account for allocation hereunder; provided, however, that if any event described in clause (A) or (B) above occurs, HVF shall have three Business Days from such occurrence to redesignate such Series 2010-2 Program Vehicles as Series 2010-2 Non-Program Vehicles in accordance with, and subject to the terms and conditions of, Section 2.6 of the Series 2010-2 Lease before the Trustee may direct the Collateral Agent to sell any such Series 2010-2 Program Vehicles.

(d)           Failure of HVF or the Collateral Agent to Take Action.  If (i) HVF or the Collateral Agent shall have failed, within 10 Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish directions of the Trustee given pursuant to clauses (b) or (c) above, (ii) HVF or the Collateral Agent refuses to take such action or (iii) subject to the proviso set forth in clause (c)(iii), the Trustee reasonably determines that such action must be taken immediately, the Trustee may (and at the written direction of the Series 2010-2 Required Noteholders shall) take such previously directed action (and any related action as permitted under the Series 2010-2 Supplement thereafter determined by the Trustee to be appropriate without the need under this provision or any other provision under the Series 2010-2 Supplement to direct HVF or the Collateral Agent to take such action).  The Trustee may direct the Collateral Agent to institute legal proceedings for the appointment of a receiver or receivers to take possession of the Series 2010-2 Vehicles pending the sale thereof pursuant either to the powers of sale granted by the this Series 2010-2 Supplement, the Collateral Agency Agreement and the other Series 2010-2 Related Documents or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of the Series 2010-2 Supplement.

(e)           Sale of Series 2010-2 Collateral.  Upon any sale of any of the Series 2010-2 Collateral directly by the Trustee, or by the Collateral Agent at the direction of the Trustee, whether made under the power of sale given under this Section 10.2 or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Base Indenture or this Series Supplement:

(i)            the Trustee, any Indenture Noteholder and/or any Enhancement Provider may bid for and purchase the property being sold, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in its own absolute right without further accountability;

(ii)           the Trustee, or the Collateral Agent at the direction of the Trustee, may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii)          all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of HVF of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against HVF, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under HVF or its successors or assigns;

(iv)          the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; and

(v)           to the extent that it may lawfully do so, HVF agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Series 2010-2 Vehicles shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of the Series 2010-2 Supplement.

(f)            Additional Remedies.  In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Series 2010-2 Collateral, the Trustee shall (subject to the foregoing provisions in respect of the Series 2010-2 Vehicles) have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

(g)           Series 2010-2 Amortization Event.  Upon the occurrence of a Series 2010-2 Amortization Event, the Trustee shall exercise all rights and remedies relating to the Series 2010-2 Collateral permitted under the Series 2010-2 Supplement to the extent necessary to pay all interest on and principal of the Series 2010-2 Notes; provided that any such actions shall not adversely affect in any material respect the interests of the Noteholders of any Series of Notes Outstanding and shall not adversely affect in any material respect the interests of the Segregated Noteholders of any Other Segregated Series of Notes Outstanding.

Section 10.3.   Other Remedies.

Subject to the terms and conditions of this Indenture, if a Series 2010-2 Amortization Event occurs and is continuing, the Trustee may pursue any remedy available to it on behalf of the Series 2010-2 Noteholders under applicable law or in equity to collect the payment of principal of or interest on the Series 2010-2 Notes or to enforce the performance of any provision of such Series 2010-2 Notes or the Series 2010-2 Supplement.  In addition, the Trustee may, or shall at the written direction of the Series 2010-2 Required Noteholders, direct the Collateral Agent or HVF to exercise any rights or remedies available under any Series 2010-2 Related Documents or under applicable law or in equity with respect to the Series 2010-2 Notes, in each case, to the extent relating to the Series 2010-2 Collateral; provided that any such actions shall not adversely affect in any material respect the interests of the Noteholders of any Series of Notes Outstanding and shall not adversely affect in any material respect the interests of the Segregated Noteholders of any Other Segregated Series of Notes Outstanding.

The Trustee may maintain a proceeding even if it does not possess any of the Series 2010-2 Notes or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be in its own name as trustee.  All remedies are cumulative to the extent permitted by law.

Section 10.4.   Control by Series 2010-2 Required Noteholders.

The Series 2010-2 Required Noteholders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee on behalf of the Series 2010-2 Noteholders or exercising any trust or power conferred on the Trustee relating to the Series 2010-2 Note Obligations or the Series 2010-2 Collateral.  However, subject to Section 10.1 of the Base Indenture, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Indenture Noteholders, or that may involve the Trustee in personal liability.

Section 10.5.   Collection Suit by the Trustee.

If any Series 2010-2 Amortization Event arising from the failure to make a payment in respect of the Series 2010-2 Notes occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against HVF for the whole amount of principal and interest remaining unpaid on the Series 2010-2 Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; provided, that the Trustee shall not be permitted to recover such a judgment from any Collateral or any Series-Specific Collateral relating to any Other Segregated Series of Notes Outstanding.

Section 10.6.   The Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Series 2010-2 Noteholders relating to the Series 2010-2 Collateral or the Series 2010-2 Note Obligations allowed in any judicial proceedings relative to HVF (or any other obligor upon the Series 2010-2 Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Series 2010-2 Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Series 2010-2 Noteholders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 of the Base Indenture.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which such Series 2010-2 Noteholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any such Series 2010-2 Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Series 2010-2 Notes of such Series 2010-2 Noteholders or the rights of any such Series 2010-2 Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any such Series 2010-2 Noteholder in any such proceeding.

Section 10.7.   Priorities.

If the Trustee collects any money pursuant to this Article, the Trustee shall pay out the money in accordance with the provisions of Article 4 and Article 8.

Section 10.8.   [Reserved]

Section 10.9.   Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the holders of Series 2010-2 Notes is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Series 2010-2 Supplement or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy under the Series 2010-2 Supplement, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 10.10.   Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any holder of any Series 2010-2 Note to exercise any right or remedy accruing upon any Series 2010-2 Amortization Event shall impair any such right or remedy or constitute a waiver of any such Series 2010-2 Amortization Event or an acquiescence therein.  Every right and remedy given by this Article 10 or Article 9 of the Base Indenture or by law to the Trustee or to the holders of Series 2010-2 Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Series 2010-2 Notes, as the case may be.

ARTICLE XI

FORM OF SERIES 2010-2 NOTES

Section 11.1.   Issuance of Series 2010-2 Notes.  The Series 2010-2 Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1 hereto, and will be sold to the Series 2010-2 Noteholders pursuant to and in accordance with the Series 2010-2 Note Purchase Agreement and shall be duly executed by HVF and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture.  Other than in accordance with this Series Supplement and the Series 2010-2 Note Purchase Agreement, the Series 2010-2 Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the Series 2010-2 Noteholders.  The initial Series 2010-2 Notes issued on the Series 2010-2 Closing Date shall bear a face amount equal to up to the Series 2010-2 Maximum Principal Amount as of the Series 2010-2 Closing Date, and shall be initially issued in a principal amount equal to the Series 2010-2 Initial Principal Amount.  Additional Series 2010-2 Notes (“Additional Series 2010-2 Notes”) may be issued subsequent to the Series 2010-2 Closing Date in accordance with Section 8.1 hereof in connection with the addition of an Additional Investor Group pursuant to Section 9.16(a) of the Series 2010-2 Note Purchase Agreement or in connection with the effectuation of an Investor Group Maximum Principal Increase pursuant to Section 9.16(b) of the Series 2010-2 Note Purchase Agreement.  Additional Series 2010-2 Notes issued in connection with (x) the addition of an Additional Investor Group shall bear a face amount equal to up to the Maximum Investor Group Principal Amount with respect to the related Additional Investor Group and shall initially be issued in a principal amount equal to the Additional Investor Group Initial Principal Amount with respect to such Additional Investor Group and (y) an Investor Group Maximum Principal Increase shall bear a face amount equal to up to the Maximum Investor Group Principal Amount with respect to the related Investor Group (immediately after giving effect to such Investor Group Maximum Principal Increase) and shall initially be issued in a principal amount equal to the Investor Group Principal Amount for such Investor Group (immediately after giving effect to such Investor Group Maximum Principal Increase); provided, that in the case of (y) above, no such Additional Series 2010-2 Note shall be delivered to the applicable Investor Group until such Investor Group’s previous Series 2010-2 has been delivered to the Registrar for cancellation.  Upon the issuance of any Additional Series 2010-2 Notes, the Series 2010-2 Maximum Principal Amount shall be increased by an amount equal to (x) in connection with the addition of an Additional Investor Group, the Maximum Investor Group Principal Amount with respect to such Additional Investor Group or (y) in connection with an Investor Group Maximum Principal Increase, the amount by which the Maximum Investor Group Principal Amount with respect to such Investor Group was increased pursuant to such Investor Group Maximum Principal Increase.  The Trustee shall, or shall cause the Registrar, to record any Increases, Decreases or additional issuances with respect to the Series 2010-2 Principal Amount such that the principal amount of the Series 2010-2 Notes that are outstanding accurately reflects all such Increases, Decreases and additional issuances.

The Series 2010-2 Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Series 2010-2 Notes, as evidenced by their execution of the Series 2010-2 Notes.  The Series 2010-2 Notes may be produced in any manner, all as determined by the officers executing such Series 2010-2 Notes, as evidenced by their execution of such Series 2010-2 Notes. The initial sale of the Series 2010-2 Notes is limited to Persons who have executed the Series 2010-2 Note Purchase Agreement.  The sale of Additional Series 2010-2 Notes shall be limited to Persons who become a party to the Series 2010-2 Note Purchase Agreement and Persons who increase their Maximum Investor Group Principal Amount pursuant to an Investor Group Maximum Principal Increase, in each case, in accordance with Section 9.16 thereof.

Section 11.2.   Transfer of Series 2010-2 Notes.

(a)           Subject to the terms of the Indenture and the Series 2010-2 Note Purchase Agreement, the holder of any Series 2010-2 Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Series 2010-2 Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5(a) of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to HVF and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E hereto; provided, that if the holder of any Series 2010-2 Note transfers, in whole or in part, its interest in any Series 2010-2 Note Pursuant to (i) an Assignment and Assumption Agreement substantially in the form of Exhibit B to the Series 2010-2 Note Purchase Agreement or (ii) an Investor Group Supplement substantially in the form of Exhibit C to the Series 2010-2 Note Purchase Agreement, then such Series 2010-2 Noteholder will not be required to submit a certificate substantially in the form of Exhibit E hereto upon transfer of its interest in such Series 2010-2 Note.  In exchange for any Series 2010-2 Note properly presented for transfer, HVF shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2010-2 Notes for the same aggregate principal amount as was transferred.  In the case of the transfer of any Series 2010-2 Note in part, HVF shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Series 2010-2 Notes for the aggregate principal amount that was not transferred.  No transfer of any Series 2010-2 Note shall be made unless the request for such transfer is made by the Series 2010-2 Noteholder at such office.  Neither HVF nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of transferred Series 2010-2 Notes, the Trustee shall recognize the Holders of such Series 2010-2 Note as Series 2010-2 Noteholders.

(b)           Each Series 2010-2 Note shall bear the following legend:

THIS SERIES 2010-2 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS.  THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HVF THAT SUCH SERIES 2010-2 NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO HVF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF HVF, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT E TO THE SERIES 2010-2 SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF HVF, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

The required legends set forth above shall not be removed from the Series 2010-2 Notes except as provided herein.

ARTICLE XII

GENERAL

Section 12.1.   Optional Redemption of Series 2010-2 Notes.  The Series 2010-2 Notes shall be subject to repurchase (in whole) by HVF at its option, upon three (3) Business Days’ prior written notice to the Trustee, in accordance with Section 6.2 of the Base Indenture at any time.  The repurchase price for any Series 2010-2 Note (in each case, the “Series 2010-2 Repurchase Amount”) shall equal sum of (a) the aggregate outstanding principal balance of such Series 2010-2 Notes (determined after giving effect to any payments of principal and interest on the Payment Date immediately preceding the date of purchase pursuant to this Section 12.1) plus (b)(i) with respect to the portion of such principal balance which was funded with Series 2010-2 Commercial Paper issued at a discount, all accrued and unpaid discount on such Series 2010-2 Commercial Paper from the issuance date(s) thereof to the date of purchase under this Section 12.1 and the aggregate discount to accrue on such Series 2010-2 Commercial Paper from the date of purchase under this Section 12.1 to the maturity date of such Series 2010-2 Commercial Paper, or (ii) with respect to the portion of such principal balance which was funded with Series 2010-2 Commercial Paper that was not issued at a discount, all accrued and unpaid interest on such Series 2010-2 Commercial Paper from the issuance date(s) thereof to the date of purchase under this Section 12.1 (and any breakage costs associated with the prepayment of such interest-bearing Series 2010-2 Commercial Paper), or (iii) with respect to the portion of such principal balance which was funded other than with Series 2010-2 Commercial Paper, all accrued and unpaid interest on such principal balance through the date of purchase under this Section 12.1, plus (c) any other amounts then due and payable to the holders of such Series 2010-2 Notes pursuant hereto and pursuant to the Series 2010-2 Note Purchase Agreement.

Section 12.2.   Information.  (a) On or before the fourth Business Day prior to each Payment Date (unless otherwise agreed to by the Trustee), HVF shall cause the Series 2010-2 Administrator to furnish to the Trustee a Monthly Noteholders’ Statement with respect to the Series 2010-2 Notes, in a Microsoft Excel electronic file (or similar electronic file) substantially in the form of Exhibit F-1, setting forth, inter alia, the following information:

(i)            the total amount available to be distributed to Series 2010-2 Noteholders on such Payment Date;

(ii)           the amount of such distribution allocable to the payment of principal of the Series 2010-2 Notes;

(iii)          the amount of such distribution allocable to the payment of interest on the Series 2010-2 Notes;

(iv)          the Series 2010-2 Controlled Amortization Amount, if any, for the related Series 2010-2 Controlled Amortization Payment Date;

(v)           the Series 2010-2 Enhancement Amount, the Series 2010-2 Adjusted Enhancement Amount, the Series 2010-2 Liquidity Amount, the Series 2010-2 Adjusted Liquidity Amount, in each case, as of the close of business on the last day of the Related Month;

(vi)          whether, to the knowledge of the Series 2010-2 Administrator, any Lien exists on any of the Series 2010-2 Collateral (other than Permitted Liens);

(vii)         whether, to the knowledge of the Series 2010-2 Administrator, any Series 2010-2 Operating Lease Event of Default has occurred;

(viii)        whether, to the knowledge of the Series 2010-2 Administrator, any Series 2010-2 Amortization Event or Series 2010-2 Potential Amortization Event has occurred;

(ix)           the Series 2010-2 Aggregate Asset Amount and the amount of the Series 2010-2 Aggregate Asset Amount Deficiency, if any, as of the close of business on the last day of the Related Month and whether a Series 2010-2 Enhancement Deficiency existed and the amount thereof, in each case, as of the close of business on the last day of the Related Month;

(x)            the Bankrupt Manufacturer Vehicle Amount, the Bankrupt Manufacturer Vehicle Percentage, the Capped Category 2 Manufacturer Program Vehicle Percentage, the Category 1 Manufacturer Eligible Program Vehicle Amount, the Category 1 Manufacturer Eligible Program Vehicle Percentage, the Category 1 Manufacturer Non-Eligible Program Vehicle Amount, the Category 1 Manufacturer Non-Eligible Program Vehicle Percentage, the Category 2 Manufacturer Eligible Program Vehicle Amount, the Category 2 Manufacturer Eligible Program Vehicle Percentage, the Category 2 Manufacturer Non-Eligible Program Vehicle Amount, the Category 2 Manufacturer Non-Eligible Program Vehicle Percentage, the Category 2 Manufacturer Program Vehicle Percentage, the Category 3 Manufacturer Vehicle Amount, the Manufacturer Eligible Program Vehicle Amount, the Manufacturer Non-Eligible Program Vehicle Amount, the Manufacturer Non-Eligible Vehicle Amount, the Non-Eligible Vehicle Amount, the Non-Investment Grade Manufacturer Program Vehicle Amount, the Non- Program Vehicle Amount, the Non-Program Vehicle Percentage and the Standard & Poor’s Ineligible Receivable Manufacturer Receivable Amount as of the close of business on the last day of the Related Month;

(xi)           the Non-Eligible Manufacturer Amount as of the close of business on the last day of the Related Month;

(xii)          the Series 2010-2 Bankrupt Manufacturer Enhancement Percentage, the Series 2010-2 Highest Enhancement Percentage, the Series 2010-2 Intermediate Enhancement Percentage, the Series 2010-2 Lowest Enhancement Percentage, Series 2010-2 Intermediate Enhancement Vehicle Percentage, the Series 2010-2 Required Enhancement Percentage, Series 2010-2 Standard & Poor’s Enhancement Amount, the Nissan Percentage, the Nissan Program Percentage, the Nissan Enhancement Percentage, Series 2010-2 Standard & Poor’s Enhancement Percentage, Series 2010-2 Standard & Poor’s Additional Incremental Enhancement Amount and Series 2010-2 Standard & Poor’s Additional Enhancement Amount as of the close of business on the last day of the Related Month and the Market Value Average and Non-Program Vehiclxxxxe Measurement Month Average and all calculations related thereto;

(xiii)         each of the Series 2010-2 Manufacturer Amounts as of the close of business on the last day of the Related Month;

(xiv)        the Series 2010-2 Required Incremental Enhancement Amount, if any, as of the close of business on the last day of the Related Month;

(xv)         the Series 2010-2 Required Liquidity Amount, if any, as of the close of business on the last day of the Related Month, and whether a Series 2010-2 Liquidity Deficiency with respect to any Class of Series 2010-2 Notes existed and the amount thereof, in each case, as of the close of business on the last day of the Related Month;

(xvi)        the Series 2010-2 Required Enhancement Amount as of the close of business on the last day of the Related Month;

(xvii)       the Series 2010-2 Required Overcollateralization Amount, the Series 2010-2 Overcollateralization Amount and the Series 2010-2 Required Asset Amount, in each case, as of the close of business on the last day of the Related Month;

(xviii)      the Series 2010-2 Required Reserve Account Amount and the Series 2010-2 Available Reserve Account Amount, in each case, as of the close of business on the last day of the Related Month;

(xix)         the percentage, Manufacturer Eligible Program Vehicle Amount and rating of the related Manufacturer of all Series 2010-2 Vehicles, with respect to each Manufacturer including such information grouped according to whether each such Manufacturer is a Category 1 Manufacturer, a Category 2 Manufacturer, a Category 3 Manufacturer or a Standard & Poor’s Ineligible Receivable Manufacturer, as of the close of business on the last day of the Related Month which were Series 2010-2 Eligible Program Vehicles manufactured by such Manufacturer;

(xx)          the percentage, Manufacturer Non-Eligible Vehicle Amount and rating of the related Manufacturer of all Series 2010-2 Vehicles, with respect to each Manufacturer which is not a Series 2010-2 Eligible Program Manufacturer, as of the close of business on the last day of the Related Month which were Series 2010-2 Program Vehicles manufactured by such Manufacturer;

(xxi)         the percentage, Manufacturer Non-Eligible Program Vehicle Amount and rating of the related Manufacturer of all Series 2010-2 Vehicles, with respect to each Manufacturer, as of the close of business on the last day of the Related Month that were Series 2010-2 Non-Program Vehicles manufactured by such Manufacturer;

(xxii)        the Series 2010-2 Letter of Credit Liquidity Amount, the Series 2010-2 Demand Note Payment Amount and the Series 2010-2 Letter of Credit Amount, in each case, as of the close of business on the last day of the Related Month; and

(xxiii)       the Series 2010-2 Principal Amount and the Series 2010-2 Adjusted Principal Amount, in each case, as of such Payment Date.

The Trustee shall provide to the Series 2010-2 Noteholders, or their designated agent, copies of each Monthly Noteholders’ Statement.

Section 12.3.   Exhibits.  The following exhibits attached hereto supplement the exhibits included in the Indenture.

Exhibit A-1:	Series 2010-2 Variable Funding Rental Car Asset Backed Notes
Exhibit B:	Form of Series 2010-2 Letter of Credit
Exhibit C:	Form of Lease Payment Deficit Notice
Exhibit D:	Form of Series 2010-2 Letter of Credit Reduction Notice
Exhibit E:	Form of Purchaser’s Letter
Exhibit F-1:	Form of Monthly Noteholders’ Statement
Exhibit G-1:	Form of Demand Notice
Exhibit G-2:	Form of Series 2010-2 Demand Note
Exhibit H:	Form of Estimated Interest Adjustment Notice

Section 12.4.   Ratification of Base Indenture.  As supplemented by this Series Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

Section 12.5.   Notices to Funding Agents.  The Trustee shall provide to each Funding Agent a copy of each notice to the Series 2010-2 Noteholders, Opinion of Counsel delivered to the Trustee and Officer’s Certificate delivered to the Trustee pursuant to this Series Supplement or any other Series 2010-2 Related Document.  Each such Opinion of Counsel to be delivered to each Funding Agent shall be addressed to each Funding Agent, shall be from counsel reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent.  All such notices, opinions, certificates or other items to be delivered to the Funding Agents shall be forwarded, simultaneously, to the address of each Funding Agent set forth in the Series 2010-2 Note Purchase Agreement.

Section 12.6.   Third Party Beneficiary.  The Administrative Agent is an express third party beneficiary of (i) the Base Indenture and (ii) this Series Supplement.

Section 12.7.   Counterparts.  This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 12.8.   Governing Law.  This Series Supplement shall be construed in accordance with the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

Section 12.9.   Amendments. (a) The provisions of this Series Supplement may be modified, waived or amended from time to time in accordance with the terms of the Base Indenture, provided that if, pursuant to the terms of the Base Indenture or this Series Supplement, the consent of the Required Noteholders of this Series of Indenture Notes is required for an amendment or modification of this Series Supplement, such requirement shall be satisfied if such amendment or modification is consented to by the Series 2010-2 Required Noteholders; provided, further, that, any amendment or other modification to this Series Supplement or any of the Series 2010-2 Related Documents that would extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on the Series 2010-2 Notes (or reduce the principal amount of or rate of interest on the Series 2010-2 Notes), alter any provisions (including any relevant definitions) relating to the pro rata treatment of payments to the Series 2010-2 Noteholders, the Conduit Investors and the Committed Note Purchasers, amend or modify this Section 12.9 or otherwise amend or modify any provision relating to the amendment or modification of this Series Supplement, or, pursuant to the Series 2010-2 Related Documents, would require the consent of 100% of the Series 2010-2 Noteholders or each Series 2010-2 Noteholder affected by such amendment or modification, shall require the prior written consent of each Conduit Investor and Committed Note Purchaser or each Conduit Investor and each Committed Note Purchaser affected thereby, as applicable.

(b) Notwithstanding the foregoing (but subject to the first proviso in the first sentence of Section 12.2(a) of the Base Indenture):

(i) Any change in the definition of the terms “Series 2010-2 Aggregate Asset Amount”, “Series 2010-2 Aggregate Asset Amount Deficiency”, “Series 2010-2 Eligible Manufacturer Program”, “Series 2010-2 Eligible Manufacturer”, “Series 2010-2 Eligible Program Manufacturer”, “Series 2010-2 Ineligible Asset Amount”, “Series 2010-2 Limited Liquidation Event of Default” or “Series 2010-2 Manufacturer Program” or the applicable amount of Enhancement with respect to the Series 2010-2 Notes shall require the consent of each Series 2010-2 Noteholder affected thereby;

(ii) Any amendment, waiver or other modification that would amend or otherwise modify any Series 2010-2 Amortization Event shall require the consent of each Series 2010-2 Noteholder affected thereby; and

(iii) Any amendment, waiver or other modification that would (A) approve the assignment or transfer by HVF of any of its rights or obligations under any Segregated Series 2010-2 Document to which it is a party, except pursuant to the express terms thereof; or (B) release any obligor under any Segregated Series 2010-2 Document to which it is a party, except pursuant to the express terms thereof, shall require in each case the consent of Series 2010-2 Noteholders holding not less than 66⅔% of the Series 2010-2 Outstanding Principal Amount.

No failure or delay on the part of any Series 2010-2 Noteholder or the Trustee in exercising any power or right under the Indenture or any other Series 2010-2 Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

Section 12.10.   Covenant Regarding Affiliate Issuers.  HVF shall not issue or sell Series 2010-2 Notes to an Affiliate Issuer unless, in connection with such issuance or sale, such Affiliate Issuer has assigned all voting, consent and control rights associated with such Series 2010-2 Notes to Persons that are not Affiliates of HVF.

Section 12.11.   Termination of Series Supplement.  This Series Supplement shall cease to be of further effect when (i) all Outstanding Series 2010-2 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2010-2 Notes which have been replaced or paid) to the Trustee for cancellation, (ii) HVF has paid all sums payable hereunder and (iii) the Series 2010-2 Demand Note Payment Amount is equal to zero or the Series 2010-2 Letter of Credit Liquidity Amount is equal to zero.

Section 12.12.   Discharge of Indenture.  Notwithstanding anything to the contrary contained in the Base Indenture, so long as this Series Supplement shall be in effect in accordance with Section 12.11 of this Series Supplement, no discharge of the Indenture pursuant to Section 11.1(b) of the Base Indenture shall be effective as to the Series 2010-2 Notes without the consent of the Series 2010-2 Required Noteholders.

Section 12.13.   No Recourse.  The obligations of HVF hereunder are solely the obligations of HVF.  No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Series 2010-2 Supplement against any member, employee, officer or director of HVF.  Fees, expenses, costs or other obligations payable by HVF hereunder shall be payable by HVF to the extent and only to the extent that HVF is reimbursed therefor pursuant to any of the Series 2010-2 Related Documents.  In the event that HVF is not reimbursed for such fees, expenses, costs or other obligations, the excess unpaid amount of such fees, expenses, costs or other obligations shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, HVF. Nothing in this Section 12.13 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Series 2010-2 Collateral.

Section 12.14.   Administration of Accounts.  HVF may instruct (by standing instructions or otherwise) the institution maintaining each of the Series 2010-2 Accounts, the Series 2010-2 Reserve Account, the Series 2010-2 Cash Collateral Accounts and the Series 2010-2 Distribution Account (together, the “Accounts”) to invest funds on deposit in such Account from time to time in Series 2010-2 Permitted Investments; provided, however, that (x) any such investment in the Series 2010-2 Excess Collection Account shall mature not later than the Business Day following the date on which such funds were received (including funds received upon a payment in respect of a Series 2010-2 Permitted Investment made with funds on deposit in the Series 2010-2

Collection Account) and (y) any such investment in the Series 2010-2 Collection Account, the Series 2010-2 Accrued Interest Account, the Series 2010-2 Reserve Account, any Series 2010-2 Cash Collateral Account or the Series 2010-2 Distribution Account shall mature not later than the Business Day prior to the first Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Series 2010-2 Permitted Investment made with funds on deposit in such Account), unless any such Series 2010-2 Permitted Investment is held with the Trustee, in which case such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on or prior to such Payment Date.  HVF shall not direct the Trustee to dispose of (or permit the disposal of) any Series 2010-2 Permitted Investments prior to the maturity date thereof to the extent such disposal would result in a loss of the initial purchase price of such Series 2010-2 Permitted Investment.  In the absence of written investment instructions hereunder, funds on deposit in the Accounts shall remain uninvested.

IN WITNESS WHEREOF, HVF and the Trustee have caused this Series Supplement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HERTZ VEHICLE FINANCING LLC

By:	/s/ Scott Massengill
Name: Scott Massengill
Title: Vice President & Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee,

By:	/s/ John D. Ask
Name: John D. Ask
Title: Senior Associate